      As filed with the Securities and Exchange Commission on May 15, 2000
                                                   Registration No. 333-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           REGISTRY MAGIC INCORPORATED
             (Exact Name of registrant as specified in its charter)

           FLORIDA                             7372                      65-0623427
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)         Classification Code No.)      Identification No.)

                              --------------------

                         6251 PARK OF COMMERCE BOULEVARD
                            BOCA RATON, FLORIDA 33487
                                 (561) 367-0408
  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                                 LAWRENCE COHEN
                           REGISTRY MAGIC INCORPORATED
                         6251 PARK OF COMMERCE BOULEVARD
                            BOCA RATON, FLORIDA 33487
                                 (561) 367-0408
                           TELECOPIER: (561) 367-0608
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:

  James M. Schneider, Esq.                    Terry D. Carlone, Esq.
  Joel D. Mayersohn, Esq.                     Synergex International Corporation
  Atlas Pearlman, P.A.                        2330 Gold Meadow Way
  350 East Las Olas Blvd., Suite 1700         Gold River, CA 95670
  Fort Lauderdale, FL 33301                   (916) 635-7300
  (954) 763-1200                              Telecopier: (916) 635-6549
  Telecopier: (954) 766-7800

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement and the satisfaction of the conditions set forth in the merger agreement.

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum   Proposed Maximum       Amount of
Title of Each Class of                      Amount to be   Offering Price       Aggregate         Registration
Securities To Be Registered                  Registered       Per Unit        Offering Price           Fee
---------------------------                 -----------   ----------------   -----------------    ------------
Common Stock, $0.001 par value               5,000,000(1)       $1.50(3)        $7,500,000(1)        $1,980.00

Series A Preferred Stock, $0.01 par value      779,750(2)       $2.00(4)        $1,559,500(2)(4)     $  411.71
                                                                                                    ----------
Total                                                                                                $2,391.71
                                                                                                     =========

---------------

(1) Represents the maximum number of shares of Registry Magic Incorporated ("Registry") common stock issuable in connection with the merger (i) in exchange for shares of Synergex International Corporation ("Synergex") common shares (1,000,000 shares) and (ii) upon conversion of Registry Series A convertible preferred stock (4,000,000 shares).

(2) Represents the maximum number of shares of Series A convertible preferred stock issuable in connection with the merger.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) adopted under the Securities Act based upon the average of the closing bid and asked price as of May 11, 2000.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) adopted under the Securities Act based on the market price of Registrant's common shares into which the preferred stock is convertible.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      Registry Magic Incorporated             Synergex International Corporation
               [logo]                                       [logo]

                 MERGER PROPOSAL -- YOUR VOTE IS VERY IMPORTANT

         The boards of directors of Registry Magic Incorporated ("Registry") and Synergex International Corporation ("Synergex") have unanimously approved a merger in which Synergex will become a wholly-owned subsidiary of Registry. The parent company will be named Synergex International Corporation, and is expected to benefit from the complementary strengths of Registry and Synergex.

         In the merger, each share of Synergex common stock will be converted into up to 1.28246 shares of Registry common stock and one share of Registry Series A convertible preferred stock. The merger will not change the aggregate number of shares held by Registry shareholders before the merger. Registry shareholders' ownership percentage of the total shares of Registry outstanding after the merger will decrease. Former shareholders of Synergex, assuming conversion of all of the Series A convertible preferred shares at the minimum conversion price of $2.00 per share, will own 5,000,000 shares of common stock equivalent to approximately 48.2% of Registry. Registry shareholders will own 5,380,068 shares of common stock equivalent to approximately 51.8% of Registry. This does not include options to purchase up to an additional 1,150,000 shares of Registry's common stock to be issued to persons designated by Synergex and mutually agreed to by Registry and Synergex at the effective time of the merger.

         Shareholders of Synergex are being asked, at Synergex's special meeting of shareholders, to approve:

         - the merger agreement and the merger of Synergex with a subsidiary of Registry.

         Synergex's board of directors has unanimously approved the merger agreement and the merger and declared them advisable and recommends that shareholders vote to approve these proposals.

         Shareholders of Registry are being asked, at Registry's special meeting of shareholders, to approve:

         - the possible issuance of in excess of 19.99% of the presently issued and outstanding common stock of Registry upon the conversion of Registry's Series A convertible preferred stock, in connection with the proposed merger;

         - a proposal to amend Registry's Articles of Incorporation which would change the name of Registry to "Synergex International Corporation";

         - a proposal to amend Registry's 1999 Stock Option Plan to increase the total number of shares of common stock available under such plan from 500,000 shares to 2,000,000 shares.

         Registry's board of directors has unanimously approved the stock issuances, the Amended Articles of Incorporation and the amendment to the 1999 Stock Option Plan and declared them advisable and recommends that shareholders vote to approve these proposals.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REGISTRY COMMON STOCK OR PREFERRED STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT AND PROSPECTUS IS ACCURATE OR ADEQUATE.

         This proxy statement and prospectus is dated ____________, 2000 and is first being mailed to shareholders on or about ______________, 2000.

                       SYNERGEX INTERNATIONAL CORPORATION
                              2330 Gold Meadow Way
                          Gold River, California 95670

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD _________, 2000

To the Shareholders of Synergex International Corporation:

         Take notice that a special meeting of shareholders of Synergex International Corporation ("Synergex") will be held on __________, 2000, at 10:00 a.m., local time, at 2330 Gold Meadow Way, Gold River, California, to consider and vote upon the following matters:

         1. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 11, 2000, as amended, among Synergex, certain shareholders of Synergex, Registry Magic Incorporated ("Registry") and a wholly-owned subsidiary of Registry. Pursuant to the merger agreement, among other things: (a) Synergex will be merged with and into the Registry subsidiary corporation, and the Registry subsidiary corporation as the surviving corporation will become a wholly-owned subsidiary of Registry, which will be re-named "Synergex International Corporation, Delaware"; and (b) Shares of Synergex common stock (other than shares for which appraisal rights are perfected under the laws of the State of California) will be converted into and become the right to receive: (i) up to 1.28246 shares of common stock of Registry and one share of Series A convertible preferred stock of Registry for each common share, and (ii) cash which will be paid in lieu of issuing fractional shares of Registry common stock and preferred stock.

         2. Any other business which may properly come before the special meeting or any adjournment or postponement of the special meeting.

         Synergex's board of directors has unanimously approved the merger agreement and the merger and declared them advisable and recommends that shareholders vote to approve these proposals.

         These items of business are more fully described in the proxy statement and prospectus, which is attached to and made a part of this notice, and which you are urged to read carefully.

         The board of directors has fixed the close of business on May ___, 2000 as the record date for determining shareholders entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. Under California law approval of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Synergex common stock.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Thomas J. Powers, Secretary

________________, 2000

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT SHAREHOLDER HAS RETURNED A PROXY.

                           REGISTRY MAGIC INCORPORATED
                         6251 Park of Commerce Boulevard
                            Boca Raton, Florida 33487

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD _______, 2000

To the Shareholders of Registry Magic Incorporated:

         This shall serve as notice that a special meeting of shareholders of Registry Magic Incorporated, a Florida corporation ("Registry"), will be held at 10:00 a.m., local time, on __________, 2000 at _____________________, Boca
Raton, Florida to consider and vote upon the following matters:

         1. A proposal to approve the possible issuance of in excess of 19.99% of the presently issued and outstanding common stock of Registry upon the conversion of Registry's Series A convertible preferred stock, in connection with the proposed merger pursuant to which Synergex will become a wholly-owned subsidiary of Registry.

         2. A proposal to approve and adopt Amended Articles of Incorporation, pursuant to which Registry's corporate name shall be changed to "Synergex International Corporation". The Amended Articles of Incorporation will become effective simultaneously with the closing of the merger. If the merger is not completed for any reason, the Amended Articles of Incorporation will not become effective.

         3. A proposal to approve an amendment to our 1999 Stock Option Plan to increase the total number of shares of common stock available for issuance under such plan from 500,000 shares to 2,000,000 shares.

         4. Any other business which may properly come before the special meeting or any adjournment or postponement of the special meeting.

         Registry's board of directors has unanimously approved the stock issuances, the Amended Articles of Incorporation and the amendment to the 1999 Stock Option Plan, and recommends that you vote "FOR" approval of these proposals. We have described these proposals in more detail in the accompanying proxy statement and prospectus, which you should read in its entirety before voting.

         The board of directors has fixed the close of business on May __, 2000 as the record date for determining shareholders entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. The proposal to issue shares of Registry common stock in the merger and the proposal to approve the amendment to our 1999 Stock Option Plan must be approved by a majority of the votes cast on the proposal. For this purpose, the holders of at least a majority of all outstanding shares of Registry common stock must be represented at the meeting. The proposal to approve and adopt Amended Articles of Incorporation must be approved by the holders of a majority of the outstanding shares of Registry common stock.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    Lawrence Cohen, Chairman
_____________, 2000

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT SHAREHOLDER HAS RETURNED A PROXY.

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
WHERE YOU CAN FIND MORE INFORMATION................................................................

FORWARD-LOOKING STATEMENTS.........................................................................

QUESTIONS AND ANSWERS
   ABOUT THE REGISTRY AND SYNERGEX MERGER..........................................................

SUMMARY............................................................................................
         General...................................................................................
         The Companies.............................................................................
         Summary of the Transaction................................................................

RISK FACTORS.......................................................................................

THE SPECIAL MEETINGS...............................................................................
         General...................................................................................
         Matters to be Considered at the Registry Special Meeting..................................
         Matters to be Considered at the Synergex Special Meeting..................................
         Votes Required for Approval...............................................................
         Voting and Quorum at the Special Meetings.................................................
         Treatment of Abstentions..................................................................
         Proxies - Registry........................................................................
         Proxies - Synergex........................................................................
         Procedure for Revocation of Proxies by Registry Shareholders..............................
         Procedure for Revocation of Proxies by Synergex Shareholders..............................
         Registry Dissenters' Rights...............................................................
         Synergex Dissenters' Rights under California Law..........................................
         Expenses of Solicitation..................................................................
         Recommendation of the Board of Directors..................................................

THE MERGER.........................................................................................
         Background of the Merger..................................................................
         Registry..................................................................................
         Synergex..................................................................................
         Effects of the Merger.....................................................................
         Financing the Merger......................................................................
         Accounting Treatment......................................................................
         Federal Income Tax Considerations in the United States....................................
         Dissenters' Rights........................................................................
         Interests of Persons in the Merger........................................................
         Material Contracts Between Registry and Synergex..........................................

THE MERGER AGREEMENT...............................................................................
         General...................................................................................
         Effective Time of the Merger..............................................................
         Exchange of Certificates..................................................................
         Fractional Shares.........................................................................

         Representations...........................................................................
         Conduct of Business Pending the Merger....................................................
         Conditions to Consummation of the Merger..................................................
         Termination...............................................................................
         Expenses and Fees.........................................................................
         Voting Agreements.........................................................................
         Election Agreement........................................................................

COMPARATIVE PER SHARE MARKET PRICE DATA............................................................

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA...................................................
         Selected Historical Condensed Financial Data - Registry...................................
         Selected Historical Condensed Financial Data - Synergex...................................
         Selected Unaudited Pro Forma Combined Financial Data......................................
         Registry Magic Incorporated and Synergex International Corporation........................

BUSINESS OF REGISTRY...............................................................................
         Introduction..............................................................................
         Industry Background.......................................................................
         Strategy..................................................................................
         Products..................................................................................
         Strategic Relationships...................................................................
         Research and Development Expenses.........................................................
         Sales and Marketing.......................................................................
         Suppliers and Licensors...................................................................
         Proprietary Rights........................................................................
         Competition...............................................................................
         Employees.................................................................................
         Properties................................................................................
         Legal Proceedings.........................................................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS - REGISTRY..................................................
         Overview..................................................................................
         Results of Operations.....................................................................
         Liquidity and Capital Resources...........................................................
         Impact of the "Year 2000" on Registry Products............................................
         Recent Accounting Pronouncements..........................................................

DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRY.......................................................
         Directors and Executive Officers..........................................................
         Executive Compensation....................................................................
         Option Grants in the Last Fiscal Year.....................................................
         Aggregated Option Exercises in the Last Fiscal Year and the Fiscal
            Year-End Option Values.................................................................
         Employment Agreement......................................................................
         Compensation of Directors.................................................................

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................................................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
   AND MANAGEMENT OF REGISTRY......................................................................

DESCRIPTION OF CAPITAL STOCK.......................................................................
         Common Stock..............................................................................
         Preferred Stock...........................................................................
         Certain Provisions of the Articles of Incorporation, Bylaws
            and Florida Law........................................................................
         Transfer Agent and Registrar..............................................................

BUSINESS OF SYNERGEX...............................................................................
         General...................................................................................
         Products and Services.....................................................................
         Marketing, Sales and Distribution.........................................................
         Customers.................................................................................
         Customer and Reseller Support and Services................................................
         Product and Service Development...........................................................
         Competition...............................................................................
         Proprietary Rights........................................................................
         Manufacturing and Product Packaging.......................................................
         Employees.................................................................................
         Properties................................................................................
         Legal Proceedings.........................................................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS - SYNERGEX..................................................
         Overview..................................................................................
         Results of Operations.....................................................................
         Liquidity and Capital Resources...........................................................
         Year 2000 Readiness.......................................................................
         Recent Accounting Pronouncements..........................................................
         Seasonality...............................................................................

DIRECTORS AND EXECUTIVE OFFICERS OF SYNERGEX.......................................................
         Directors and Executive Officers..........................................................
         Executive Compensation....................................................................
         Option Grants in the Last Fiscal Year.....................................................
         Aggregated Option Exercises in the Last Fiscal Years and the Fiscal
            Year-End Option Values.................................................................
         Employment Contracts......................................................................
         Compensation of Directors.................................................................

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................................................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
   AND MANAGEMENT OF SYNERGEX......................................................................

COMPARISON OF RIGHTS OF HOLDERS OF SYNERGEX,
   REGISTRY COMMON STOCK...........................................................................

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS........................................

LEGAL OPINIONS.....................................................................................

EXPERTS............................................................................................

FINANCIAL INFORMATION

Appendix A - Agreement and Plan of Merger, as amended

Appendix B - Voting Agreement, dated February 11, 2000, between Kenneth Lidster, Michele Wong and Registry Magic Incorporated

Appendix C - Voting Agreement, dated February 11, 2000, between Alliant Holding & Transfer Company and Synergex International Corporation

Appendix D - Chapter 13 of Division 1 of the California General Corporation Law relating to Dissenters' Rights

                       WHERE YOU CAN FIND MORE INFORMATION

         Registry files annual, quarterly and special reports, as well as registration and proxy statements and other information, with the SEC. You may read and copy any document filed with the SEC by Registry, including this registration statement on Form S-4 and exhibits, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549 or at the SEC's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can get further information from the SEC's Public Reference Room by calling 1-800-SEC-0330. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies like Registry that are filed electronically with the SEC.

         This proxy statement and prospectus is part of a registration statement on Form S-4 filed by Registry with the SEC under the Securities Act of 1933 with respect to this offering of common and preferred stock. This proxy statement and prospectus, which is a part of the registration statement on Form S-4, does not contain all of the information filed with the SEC. For a fuller understanding of this offering, you may wish to see the complete registration statement on Form S-4 that may be obtained from the locations described above.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This proxy statement/prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to expectations concerning matters that are not historical facts. Words such as "projects," "believes," "anticipates," "plans," "expects," "intends," and similar words and expressions are intended to identify forward-looking statements. Although Registry and Synergex each believe that such forward-looking statements are reasonable, neither can assure you that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed herein including, without limitation, in the "Risk Factors" beginning on page ____. All forward-looking statements are expressly qualified in their entirety by these factors and all related cautionary statements. Neither Registry nor Synergex undertake any obligation to update any forward-looking statements.

                              QUESTIONS AND ANSWERS
                     ABOUT THE REGISTRY AND SYNERGEX MERGER

Q:   WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: Registry and Synergex are proposing to merge because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, earning power and growth potential than either company would have on its own.

Q:   WHAT DO I NEED TO DO NOW?

A. Synergex and Registry shareholders should carefully read and consider the information contained in this document, then fill out and sign your proxy card. Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the applicable meeting. Your proxy card will instruct the persons named on the card to vote your shares at the meeting as you direct on the card. The boards of directors of Registry and Synergex have each unanimously recommended that shareholders vote in favor of the proposed merger.

Q:   WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Just send a later-dated, signed proxy or proxy card to your company's secretary before your meeting. Or, you can attend your meeting in person and vote. You may also revoke your proxy by sending written notice to your company's secretary before your meeting.

Q: IF MY BROKER HOLDS MY REGISTRY SHARES IN NOMINEE OR "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your Registry shares only if you provide instructions on how to vote. You should follow the directions provided by your broker to vote your shares.

Q:   WHAT WILL SYNERGEX SHAREHOLDERS RECEIVE IN THE MERGER?

A: If the merger is consummated, Synergex shareholders will have the right to receive, in exchange for each share of Synergex common stock they own (other than shares as to which dissenters' rights are properly exercised under California law), up to 1.28246 shares of Registry common stock and 1 share of Registry Series A convertible preferred stock. Registry will not issue fractional shares. Instead, Synergex shareholders will receive cash for any fractional Registry share owed to them. The exact number of shares of Registry common stock to be received will depend upon the number of shares of Synergex's outstanding at the effective time of the merger. As of the date of the prospectus there are 779,750 shares outstanding. Up to an additional 159,417 shares may be issued upon conversion of Synergex options. If all the options are exercised, the exchange ratio will be 1.06477.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Synergex shareholders will receive written instructions for exchanging their stock certificates. Registry shareholders will keep their existing certificates. However, Registry shareholders may elect to surrender their stock certificates in exchange for certificates reflecting the new name for the corporation.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:   We expect to complete the merger shortly after receiving shareholder approval at the meetings.

Q:   WHEN WILL SYNERGEX SHAREHOLDERS BE PERMITTED TO SELL THE REGISTRY SHARES
THEY RECEIVE IN THE MERGER?

A: Pursuant to the merger agreement, each Synergex shareholder will be entitled to sell or transfer the Registry common stock received by that shareholder in the merger as follows:

         - 25% of such Registry common stock may be sold on or after the 90th day after the merger;

         - an additional 25% of such Registry common stock may be sold on or after the 180th day after the merger;

         - an additional 25% of such Registry common stock may be sold on or after the 270th day after the merger; and

         - an additional 25% of such Registry common stock may be sold on or after the 360th day after the merger.

         However, those shareholders who are officers, directors, or otherwise considered an "affiliate" of Synergex under the SEC rules immediately before the merger or of Registry following the merger must also comply with Rule 144 of the Securities Act of 1933, as amended.

Q:   WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SYNERGEX
SHAREHOLDERS?

A: The exchange of shares by Synergex shareholders generally tend to be tax-free to Synergex shareholders for federal income tax purposes. However, Synergex shareholders will be subject to taxation with respect to cash received for fractional or dissenting shares. To review certain federal income tax consequences to Synergex shareholders in greater detail, see pages ____. Synergex shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicable federal, state, local and foreign tax consequences.

Q:   ARE THERE ANY RISKS ASSOCIATED WITH THE MERGER?

A:   The merger does involve risks.  For a discussion of certain risk factors that should be considered in evaluating the merger, see "Risk Factors" beginning on page ____.

Q.   WHO CAN HELP ANSWER MY QUESTIONS ABOUT THE MERGER?

A.   If you have more questions about the merger, you should contact:

If to Registry to:         Registry Magic Incorporated
                           6251 Park of Commerce Boulevard
                           Boca Raton, Florida 33487
                           Attention: Secretary
                           Telephone: (561) 367-0408

If to Synergex to:         Synergex International Corporation
                           2330 Gold Meadow Way
                           Gold River, California 95670
                           Attention: Michele C. Wong
                           Telephone: (916) 635-7300

                                     SUMMARY

         This summary highlights selected information from this joint proxy statement and prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire joint proxy statement and prospectus and the documents to which we have referred you.

GENERAL

         This proxy statement and prospectus relate to the proposed merger of Synergex with and into Registry's subsidiary corporation in accordance with the merger agreement dated February 11, 2000, as amended. A copy of the merger agreement is attached as Appendix A. As a result of the merger, Synergex will become a wholly-owned subsidiary of Registry. The name of Registry will change to "Synergex International Corporation" and Synergex shareholders will become shareholders of Registry, which will be renamed Synergex International Corporation.

THE COMPANIES

         Synergex International Corporation ("Synergex") develops and markets cross-platform application development and integration software and services that enable independent software vendors ("ISVs") and businesses to create portable, scalable client/server and internet business-to-business solutions. Synergex's software products are available for numerous platforms including Windows, VMS and various versions of UNIX. Synergex's Professional Services Group offers worldwide consulting, programming, and educational services. More than one million end-users of ISVs in 50 states and 80 countries rely on applications built with Synergex's software tools and services.

         There is no market for the Synergex common stock.

         The address and telephone number for Synergex is: Synergex International Corporation, 2330 Gold Meadow Way, Gold River, California 95670,
(916) 635-7300.

         Registry was organized to design, develop, commercialize and market proprietary products and services that exploit recent advances in speech recognition technologies. The products currently offered by Registry enable a user to speak into a telephone or to a computer in a natural conversational manner and, in turn, have the product listen, understand and respond by performing tasks or retrieving information.

         Registry common stock trades on the Nasdaq SmallCap Market under the symbol "RMAG". The quoted bid price range for Registry common stock during 1999, and through _________ __, 2000, ranged from a high bid of $_____ to a low bid of $_____. On _______ __, 2000, the closing bid price was $_____ and the closing asked price was $_____.

         The address and telephone number of Registry Magic Incorporated is:
6251 Park of Commerce Boulevard, Boca Raton, Florida 33487, (561) 367-0408.

SUMMARY OF THE TRANSACTION

STRUCTURE OF THE TRANSACTION (SEE PAGE __)

         In the merger, Synergex will merge into a wholly-owned subsidiary of Registry, and as a result, the surviving corporation will be a wholly-owned subsidiary of Registry.

         The merger agreement, as amended, is attached to this proxy statement and prospectus as Appendix A. We encourage you to read the merger agreement carefully. The merger agreement is more fully discussed on page __ of this joint proxy statement and prospectus.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE __)

         Our respective obligations to complete the merger are subject to the prior satisfaction or waiver of a number of conditions. If either Registry or Synergex waives any conditions, we will each consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from shareholders is appropriate. The conditions that must be satisfied or waived before the completion of the merger include the following, subject to exceptions and qualifications:

         - the merger agreement must be approved by Synergex shareholders.

         - the issuance of shares of Registry common stock in the merger and an amendment of Registry's articles of incorporation changing Registry's name to "Synergex International Corporation" must be approved by Registry shareholders.

         - subject to specified exceptions, our respective representations and warranties in the merger agreement must be true and correct.

         - no material adverse change shall have occurred with respect to Registry or Synergex and we must have complied with our respective agreements in the merger agreement.

         - the shares of Registry common stock to be issued to Synergex shareholders in the merger must have been approved for listing on the Nasdaq SmallCap Market.

         For a more complete description of the conditions to completion of the merger, see the section entitled "Conditions to the Merger" on page __ of this proxy statement and prospectus.

REQUIRED VOTES FOR APPROVAL (SEE PAGES __ AND __)

         Synergex

         The holders of a majority of the outstanding shares of Synergex common stock must approve the merger agreement. Synergex shareholders are entitled to cast one vote per share of Synergex common stock owned as of __________, 2000, the record date. On the closing date of the merger, the aggregate number of shares with respect to which holders of Synergex's common stock shall have sought dissenters' rights under the California General Corporate law shall not have exceeded five (5%) percent of all outstanding Synergex shares.

         Synergex shareholders holding 52.4% of Synergex common stock outstanding as of the record date have agreed to vote in favor of the adoption of the merger agreement. Directors and officers of Synergex collectively beneficially owned approximately 83.5% of the outstanding Synergex common stock as of the record date.

         Registry

         The holders of a majority of the votes cast at the Registry special meeting must approve the issuance of Registry common stock in the merger and the amendment to the 1999 Stock Option Plan and the holders of a majority of the outstanding voting power of Registry common stock must approve the amendment of Registry's articles of incorporation changing Registry's name to "Synergex International Corporation". Registry shareholders are entitled to cast one vote per share of Registry common stock owned as of May ______, 2000, the record date.

         Registry shareholder, Alliant Holding & Transfer Company ("Alliant Holding"), an affiliate of Lawrence Cohen, Chairman of Registry, has agreed to vote in favor of the proposals to be voted upon at the Registry special meeting. Alliant Holding beneficially owned approximately 31.4% of the outstanding Registry common stock as of the record date. Directors and officers of Registry collectively beneficially owned approximately 32.4% of the outstanding Registry common stock as of the record date.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE __)

         The merger agreement may be terminated by the mutual consent of our boards of directors.

         The merger agreement may also be terminated by either of us if, subject to qualifications, the conditions to completion of the merger would not be satisfied (1) because of a material breach of an agreement in the merger agreement by the other or (2) because a representation or warranty of the other party made in the merger agreement becomes untrue.

         In addition, subject to qualifications, the merger agreement may be terminated by either of us under any of the following circumstances:

         -        if the merger is not completed by September 30, 2000

         - if a final court order prohibiting the merger is issued and is not appealable

         - if the Synergex shareholders do not approve the merger agreement at the Synergex special meeting

         - if the Registry shareholders do not approve the issuance of shares pursuant to the merger and the amendment to the articles of incorporation at the Registry special meeting

         For a more complete description of the manner in which the merger agreement may be terminated, see the section entitled "Termination" on page __ of this proxy statement and prospectus.

NO OTHER NEGOTIATIONS INVOLVING SYNERGEX (SEE PAGE __)

         Until the merger is completed or the merger agreement is terminated, Synergex has agreed, with limited exceptions, not to directly or indirectly initiate or engage in discussions with another party regarding a business combination with such other party while the merger is pending.

         For a more complete description of these limitations on negotiations with another party, see the sections entitled "Termination," "Reimbursement of Expenses and Payment of Termination Fees by Synergex and Registry" and "No Solicitation" on pages __, __ and __ of this proxy statement and prospectus and the corresponding sections of the merger agreement.

THE VOTING AGREEMENTS (SEE PAGES __ AND __)

         Kenneth Lidster and Michele Wong, each a director and officer of Synergex, entered into an agreement with Registry that requires them to vote all shares of Synergex common stock beneficially owned by them in favor of the approval of the merger agreement. These Synergex shareholders were not paid additional consideration in connection with the voting agreements.

         The Synergex directors and officers who entered into the voting agreements collectively held approximately 52.4% of the outstanding Synergex common stock as of the record date.

         The Lidster and Wong voting agreement is attached to this proxy statement and prospectus as Appendix B, and you are urged to read it in its entirety.

         Registry shareholder, Alliant Holding, an affiliate of Lawrence Cohen, Chairman of Registry, entered into a voting agreement with Synergex. The voting agreement requires Alliant Holding to vote all shares of Registry capital stock beneficially owned by it in favor of the approval of the issuance of shares of Registry common stock in the merger and the amendment of the Registry articles of incorporation. Alliant Holding was not paid additional consideration in connection with the voting agreement. Alliant Holding held approximately 31.4% of the outstanding Registry common stock as of the record date.

         The Alliant Holding voting agreement is attached to this proxy statement and prospectus as Appendix C, and you are urged to read it in its entirety.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE __)

         Synergex shareholders will be subject to federal income tax on any cash received for Synergex shares, including fractional shares. No federal income tax should be due on the exchange of Synergex shares for Registry shares.

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE __)

         We intend to account for the merger as a "purchase" for financial accounting purposes, in accordance with generally accepted accounting principles.

NO ANTITRUST APPROVAL REQUIRED TO COMPLETE THE MERGER (SEE PAGE __)

         No filing is required for the merger under U.S. or foreign antitrust laws.

ABILITY TO SELL REGISTRY STOCK (SEE PAGE __)

         Pursuant to the terms of the merger agreement, each Synergex shareholder will be entitled to sell or transfer the Registry common stock received by that shareholder in the merger as follows:

         - 25% of such Registry common stock may be sold on or after the 90th day after the merger;

         - an additional 25% of such Registry common stock may be sold on or after the 180th day after the merger;

         - an additional 25% of such Registry common stock may be sold on or after the 270th day after the merger; and

         - an additional 25% of such Registry common stock may be sold on or after the 360th day after the merger.

         However, those shareholders who are officers, directors, or otherwise considered an "affiliate" of Synergex under the SEC rules immediately before the merger or of Registry following the merger must also comply with Rule 144 of the Securities Act of 1933, as amended.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION

         Registry common stock is listed on the Nasdaq SmallCap market. On February 15, 2000, the last full trading day prior to the public announcement of the proposed merger, the closing bid price of Registry's common stock was $3.50 per share. On ________________, 2000, Registry's closing bid price was $______ per share. We urge you to obtain current market quotations.

                                  RISK FACTORS

         The merger involves a high degree of risk. In addition, by voting in favor of the merger, Synergex shareholders will be choosing to invest in Registry common stock. An investment in Registry common stock involves a high degree of risk. In addition to the other information contained in this proxy statement and prospectus, both Registry and Synergex shareholders should carefully consider the following risk factors in deciding whether to vote for the merger. The occurrence of any of the risks described below could materially adversely affect the business, financial condition and results of operations of Registry and Synergex, as applicable.

RISKS RELATING TO THE MERGER

         ALTHOUGH REGISTRY AND SYNERGEX EXPECT THAT THE MERGER WILL RESULT IN BENEFITS, THOSE BENEFITS MAY NOT OCCUR. The acquisition of Synergex by Registry involves risks related to, among other things, the integration and management of acquired technology, sales and marketing efforts, operations and personnel. The integration of Registry and Synergex will be a complex, time consuming and expensive process and may result in disruption of the business of the combined company. Following the merger, the combined company must operate as a combined organization utilizing common information and communication systems, operating procedures, financial controls and human resources practices. There may be substantial difficulties, costs and delays involved in integrating Registry and Synergex, including:

         -        potential incompatibility of business cultures;
         - product development delays caused by disruptions from the merger;
         -        perceived adverse changes in business focus;
         -        potential lapses in internal and financial controls;
         - the loss of key employees and diversion of the attention of management from ongoing business concerns; and
         - Synergex may not be successfully integrated, managed and operated by Registry.

         FAILURE TO ACHIEVE BENEFICIAL SYNERGIES COULD RESULT IN DECREASED INCOME AND INCREASED OPERATING COSTS. Registry and Synergex have entered into the merger agreement with the expectation that the merger will result in beneficial synergies. Achieving these anticipated synergies and the potential benefits underlying the two companies' reasons for the merger will depend on a number of factors, some of which include:

         -        integration of research and development efforts;
         -        retention of technology staff;
         - reduction of operating expenses due to consolidation of operations;
         - the ability of the combined company to increase sales of Registry's products including those developed from the Synergex technology;
         - competitive factors, including technological advances attained by competitors and patents granted to or contested by competitors, which would result in competitors' ability to compete against the combined companies more effectively;

         - significant litigation adverse to Synergex and Registry, including, particularly, product liability litigation and patent and trademark litigation; and
         - the ability of the combined company to continue development of Registry and Synergex products.

         Even if the two companies are able to integrate operations, there can be no assurance that the anticipated synergies will be achieved. The failure to achieve such synergies could have a material adverse effect on the business, results of operations and financial condition of the combined company.

         THE VALUE AND NUMBER OF THE SHARES OF REGISTRY COMMON STOCK TO BE RECEIVED IS NOT FIXED AND MAY DECLINE FROM ITS CURRENT VALUE. Because Registry common stock is publicly traded, the value of a share of Registry common stock may change on a daily basis. Therefore, the value and number of the shares of Registry common stock each Synergex shareholder is to receive in the merger may decline from the value and number as of the date of the Joint Proxy Statement/Prospectus. Consequently, at the time of your shareholders' meeting, you will not know the exact value of the Registry common stock Synergex shareholders will receive when the merger is completed, or the exact number of shares of Registry common stock into which the Series A Preferred Stock may be converted thereafter. In addition, during the first 360 days after the merger, each Synergex shareholder will be entitled to sell only limited amounts of the common stock received by such shareholder in the merger.

         SYNERGEX SHAREHOLDERS WILL HAVE REDUCED OWNERSHIP AND VOTING INTERESTS AFTER THE MERGER. After the merger's completion, Synergex shareholders will own a significantly smaller percentage of Registry than they currently hold of Synergex. Consequently, they may be able to exercise less influence over the management and policies of Registry than they currently exercise over Synergex.

         SUBSTANTIAL SALES OF REGISTRY COMMON STOCK COULD ADVERSELY AFFECT ITS MARKET PRICE. Registry cannot predict the effect, if any, that future sales of shares of Registry common stock or the availability of such shares for future sale will have on its market price from time to time. Although all of Synergex's shareholders will be restricted from selling the shares of Registry common stock they receive in the merger for a period of at least 90 days following the merger, sales of substantial amounts of Registry common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the stock.

RISKS RELATED TO THE COMBINED COMPANY

         WE DEPEND ON THE CONTINUED DEVELOPMENT OF CLIENT/SERVER AND INTERNET SOLUTIONS SOFTWARE MARKET FOR OUR GROWTH. The market for advanced client/server and Internet solutions software and, in particular, for our products and services is:

         - constantly evolving and is subject to rapid technological changes;
         - dependent on the introduction, growth, adoption and pricing of client/server and Internet solutions software such as business applications;
         - subject to the technical knowledge and ability of users to understand and use such software; and
         - characterized by transforming technology and frequent new product and service introductions.

         DEVELOPING NEW PRODUCTS AND PRODUCT ENHANCEMENTS IS A COMPLEX AND UNCERTAIN PROCESS REQUIRING HIGH LEVELS OF INNOVATION, AS WELL AS THE ACCURATE ANTICIPATION OF TECHNOLOGICAL AND MARKET TRENDS. Broad market acceptance of our products and our future success will depend in part on the following:

         - our ability to educate users about the benefits of client/server and Internet solutions software products and services generally and the specific benefits of our products and services;
         - our ability to adapt to emerging industry standards and respond to our competitors' product and service announcements;

         - our ability to develop and introduce competitive new products and services and enhancements that meet changing customer requirements and emerging industry standards; and
         -        our ability to increase brand-name recognition.

         If we are not successful in meeting the goals listed above, we may not be able to maintain or gain broad market acceptance for our products and services. Further, a decline in demand for client/server and Internet solutions software products and services generally, could occur as a result of competitive technological change or other factors.

         OUR REVENUE HAS BEEN DEPENDENT ON DEMAND FOR A FEW PRODUCTS. We have historically had a substantial portion of our revenue generated from a few products. Registry's Virtual Operator product family represented approximately 100% of revenue for the six months ended January 31, 2000. Synergex's Synergy/DE Professional Series product family represented approximately 61% of its revenue for the same time period. The likelihood that these products will continue to contribute significant revenue to the combined company is subject to certain risks, including:

         - our ability to develop and introduce competitive new products and services that meet changing customer requirements; and
         - our ability to develop and introduce products and services that meet emerging industry standards.

         SIGNIFICANT CAPITAL REQUIREMENTS; POSSIBLE NEED FOR ADDITIONAL FINANCING. We will continue to have significant capital requirements due to the substantial costs associated with product development and refinement, recruitment of skilled personnel and the marketing of innovative speech recognition and business application products and related services. Our cash requirements for the purpose of developing our products and services have been substantial and, as a result, we have been dependent upon capital resources provided by investors in order to finance our operations.

         In the event we do not develop and refine our products and services on a timely basis, we do not complete contracts for the provision of products and technology in sufficient numbers or in the event our available capital is insufficient to fund the implementation of our business plan and working capital requirements, we may require additional financing. We have no current arrangements with respect to, or potential sources of, additional financing and we do not anticipate that existing shareholders will satisfy any portion of our future financing requirements. We cannot assure you that any additional financing will be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing when needed, this would have a material adverse effect on us, including the curtailment of our product and service development, marketing and expansion activities.

         POSSIBLE DELISTING OF SECURITIES FROM NASDAQ. Registry's common stock is listed on the Nasdaq SmallCap Market. In order to continue to be listed on Nasdaq, however, we must maintain at least $2,000,000 in net tangible assets (total assets less total liabilities and goodwill) or $500,000 in net income in the latest fiscal year or in two of the last three years or $35,000,000 in market capitalization, a public float of at least 500,000 shares, a $1,000,000 market value of public float, a minimum bid price of $1.00 per share, at least two market makers, at least 300 shareholders and at least two outside directors. The failure to meet these maintenance criteria in the future may result in the delisting of Registry's securities from Nasdaq, and Registry's common stock would thereafter be traded in the non-Nasdaq over-the-counter market. As a result of such delisting, an investor could find it more difficult to dispose of or to obtain accurate quotations as to the market value of Registry's common stock.

         DIFFICULTIES IN MAINTAINING PROPRIETARY RIGHTS. Our success depends upon our proprietary applications software technology which may be difficult to protect. We currently rely on a combination of contractual rights, trade secrets, know-how, trademarks, non-disclosure agreements and technical knowledge to establish and protect our proprietary rights. The measures we have taken to protect our proprietary rights may not be adequate to prevent misappropriation of the technology or independent development by others of products with features based upon, or otherwise similar to, those of our products. We cannot assure you that our technology does not and will not infringe on the proprietary rights or trade secrets of others or that third parties will not assert infringement claims, trade secret violations, competitive torts or other proprietary rights violations against us in the future. In the case of infringement, we could, under certain circumstances, be required to modify our products or obtain licenses, which could require cash or other consideration. We may not be able to do either in a timely manner or upon acceptable terms and conditions, and this failure could have a material negative effect on us. We cannot assure you that we will have the resources to defend or prosecute a patent infringement or other proprietary rights infringement action.

         WE NEED TO CONTINUE TO MAINTAIN AND BUILD OUR RELATIONSHIPS WITH DISTRIBUTORS, INDEPENDENT SOFTWARE VENDORS AND OTHER RESELLERS. We expect to continue to receive a substantial portion of our revenue from sales through our independent distributors, independent software vendors ("ISV") and resellers, but we anticipate that our dependence on any one distributor, ISV or reseller will decrease in the future as we expand distribution channels. Our agreements with distributors, ISVs and resellers are not exclusive; many of our distributors, ISVs and resellers offer competitive products and services and are not required to give our products or services priority. Each of our distributors, ISVs and resellers can cease marketing our products or services with limited notice and with little or no penalty. If we lose any one of our independent distributors, ISVs or resellers, we may not be able to recruit replacements. If our distributors, ISVs or resellers reduce or cease their marketing and sales efforts on our behalf, our business, operating results and financial condition may suffer. We may not be able to develop an effective method of distributing our software products using newly emerging software distribution channels, such as the Internet. Even if successful, the presence of new distribution channels could adversely affect our existing distribution channels and the prices of our products and services.

         PRODUCT DEFECTS MAY HARM OUR BUSINESS. Our products are complex and may contain certain software errors or failures which are detected only after we begin to ship a product, especially when first introduced as new versions or when enhancements are released. Although we conduct testing during product development, we have at times been forced to delay commercial release of software until problems were corrected and, in some cases, have provided enhancements to correct errors in released software. Delay in commercial release or correction of errors could lead to loss of revenue, credibility with customers and market acceptance of our products. Despite our testing, and testing by current and potential customers, errors may be found in software after commencement of commercial shipments, resulting in loss or delay of revenue or market acceptance, diversion of development resources, damage to our reputation, or increased support costs.

         WE DEPEND ON KEY PERSONNEL AND FACE RISKS ASSOCIATED WITH HIRING AND RETAINING EMPLOYEES. We rely to a significant extent upon our senior management team and other key employees. Competition for such employees is intense. We cannot guarantee that we will be able to retain our key employees following the merger. From time to time, we will need to hire additional or replacement employees. We may not be successful in hiring, integrating or retaining new employees.

         AUTHORIZATION OF PREFERRED STOCK; POSSIBLE ANTI-TAKEOVER EFFECTS. The board of directors is authorized to issue an additional 4,220,000 shares of preferred stock and to determine the dividend, liquidation, conversion, redemption, and other rights, preferences, and limitations of such shares without any further vote or action of the shareholders. Accordingly, our board of directors has the power, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could negatively affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging and delaying or preventing a change in control of Registry.

         OUR BUSINESS AND OPERATIONS MAY STILL SUFFER FROM PROBLEMS RELATED TO THE YEAR 2000. Neither Registry nor Synergex has experienced disruptions in our business or operations as a result of the onset of the year 2000. However, there may still be systems and software products yet to display any year 2000 problems.

RISKS RELATED TO REGISTRY

         LIMITED OPERATING HISTORY; OPERATING LOSSES. Registry has received only limited revenues from its inception in October 1995 through January 31, 2000. Total revenues for the year ended July 31, 1999 and six months ended January 31, 2000 were $2,453,285 and $784,000, respectively. Registry has only a limited history upon which you can evaluate its prospects and future performance. Registry's prospects must be considered in light of the risks, expenses and difficulties frequently involved in the operations and expansion of a new business in an evolving industry which has not obtained widespread commercial acceptance and which experiences rapid technological obsolescence and intense competition.

         From inception through January 31, 2000, Registry has incurred cumulative losses of $9,953,268 and anticipates losses will continue during the fiscal year ending July 31, 2000. Registry expects to incur significant expenditures in connection with the development and marketing of speech recognition applications which will likely result in losses until such time, if ever, as Registry is able to obtain sufficient contracts for its speech recognition products and services which will generate adequate sources of revenue to support Registry's operations. Registry cannot assure you that Registry's current business strategy will enable us to ever achieve profitable operations.

RISKS RELATED TO SYNERGEX

         SYNERGEX'S FUTURE GROWTH RATE MAY NOT REACH THE LEVELS REACHED IN PRIOR YEARS. Synergex's revenue growth rate in 2000 and future periods may not approach the levels attained in prior years. Because of the fixed portion of some expenses that may be incurred, coupled with the possibility of slower revenue growth, operating margins may decrease in 2000 from those attained in 1999.

         Failure to achieve beneficial synergies could result in decreased income and increased operating costs. Registry and Synergex have entered into the merger agreement with the expectation that the merger will result in beneficial synergies. Achieving these anticipated synergies and the potential benefits underlying the two companies' reasons for the merger will depend on a number of factors, some of which include:

         -        integration of research and development efforts;
         -        retention of technology staff;
         - reduction of operating expenses due to consolidation of operations;
         - the ability of the combined company to increase sales of Registry's products including those developed from the Synergex technology;
         - competitive factors, including technological advances attained by competitors and patents granted to or contested by competitors, which would result in competitors' ability to compete against the combined companies more effectively;
         - significant litigation adverse to Synergex and Registry, including, particularly, product liability litigation and patent and trademark litigation; and
         - the ability of the combined company to continue development of Registry and Synergex products and services.

                              THE SPECIAL MEETINGS

GENERAL

         This proxy statement and prospectus constitutes the Management Information Circular provided to shareholders of Synergex in connection with the solicitation of proxies from holders of shares of Synergex common stock for use at the special meeting of shareholders of Synergex.

         This proxy statement and prospectus is being furnished to holders of common stock of Registry in connection with the solicitation of proxies by our board of directors for use at our special meeting of shareholders.

         This proxy statement and prospectus and the accompanying forms of proxy are first being mailed to Registry and Synergex shareholders on or about __________, 2000.

MATTERS TO BE CONSIDERED AT THE REGISTRY SPECIAL MEETING

         The Registry special meeting will be held to consider and vote upon for the following proposals:

         - A proposal to approve the possible issuance of in excess of 19.99% of the presently issued and outstanding common stock of Registry upon the conversion of Registry's Series A convertible preferred stock in connection with the proposed merger pursuant to which Synergex will become a wholly-owned subsidiary of Registry;

         - A proposal to adopt Amended Articles of Incorporation of Registry, pursuant to which Registry's corporate name will be changed to "Synergex International Corporation". The Amended Articles of Incorporation will become effective upon completion of the merger. If the merger is not completed for any reason whatsoever, the Amended Articles of Incorporation will not become effective;

         - A proposal to approve an amendment to our 1999 Stock Option Plan to increase the total number of shares of common stock available for issuance under such plan from 500,000 shares to 2,000,000; and

         - To transact any other business which may properly come before the special meeting or any adjournments or postponements of the special meeting.

MATTERS TO BE CONSIDERED AT THE SYNERGEX SPECIAL MEETING

         The Synergex special meeting will be held for the following purposes;

         - To consider and vote upon a proposal under California law to approve the merger agreement among a Registry subsidiary corporation, Registry, Synergex and certain shareholders of Synergex, which includes the merger of Synergex with and into the Registry subsidiary corporation; and

         - To transact any other business which may properly come before the special meeting or any adjournments or postponements of the special meeting.

VOTES REQUIRED FOR APPROVAL

         The proposals to issue shares of Registry common stock in the merger and the proposal to approve the amendment to the 1999 Stock Option Plan must be approved by a majority of the votes cast, assuming at least a majority of the outstanding stock is represented at the meeting. The proposal to adopt Amended Articles of Incorporation must be approved by the holders of a majority of the outstanding shares of Registry common stock.

         The merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Synergex common stock. On the closing date of the merger, the aggregate number of shares with respect to which holders of Synergex's common stock shall have sought dissenters' rights under the California General Corporation law shall not have exceeded five (5%) percent of all outstanding Synergex shares.

VOTING AND QUORUM AT THE SPECIAL MEETINGS

         The boards of directors of Registry and of Synergex have each fixed May __, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the special meetings of Registry and Synergex. Accordingly, only holders of record of shares of Registry common stock or shares of Synergex common stock on the record date will be entitled to notice of and to vote at the respective special meetings. As of the record date, there were ________ shares of Registry common stock outstanding, held by approximately
_____ holders of record, and 779,750 shares of Synergex common stock held by approximately 33 registered holders of record. Each holder of record of Registry and Synergex common stock on the record date is entitled to one vote per share on each proposal properly submitted to a vote at the special meeting of Registry shareholders. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of both Registry and Synergex common stock is necessary to constitute a quorum at each of the special meetings.

TREATMENT OF ABSTENTIONS

         Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum at the Registry and Synergex special meetings. Broker non-votes are shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular matter.

PROXIES - REGISTRY

         The Registry proxy accompanying this proxy statement and prospectus is solicited on behalf of the Registry board of directors for use at the special meeting. You are requested to complete, date, and sign the accompanying proxy and promptly return it in the accompanying envelope to Registry's transfer agent, American Stock Transfer & Trust Company or otherwise mail it to Registry. Registry shareholders who hold their Registry common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares. All shares of Registry common stock that are entitled to vote and are represented at the special meeting by properly executed proxies received prior to or at the special meeting, and are not revoked, will be voted at the special meeting in accordance with the instructions indicated on the proxies. If the instruction is to abstain and in the case of a broker non-vote, the shares represented by the proxy will be deemed to be present at the special meeting but will not be voted with respect to the merger, thus having the same effect as a vote against the merger. If no instructions are indicated, the proxy will be voted FOR approval of the merger.

         In the event that a quorum is not present at the time the Registry meeting is convened, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the Registry meeting with or without a vote of the shareholders. If we propose to adjourn the Registry meeting by a vote of the shareholders, the persons named in the enclosed form of proxy will vote all shares of Registry common stock for which they have voting authority in favor of an adjournment.

         The Registry board of directors does not presently intend to bring any other business before the special meeting and, so far as is known to Registry's board of directors, no other matters are to be brought before the special meeting. As to any business that may properly come before the special meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting the proxies.

PROXIES - SYNERGEX

         The Synergex proxy accompanying this proxy statement and prospectus is solicited by the management of Synergex for use at the special meeting. You are requested to complete, date, and sign the accompanying proxy and promptly return it in the accompanying envelope to Synergex. The persons named in the form of proxy enclosed with the notice of the special meeting are Kenneth Lidster, Chairman of the Board of Synergex, and Michele Wong, President, Chief Executive Officer and a director of Synergex.

         The proxy must be in writing and must be signed by the Synergex shareholder or his/her attorney authorized in writing, or, if the Synergex shareholder is a corporation, the proxy must be signed under its corporate seal or by a duly authorized officer or attorney of the corporation authorized in writing.

PROCEDURE FOR REVOCATION OF PROXIES BY REGISTRY SHAREHOLDERS

         If you have given us a proxy, you may revoke it at any time before it is exercised at the special meeting by

         - delivering a written notice to the corporate Secretary, bearing a date later than the date of the proxy, stating that the proxy is revoked;

         - signing and delivering a proxy relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the special meeting; or

         -        attending the special meeting and voting in person.

         If you attend the meeting and do not vote, you will not automatically revoke a proxy given previously, and any revocation during the meeting will not affect votes previously taken. Registry shareholders who hold their common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee to revoke previously voted shares.

PROCEDURE FOR REVOCATION OF PROXIES BY SYNERGEX SHAREHOLDERS

         A Synergex shareholder who has submitted a proxy may revoke it. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing signed by the Synergex shareholder or his/her attorney authorized in writing, or, if the Synergex shareholder is a corporation, signed under its corporate seal or by an officer or attorney of the corporation authorized in writing, and depositing the instrument either at the registered office of Synergex, 2330 Gold Meadow Way, Gold River, California 95670, at any time up to and including the last business day preceding the day of the special meeting, or any adjournment thereof at which the proxy is to be used, or with the Chairman of the special meeting on the day of the special meeting or any adjournment thereof at which the proxy is to be used. Upon such deposit the proxy will be revoked as to any matter in respect of which a vote has not already been cast.

         The form of proxy enclosed with the notice of the special meeting affords a means for Synergex shareholders to specify the manner in which shares of Synergex common stock registered in their name will be voted. If appointed proxy, Kenneth Lidster and Michele Wong will vote the shares or withhold from voting the shares as specified by the Synergex shareholder on any ballot that may be called for. THE SHARES WILL BE VOTED IN FAVOR OF APPROVAL OF EACH MATTER FOR WHICH NO SPECIFICATION HAS BEEN

GIVEN. THE FORM OF PROXY ENCLOSED WITH THE NOTICE OF THE SPECIAL MEETING CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS APPOINTED PROXY THEREUNDER TO VOTE ON AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING, AND ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. At the date hereof, management of Synergex knows of no such amendment, variation or other matter which may come before the special meeting.

REGISTRY DISSENTERS' RIGHTS

         Holders of Registry common stock do not have a right to dissent to the merger and receive compensation for their shares.

SYNERGEX DISSENTERS' RIGHTS UNDER CALIFORNIA LAW

         Under the law of California, if you are a holder of Synergex common stock who (a) does not vote in favor of the merger, (b) delivers a demand for payment within 10 days after the vote on the proposed merger at the Synergex special meeting, and (c) submits the share certificates for endorsement or dissenting shares within 30 days after the date of the notice of shareholder approval of the merger, you may demand a cash payment for the "fair value" of your shares of Synergex common stock. If we cannot agree to an appropriate "fair value," the matter would be determined in judicial proceedings. We cannot predict what the determination of "fair value" would be if it is determined in judicial proceedings. In order to exercise this right, you must comply with each of the procedural requirements of Sections 1300 through 1312 of the California Corporations Code, which are attached to this proxy statement and prospectus as Appendix D. A description of the applicable requirements is provided in "The Merger Dissenters' Rights, page __." The failure to take any of the steps required in a timely manner will result in a loss of your dissenters' rights.

EXPENSES OF SOLICITATION

         Synergex will reimburse up to $25,000 to Registry for the cost of printing, mailing and filing this proxy statement and prospectus estimated to be $________. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies from shareholders by telephone, facsimile, or in person, following the original mailing of the proxies and other soliciting materials. We will also make arrangements with custodians, nominees, and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by custodians, nominees, and fiduciaries, and we will reimburse those holders for their reasonable expenses.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The boards of directors of both Registry and Synergex have unanimously approved the merger agreement and the merger. The Synergex board of directors has recommended that the holders of Synergex common stock vote FOR approval and adoption of the merger agreement and the consummation of the transactions described in this proxy statement and prospectus and found the terms of the merger agreement to be fair to, and in the best interests of, their respective companies and their shareholders. The Registry board of directors has recommended that holders of Registry common stock vote FOR approval of the possible issuance of in excess of 19.99% of the presently issued and outstanding common stock of Registry upon conversion of Registry's Series A convertible preferred stock, FOR approval of the Amended Articles of Incorporation, and FOR approval of the Amended 1999 Stock Option Plan.

         The matters to be considered at the special meetings are of great importance to our shareholders. Accordingly, shareholders of both companies are urged to read and carefully consider the information presented in this proxy statement and prospectus and to complete, date, sign, and promptly return the enclosed proxy in the enclosed postage-paid envelope, whether or not you intend to attend the special meeting.

                                   THE MERGER

BACKGROUND OF THE MERGER

         Beginning in June 1998, Synergex began discussions with various potential business partners regarding the possible acquisition of such parties or acquisition by Synergex. None of these discussions resulted in consummation of an agreement.

         Beginning in October 1999, Registry began discussions with other parties regarding a possible merger with Registry. Registry began these discussions in conjunction with its board of directors reviewing the correct strategic path for its future growth. About that time, Synergex became aware of Registry's discussions.

         On November 5, 1999 Michele Wong, Synergex's President and CEO and David Dickson, Vice President, Marketing and Business Development, met with Bruce Carlsmith, President of Registry, at Synergex's offices in Gold River, California. Ms. Wong and Mr. Dickson presented the history of Synergex, as well as the strategic direction of the company. The parties had preliminary discussions on the merits of a possible business combination, and agreed to reflect upon the discussions and meet at a later date to pursue the matter further.

         On November 17, 1999, Michele Wong and David Dickson visited Bruce Carlsmith at Registry's offices in Boca Raton, Florida. Mr. Carlsmith presented Registry's business plans and demonstrations of Registry's products. The parties further discussed the merits of a possible business combination, including the integration of Registry's voice technology into the business applications developed by Synergex's ISVs. The parties were joined by Lawrence Cohen, Registry's Chairman of the Board.

         On November 22, 1999, Michele Wong spoke with David Kaye, a consultant representing Registry, regarding the possible pursuit of a business combination between Synergex and Registry.

         On November 23, 1999, Michele Wong sent a letter to Lawrence Cohen proposing a merger between Synergex and Registry. Included with the letter was a document entitled "Summary of Principal Terms for a Merger of Synergex International Corporation and Registry Magic, Inc." outlining the proposed terms of the merger.

         On November 24, 1999, Bruce Carlsmith visited Synergex's office to meet several members of Synergex's management team and to further discuss a possible combination of the companies.

         November 28, 1999, Michele Wong received correspondence from David Kaye stating that he had been authorized, subject to the approval of Registry's Board of Directors, by Lawrence Cohen to negotiate a merger between the two companies. Mr. Kaye and Ms. Wong discussed the various terms proposed by Synergex. At the conclusion of that discussion, Mr. Kaye agreed to send comments to Ms. Wong proposing specific changes to the November 23 term sheet.

         On December 3, 1999, Michele Wong received proposed changes from David Kaye to the term sheet. A meeting was scheduled for Thursday, December 9, 1999 at Synergex's headquarters to finalize the term sheet.

         On December 4, 1999, Michele Wong responded to Registry's proposed changes. The remaining open issues principally regarded the conversion price of the preferred shares and the restrictions on sale of the common stock.

         On December 9, 1999, Lawrence Cohen and David Kaye met with Michele Wong, David Dickson, Terry Carlone, Synergex's General Counsel, and James Bain, Synergex's Chief Financial Officer, at Synergex's offices. The parties discussed the terms and structure of the merger and finalized the term sheet. The parties agreed that Synergex would prepare a draft of a letter of intent.

         On December 10, 1999, Michele Wong and Kenneth Lidster, Synergex's Chairman of the Board, met with Lawrence Cohen and David Kaye. Ms. Wong delivered the first draft of the letter of intent to Mr. Cohen and Mr. Kaye and the parties discussed in general the terms.

         Between December 10, 1999 and December 16, 1999, the parties negotiated the terms of the letter of intent. The negotiations included discussions with counsel for both parties.

         On December 14, 1999, Synergex's Board of Directors met to discuss the possible merger with Registry. The board resolved to authorize Michele Wong to sign the letter of intent.

         On December 15, 1999, Registry's Board of Directors authorized Mr. Cohen to sign the letter of intent.

         On December 16, 1999, the letter of intent was signed.

         On December 29, 1999, Bruce Carlsmith and John Falcone, Registry's Vice President of Research and Development, visited Synergex's offices and met with Scott Luttgen, Synergex's Vice President of Research and Development, and other members of Synergex's technical staff. The parties shared technical and product information for purposes of reciprocal technical due diligence.

         On January 3 and 4, 2000, James Bain, Synergex's Chief Financial Officer, and Mark Mahlmann, Synergex's Senior Accounting Manager, visited Registry's office to conduct financial due diligence.

         On January 11, 2000, the parties exchanged the first drafts of a proposed definitive merger agreement.

         On January 19, 2000, Michele Wong and Terry Carlone, held a conference call with David Kaye and Lawrence Cohen regarding the terms of the proposed merger.

         On January 31, 2000 the parties signed an extension of the letter of intent to February 21, 2000 to give the parties more time to finalize the definitive agreement.

         On February 8, 2000, Michele Wong and David Dickson met with Registry's Board of Directors. Ms. Wong and Mr. Dickson presented Synergex's long term business strategy and discussed with the Registry board of directors issues relating to the proposed merger.

         On February 11, 2000, the merger agreement was signed.

         At a Synergex board of directors meeting on February 16, 2000, Synergex's directors and its legal advisors discussed the terms of the merger agreement and related agreements. Financial analyses relating to the proposed merger were reviewed. Following discussion, Synergex's board of directors unanimously determined that the proposed merger was advisable and unanimously approved the merger agreement, and resolved to recommend that Synergex shareholders approve the agreement of merger.

         At a Registry board of directors meeting on February __, 2000, Registry's directors approved the merger agreement.

REGISTRY

         Registry's board of directors has approved the merger agreement and the consummation of the merger. In reaching its decision, Registry's board of directors has identified several potential benefits of the merger, including the following:

         - Registry's shareholders would have the opportunity to participate in the potential for growth of the combined company after the merger;

         - the merger will provide an opportunity for Registry to reposition itself as a business-to-business provider;

         - the combined experience, financial resources, size and breadth of product offerings of the combined company will allow the combined company to respond more quickly and effectively to technological change, increased competition and market demand in an industry experiencing rapid innovation and change;

         - the combination of Synergex's products with Registry's products will provide a secondary channel for voice technology; and

         - the creation of a combined management team may allow the combined company to provide more experienced marketing, communication, product management and development.

         In its evaluation of the merger, the Registry board of directors reviewed several factors, including, but not limited to, the following:

         - historical information concerning Synergex's and Registry's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position;

         - Registry's management's view of the financial condition, results of operations and businesses of Registry and Synergex before and after giving effect to the merger;

         - the consideration to be received by Synergex shareholders in the merger and the relationship between the consideration and consideration paid in comparable merger transactions;

         - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants and the conditions to their respective obligations, are reasonable;

         - reports from management, legal and financial advisors as to the results of the due diligence investigation of Synergex.

SYNERGEX

         Synergex's board of directors has determined that the terms of the merger are fair to, and in the best interests of, Synergex and its shareholders. Accordingly, Synergex's board of directors has approved the merger agreement and the consummation of the merger. In reaching its decision, Synergex's board of directors has identified several potential business benefits to the merger, including the ability to:

         - expand Synergex and Registry's penetration of high value, corporate and large ISV customers;

         - create a competitive advantage in the government vertical market;

         - accelerate Synergex's business-to-business growth strategy through use of Registry's voice applications;

         - add and expand Registry's speech technology for applications enabled by Synergex's business-to-business initiatives;

         - use Synergex's and Registry's complementary research and development skills, experience and domain knowledge in developing the business-to-business market; and

         - accelerate Synergex's growth strategy through the capital markets accessible as a public company;

         Synergex's board of directors also identified and considered a variety of potential negative factors in its deliberations concerning the merger, including, but not limited to:

         - the risk to Synergex's shareholders that the value to be received by Synergex shareholders in the merger could decrease significantly due to the fixed exchange ratio;

         - the risk that the potential benefits sought in the merger might not be fully realized;

         - the ability of Registry to negotiate with other companies regarding an alternative transaction; and

         -        the possibility that the merger might not be consummated.

         Among other factors considered by Synergex's board in its deliberations were the following:

         - historical information concerning Synergex's and Registry's respective financial performance, results of operations, assets, liabilities, operations, technology, management and competitive position, including public reports available for Registry filed with the Securities and Exchange Commission;

         - Synergex management's view of the financial condition, results of operations, businesses and prospects of the combined company after giving effect to the merger;

         - current market conditions and historical trading information with respect to Synergex and Registry common stock;

         -        comparable merger transactions in the relevant market; and

         - the terms and conditions of the merger agreement, the stock option agreement, the voting and election agreements and the percentage of Registry shares represented by the shareholders who signed the voting and election agreements.

         After due consideration, Synergex's board of directors believed that the overall risks associated with the proposed merger were outweighed by the potential benefits of the merger. Synergex's board of directors does not intend the foregoing discussion of information to be exhaustive, but believes the discussion to include the material factors that it considered. In view of the complexity and wide variety of information and factors, both positive and negative, that it considered, Synergex's board of directors did not find it practical to quantify or otherwise assign relative or specific weights to the factors considered. However, after taking into consideration all of the factors set forth above, Synergex's board of directors concluded that the merger agreement and merger were fair to, and in the best interests of, Synergex and its shareholders and that Synergex should proceed with the merger.

EFFECTS OF THE MERGER

         When the merger is completed, Synergex will be merged with and into RMAG Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Registry. The shareholders of Synergex will have the right to receive an aggregate of approximately 1,000,000 shares of Registry common stock and 779,750 shares of Series A convertible preferred stock, subject to adjustment for any dissenters' shares. Immediately after the merger, the Synergex shareholders will hold approximately 15.7% of the issued and outstanding shares of Registry common stock and 100% of the Series A convertible preferred stock. Synergex shareholders will control approximately 15.7% of the voting power of Registry following the merger.

         Registry and Synergex initially reached the exchange ratio estimating the relative net values of the two companies, using the financial statements and market capitalizations of each company. Each share of outstanding Synergex common stock, except for shares held by shareholders who dissent, will be exchanged for up to 1.28246 shares of Registry common stock and one share of Registry Series A convertible preferred stock. The common stock exchange ratio equals the number of Registry shares of common stock to be issued to Synergex common shareholders as a result of the merger divided by the number of shares of Synergex common stock outstanding before the merger.

         Following the merger, the board of directors of Registry will consist of:

         -         Lawrence Cohen
         -         Cornelia Eldridge
         -         Renney Senn
         -         David Kaye
         -         Kenneth Lidster
         -         Michele Wong
         -         an additional director to be named


         Lawrence Cohen is currently the acting Chief Executive Officer and Martin Scott, Principal Accounting Officer and Treasurer of Registry. Both Messrs. Cohen and Scott will resign their respective positions following the effective time of the merger, Mr. Cohen will continue as Chairman of the Board. The executive officers of Registry following the merger are expected to be:
Michele C. Wong, President and Chief Executive Officer; James S. Bain, Vice President and Chief Financial Officer; David F. Dickson, Vice President, Marketing and Business Development; William J. Mooney, Vice President, Sales; N. Scott Luttgen, Vice President, Research and Development; and Terry D. Carlone, General Counsel.

         The business backgrounds of the directors and officers of Registry after the merger are set forth elsewhere in this proxy statement and prospectus.

         The Amended Articles of Incorporation to be adopted by Registry shareholders at the meeting and the Bylaws of Registry as of the effective time of the merger, and the designation of the Registry Series A convertible preferred stock to be issued in the merger will govern the rights, duties and privileges of all Registry shareholders subsequent to the merger. Any material differences between the rights set forth in the Articles of Incorporation and bylaws of Synergex and those set forth in the Registry Amended Articles of Incorporation and bylaws are described under "Comparison of Rights of Holders Of Synergex and Registry Common Stock" at page __.

         Neither Registry nor Synergex solicited or obtained a third party opinion on the fairness of the merger to the Synergex shareholders, from a financial point of view, relying instead on the business judgment of the board of directors.

FINANCING THE MERGER

         The merger will be a stock-for-stock transaction. Shareholders of Synergex will receive shares of the common and preferred stock of Registry in exchange for their shares of Synergex common stock. Cash will be paid to Synergex shareholders instead of fractional shares, which is not expected to be material. Except for $25,000 to be reimbursed by Synergex for the cost of printing, mailing and filing this proxy statement and prospectus, expenses and other costs incurred by Registry in connection with the merger will be paid from funds currently available, while Synergex will pay its expenses from its own assets.

ACCOUNTING TREATMENT

         The merger will be accounted for as a purchase, with RMAG Acquisition Corp. as the acquiror, in accordance with generally accepted accounting principles. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values. The income or loss of Synergex will not be included in the operating results of Registry prior to completion of the merger. See "Unaudited Pro Forma Combined Condensed Financial Statements."

FEDERAL INCOME TAX CONSIDERATIONS IN THE UNITED STATES

         Consequences of the Merger to Registry and Synergex shareholders

         The following discussion summarizes the material United States federal income tax considerations relevant to the exchange of shares of Synergex common stock for Registry common and preferred stock under the merger. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986 (the "Code"), existing and proposed Treasury Regulations under the Code, and current administrative rulings and court decisions, all of which are subject to change. Any change in the Code and Treasury Regulations, which may or may not be retroactive, could alter the tax consequences to Registry, Synergex, or Synergex's shareholders as described in this discussion.

         Synergex shareholders should be aware that this discussion does not deal with all United States federal income tax considerations that may be relevant to particular Synergex shareholders in light of their particular circumstances, like shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their Synergex stock as capital assets, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the merger under foreign, state, or local tax laws. Nor does the following discussion address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger. This is so whether or not any of those transactions are undertaken in connection with the merger, including without limitation any transaction in which shares of Synergex common stock are acquired or in which shares of Registry common or preferred stock are disposed. Accordingly, Synergex shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicable federal, state, local, and foreign tax consequences.

         The merger is intended to constitute a reorganization. If the merger qualifies as a reorganization, then, subject to the limitations and qualifications referred to in this discussion, they will generally result in the following federal income tax consequences:

         - no gain or loss will be recognized by Synergex's shareholders solely upon their receipt of Registry common and preferred stock in exchange for Synergex common stock in the merger except to the extent of cash received instead of fractional shares of Registry common or preferred stock or received for dissenting shares;

         - the aggregate tax basis of the Registry common and preferred stock received by Synergex shareholders in the merger, reduced by any tax basis attributable to fractional shares deemed to be disposed of, will be the same as the aggregate tax basis of the Synergex common stock exchanged for the Registry common and preferred stock;

         - cash payments received by Synergex's shareholders instead of a fractional share will be treated as if the fractional share of Registry common or preferred stock had been issued in the merger and then redeemed by Registry. A Synergex shareholder receiving cash instead of a fractional share or for dissenting shares will recognize gain or loss upon the payment of the cash, measured by the difference, if any, between the amount of cash received and the basis in the fractional share or dissenting shares; and

         - neither Registry, RMAG Acquisition Corp. nor Synergex will recognize material amounts of gain solely as a result of the merger.

         The parties are not requesting and will not request a ruling from the Internal Revenue Service ("IRS") in connection with the merger. A successful IRS challenge to the reorganization status of the merger would result in Synergex shareholders recognizing taxable gain or loss with respect to each share of common stock of Synergex surrendered equal to the difference between the shareholder's basis in his/her shares and the fair market value, as of the effective date of the merger, of the Registry common or preferred stock received in exchange for the Synergex common stock. In an event like this, a shareholder's aggregate basis in the Registry common and preferred stock received in the merger would equal its fair market value, and the shareholder's holding period applicable to the stock would begin the day after the merger.

         Consequences of the merger to Registry Shareholders

         Registry common shareholders should not recognize any gain or loss as a result of the merger. Registry common shareholders will not dispose of or exchange their shares of Registry common stock in the merger, but will continue to hold their existing shares of common stock, with the same adjusted basis and holding period.

DISSENTERS' RIGHTS

         Under the provisions of Chapter 13 of Division 1 of California General Corporation Law, shareholders of Synergex objecting to the merger of Synergex with and into RMAG Acquisition Corp. and the receipt of Registry shares for shares of Synergex have the right to require Synergex to purchase their shares. Within 10 days after the approval of the merger, Synergex will notify each shareholder who has not voted for or consented to the merger of the date the merger was approved. Such notice will also indicate that the shareholder has the right to require Synergex to purchase his/her shares for cash at their fair market value. Any shareholder entitled to this purchase right may, within 30 days of the date of the mailing of such notice by Synergex, demand in writing from Synergex the purchase of his/her shares. The demand will be sufficient if it informs Synergex of the identity of the shareholder, the shareholder's demand for the purchase of his/her shares, the number and class of shares and a statement of what the shareholder claims to be the fair market value as of the day before the announcement of the proposed merger. If the demand is made and the shares are certificated, the shareholder must also submit the certificates representing the shares demanded to be purchased, to be stamped or endorsed with the statement that they are dissenting shares within 30 days of the date of the mailing of the notice by Synergex. If Synergex denies that the shares are entitled to be purchased or if the shareholder and Synergex fail to agree upon the value of the shares, the shareholder must, within six months from the date of the mailing of notice by Synergex, file a complaint in the Superior Court of Sacramento County, California asking the court to determine whether the shares are dissenting shares or their fair market value, or both.

         A copy of the sections of the California law which discuss the rights of shareholders to dissent from the transaction are attached as Appendix D to this proxy statement and prospectus.

         Because of the complexities of these provisions of California law, Synergex shareholders who are considering pursuing dissenters' rights may wish to consult legal counsel. The foregoing discussion of such provisions should not be deemed to constitute legal advice and is qualified in its entirety by reference to such provisions attached as Appendix D to this proxy statement and prospectus.

INTEREST OF PERSONS IN THE MERGER

         Upon consummation of the merger, David George Corporation, whose principal shareholder is Linda Kaye, the wife of David Kaye, a director of Registry, will receive $125,000 as a finder's fee for the merger.

         At the effective time of the merger, Registry will enter into an employment agreement with Michele Wong and certain other executive officers of Synergex, who will become executive officers of the combined company, including David Dickson, Scott Luttgen, William Mooney, James Bain and Terry Carlone.

         The agreement with Michele Wong will have a term of three years and will provide that she serve as president and chief executive officer of the combined companies. Ms. Wong's base salary will be $195,000 per year, subject to annual review and evaluation by the board of directors of Registry. In the event that Ms. Wong meets certain performance criteria established by the board of directors or its applicable committee, she will be eligible for an annual cash bonus in an amount not less than 15% of her base salary. She also will be eligible to participate in Registry's stock option plan and will be entitled to receive such payment for services as a director of Registry or any subsidiary thereof as are paid by Registry to any other directors or committee members who also are officers or employees of Registry.

         In the event that Ms. Wong's employment is terminated during the term of the agreement, she may be entitled, under certain circumstances, to receive severance compensation in an amount up to 12 months compensation.

         The precise terms of the agreements with the other executives have not been determined at this time. It is anticipated that the agreements will be for terms ranging from one to three years, on a case-by-case basis, and will contain severance terms and conditions similar to those of the agreement with Ms. Wong.

MATERIAL CONTRACTS BETWEEN REGISTRY AND SYNERGEX

         On February 28, 2000, Registry and Synergex entered into a management services agreement whereby Synergex agreed to provide Registry executive accounting, sales, marketing and other management services as agreed upon by the parties. The services currently contemplated include sales and marketing assistance, support in preparation of periodic income and cash flow statements, assistance in the preparation and filing of SEC Securities Exchange Act filings, supervision of staff, and certain other financial and customer account matters. The term of the agreement began February 24, 2000 and will continue in effect until May 23, 2000 and thereafter for successive one-month terms, unless terminated pursuant to the agreement. Registry will pay Synergex a monthly fee of $10,000 plus all out-of-pocket travel expenses reasonably incurred in connection with services provided. For any successive terms, the fee will be as agreed by the parties; provided, however, that the monthly fee during any successive term shall not be lower than $10,000, unless Synergex's duties are decreased proportionately. In addition, in the event that the proposed merger between Registry and Synergex does not close, Registry shall pay Synergex an additional fee equal to the product of $10,000 times the number of months from the effective date of the management services agreement until termination or expiration. Registry and Synergex had previously entered into an Agreement and Plan of Merger on February 11, 2000, subject to, among other conditions, applicable approval of shareholders of the respective companies.

         Registry and Synergex have entered into a line of credit note whereby Registry will advance to Synergex up to $50,000 per month (or a total of $150,000) between April 1, 2000 and June 30, 2000, which funds shall be used to pay salaries and benefits to certain employees of Synergex. Advances will be made by Registry at the request of Synergex's President and Chief Executive Officer. In the event the proposed merger between Registry and Synergex does not close, Synergex shall pay Registry the principal amount outstanding plus interest at the prime rate plus 2% in 36 equal monthly installments beginning on July 1, 2000. As of the date of this prospectus, Registry has advanced $100,000 to Synergex.

         In connection with the merger, Registry shall create a pool of 575,000 vested stock options and 575,000 vesting stock options. At the effective time of the merger, Registry will grant options from such pool to certain identified individuals which shall include certain officers and directors of Synergex. The options will be granted to persons designated by Synergex and mutually agreed to by Synergex and Registry. The vested options shall be fully vested at the effective time of the merger and shall be exercisable for a 10 year period following the effective time of the merger at an exercise price equal to the fair market value of Registry's common stock at the effective time. Each grantee of the vested options will agree not to exercise the vested options prior to the first anniversary date of the effective time of the merger. In addition to the vested options, the vesting options shall vest over a 3 year period at the rate of 33.33% per year and shall be exercisable for a 10 year period at an exercise price equal to the fair market value of Registry's common stock at the effective time of the merger. Any performance criteria for the vesting options shall be determined by Synergex and Registry prior to the effective time of the merger.

                              THE MERGER AGREEMENT

         The description of the merger agreement set forth in this section is a summary of the material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement.

GENERAL

         Registry, RMAG Acquisition Corp. a wholly-owned subsidiary of Registry, and Synergex have entered into the merger agreement, which provides that:

         - Synergex will be merged with and into the wholly-owned subsidiary of Registry;

         - Synergex common shareholders will receive 1,000,000 shares of Registry common stock and 779,750 shares of Registry Series A convertible preferred stock in exchange for all outstanding Synergex shares. This number will be reduced to reflect the number of shares, if any, for which shareholders seek appraisal rights;

         - each share of outstanding Synergex common stock, except for shares held by shareholders who dissent, will be exchanged for up to 1.28246 shares of Registry common stock and one share of Registry Series A convertible preferred stock; see, "Description of Capital Stock - Preferred Stock." The exact number of shares of Registry common stock to be received will depend upon the number of shares of Synergex's outstanding at the effective time of the merger. As of the date of the prospectus there are 779,750 shares outstanding. Up to an additional 159,417 shares may be issued upon conversion of Synergex options. If all the options are exercised, the exchange ratio will be 1.06477.

         - an aggregate of 1,150,000 options will be granted to persons designated by Synergex and mutually agreed to by Synergex and Registry; and

         -        Registry will change its name to "Synergex International
                  Corporation".

         The merger is subject to the satisfaction of a number of conditions, including the approval by shareholders of Registry and Synergex of the matters described in this proxy statement and prospectus.

EFFECTIVE TIME OF THE MERGER

         The closing will occur, and the merger will become effective, upon:

         - the approval of the merger agreement by the shareholders of Synergex voting under California law and approval of the possible issuance of in excess 19.99% of the presently issued and outstanding common stock of Registry upon the conversion of Registry Series A convertible preferred stock under the merger agreement by shareholders of Registry;

         - the acceptance for filing of a Certificate of Merger between the Registry subsidiary corporation and Synergex with the Delaware and California Secretaries of State;

         - acceptance for filing of the Amended Articles of Incorporation and the Designation of Preferred Stock of Registry with the Florida Secretary of State; and

         - the satisfaction or waiver of the other conditions set forth in the merger agreement.

         It is anticipated that the merger will become effective soon after the Synergex and Registry shareholders meetings upon satisfaction or waiver of all conditions to the merger; and that the Amended Articles of Incorporation of Registry and Certificate of Merger will all be filed concurrently.

EXCHANGE OF CERTIFICATES

         American Stock Transfer and Trust Company will act as exchange agent in connection with the merger. As soon as practicable after the effective date of the merger, the exchange agent will send a notice and transmittal form to Synergex shareholders to be used in forwarding their Synergex stock certificate for surrender and exchange for certificates representing Registry common stock and preferred stock. Please do not surrender your Synergex certificate for exchange until you receive the transmittal form and instructions. The instructions will include procedures concerning lost certificates and securities held in broker's or nominee names.

         Each holder of Synergex common stock will be entitled, upon surrender to the exchange agent, to receive in exchange for his or her shares of Synergex a common and preferred stock certificate representing the number of whole shares of Registry common or preferred stock into which his/her shares of Synergex common stock was converted in the merger, together with any cash payable instead of fractional shares. Until a holder of Synergex common stock surrenders his/her Synergex common stock certificate to the exchange agent, the certificate representing shares of Synergex common stock will be deemed to represent the number of whole shares of Registry common and preferred stock into which the shares of Synergex common stock was converted.

         Synergex shareholders should not send any stock certificate with their proxy cards.

FRACTIONAL SHARES

         Certificates representing fractional shares of Registry common stock and preferred stock will not be issued in the merger. Fractional share interests will not entitle you to vote or to any other rights of a shareholder of Registry. Instead of the issuance of any fractional share, each holder of Synergex common stock who otherwise would be entitled to receive a fractional share of Registry common stock or preferred stock in the merger will receive, upon surrender for exchange, an amount in cash determined by multiplying (1) the average of the closing bid and ask price of Registry common stock for the five trading days ending three trading days immediately preceding the closing date of the merger, times (2) the fraction of a Registry share to which that holder would otherwise be entitled. If more than one certificate representing shares of Synergex common stock is surrendered for the account of the same shareholder of record, the number of full shares of Registry common stock or preferred stock for which a certificate will be delivered will be computed on the basis of the aggregate number of shares of Synergex common stock represented by the certificates surrendered by that shareholder.

REPRESENTATIONS

         The parties make various representations and warranties in the merger agreement, including representations and warranties by each of Synergex and Registry as to:

         -        organization and good standing;
         -        capitalization;
         - authorization of the merger agreement and the absence, except as specified, of the need for governmental or third party consents to the merger;
         -        compliance with applicable law;
         -        accuracy of financial statements;
         - absence of material undisclosed liabilities and the absence of material adverse changes in the financial or other condition, operations, or business of Synergex and Registry, taken as a whole;
         -        absence of pending or threatened material litigation;
         -        absence of employee benefit plans;
         - material compliance with applicable environmental laws and regulations;
         -        absence of brokers or finders; and
         -        other customary matters.

CONDUCT OF BUSINESS PENDING THE MERGER

         Registry and Synergex have agreed to conduct their operations, except as otherwise provided in the merger agreement, according to their normal course of business until completion of the merger. Further, Registry and Synergex have each agreed that, among other things, until the consummation of the merger, unless the other agrees in writing or as otherwise required or permitted by the merger agreement, it will not:

         - issue any shares of capital stock (with certain exceptions), effect any stock split, or otherwise change its capitalization as it existed on the date the merger agreement was signed;

         - declare, set aside, or pay any dividend or other distribution, whether in cash, stock, or property or any combination of cash, stock, or property, in respect of any of its capital stock;

         - amend or propose to amend its articles of incorporation or bylaws, except for Registry's Amended Articles of Incorporation;

         - acquire, sell, lease, encumber, transfer, or dispose of any assets except in the ordinary course of business;

         - incur any indebtedness for borrowed money or guarantee any indebtedness issued, sell any debt securities, warrants or rights to acquire any debt securities, guarantee any debt of others, make any loans, advances, or capital contributions, or mortgage, pledge, or otherwise encumber any material assets or create any material lien on material assets, except in the ordinary course of business;

         - pay, discharge, or satisfy any claims, liabilities, or obligations except in the ordinary course of business; or

         - change any accounting principles or practices except as required by generally accepted accounting principles.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The obligations of Registry and Synergex to complete the merger are subject to the following conditions:

         - Synergex's shareholders must approve the transactions contemplated by the merger agreement;

         - the relevant governmental authorities must grant all required authorizations, consents, orders or approvals;

         - the registration statement that contains this proxy statement and prospectus shall have become effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order;

         - the Registry common stock issued in the merger shall have been authorized for listing on the Nasdaq SmallCap Market;

         - there must be no law, order, injunction, or other legal restraint or prohibition enjoining or preventing the consummation of the merger;

         - the representations and warranties of Registry, RMAG Acquisition Corp. and Synergex contained in the merger agreement must be true and correct in all material aspects as of the closing;

         - neither Registry nor Synergex shall have suffered any material adverse change to its business or financial condition;

         - Registry and Synergex shall have each furnished to the other an opinion of its counsel to the effect that the respective party and each of its respective subsidiaries, among other conditions:

                  - is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation;

                  - has the corporate power to carry on its business as it is being conducted on the closing date of the merger agreement;

                  - has validly issued its capital stock, and that capital stock is outstanding, fully paid and nonassessable, and that between the date of the merger agreement and the closing date of the merger, no additional shares of its capital stock have been issued; and

                  - holders of no more than 5% of the issued and outstanding shares of Synergex common stock have exercised their dissenters' rights.

TERMINATION

         The merger agreement may be terminated at any time prior to effectiveness of the merger, whether before or after shareholder approval of the merger, by:

         -         mutual consent of Registry and Synergex;

         - either Registry or Synergex if the merger is not consummated before September 30, 2000, unless the failure to consummate the merger by that date is due to the material breach of the party seeking to terminate the agreement;

         - either Registry or Synergex if any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger has become final and non-appealable;

         - either Registry or Synergex, if the requisite shareholder approvals of the shareholders of either Registry or Synergex are not obtained at a meeting duly called and held therefore.

         If the merger agreement is terminated and abandoned, the merger agreement will immediately become void and have no effect, without any liability on the part of any party to the merger agreement or its affiliates, directors, officers, or shareholders, except with respect to confidentiality obligations and indemnification provisions relating to brokers or finders or other similar persons or entities and, under the management services agreement and the line of credit note.

EXPENSES AND FEES

         Except as set forth above if the merger is not consummated, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring costs and expenses of the merger and merger agreement, except that Synergex shall reimburse Registry $25,000 for the printing, mailing and filing costs associated with this proxy statement and prospectus (excluding legal and accounting fees which shall be borne by the party incurring such expenses); provided, however, if the merger is completed all such expenses will be borne by the combined entity, Registry.

VOTING AGREEMENTS

         The following is a brief summary of certain provisions of the voting agreements with certain shareholders of Synergex and Registry, forms of which are attached hereto as Appendix B and Appendix C and incorporated herein by reference.

         Alliant Holding & Transfer Company Voting Agreement

         On February 11, 2000, Synergex entered into an agreement with Alliant Holding & Transfer Company, an affiliate of Lawrence Cohen, Chairman of Registry. Under the terms of the voting agreement, Alliant Holding has agreed to vote in favor of the proposals to be voted upon at the Registry special meeting. Alliant Holding beneficially owned approximately 31.4% of the outstanding Registry common stock as of the record date.

         Synergex Shareholders Voting Agreement

         On February 11, 2000, Registry entered into an agreement with each of Kenneth Lidster and Michele Wong, Chairman of the Board and President and Chief Executive Officer, respectively, and each a director of Synergex. Under the terms of the voting agreement, Mr. Lidster and Ms. Wong agree to vote in favor of the adoption of the merger agreement and not to sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of their shares to any person other than Registry or Synergex. Lidster and Wong collectively, beneficially owned approximately 52.4% of Synergex common stock outstanding as of the record date.

ELECTION AGREEMENT

         On February 11, 2000, Synergex, Registry, RMAG Acquisition Corp, Lawrence Cohen, Michele Wong and Kenneth Lidster entered into an election agreement. Under the terms of the election agreement, Mr. Cohen, Ms. Wong and Mr. Lidster agreed that at any meeting of shareholders of Registry when called upon to vote upon the election of directors or in any other circumstance upon which a vote, consent or other approval with respect to election of directors is sought, for a 3 year period after the effective time of the merger each individual shall, including acting by written consent if requested by Registry vote, (or cause to be voted) his or her shares in favor of the election of each other shareholder and such designees as designated by Mr. Cohen as directors of Registry. Mr. Cohen may only designate 4 additional directors. If any vacancy on the board of directors of Registry occurs due to the death or resignation of Mr. Lidster during the term of this Agreement Ms. Wong may designate a director to replace him. If any vacancy on the board of directors of Registry occurs due to the death or resignation of Ms. Wong during the term of this Agreement, Mr. Lidster may designate a director to replace her.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

         Registry common stock is traded on the Nasdaq SmallCap market under the symbol "RMAG." Synergex stock is not listed for trading. The following table sets forth the high and low reported closing bid prices per share of Registry common stock for the quarterly periods indicated, which correspond to the fiscal quarters for financial reporting purposes.

                                                             Registry
                                                           Common Stock
                                                           ------------

                                                    High                 Low
                                                    ----                 ---
Year Ended July 31, 1998:
June 28, 1998 to July 31, 1998 ..............    $ 13.125            $  7.625

Year Ended July 31, 1999:
First quarter ...............................       11.75                4.00
Second quarter ..............................       6.375               3.875
Third quarter ...............................       11.50                3.00
Fourth quarter ..............................        8.25               1.625

Year Ending July 31, 2000:
First quarter ...............................       3.625               1.063
Second quarter ..............................      3.6875               1.625
Third quarter
Fourth quarter

         As of February 29, 2000, Registry had in excess of 300 beneficial round lot holders of its common stock and Synergex had 33 shareholders of record. On February 15, 2000, the last full trading day before Registry issued a press release announcing that Registry and Synergex had reached an agreement concerning the proposed merger, the closing bid price of Registry common stock as reported on the Nasdaq market was $3.50 per share. On _____________, 2000, the most recent practical date prior to the printing of this joint proxy statement/prospectus, the closing bid price as reported on the Nasdaq market was $________ per share.

         Because the market price of Registry common stock is subject to fluctuation, the market value of the shares of Registry common stock that holders of Synergex common stock will receive in the merger upon conversion of Registry's Series A convertible preferred stock may increase or decrease. Synergex shareholders are urged to obtain a current market quotation for Registry common stock.

         Neither Registry nor Synergex has paid dividends nor is there any intention to pay dividends in the foreseeable future except for the Series A preferred stock of Registry.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

         The following tables present (1) selected historical condensed financial data of Registry, (2) selected historical condensed financial data of Synergex and (3) selected unaudited pro forma combined condensed financial data of Registry and Synergex (which reflects the completion of the proposed transaction and assumes the purchase method of accounting).

SELECTED HISTORICAL CONDENSED FINANCIAL DATA - REGISTRY

         The following tables set forth selected historical financial data of Registry for the period from October 11, 1995 (inception) through July 31, 1996 and for each of the years in the three-year period ended July 31, 1999 and for the six-month periods ended January 31, 1999 and 2000. The statement of operations data for each of the years in the two-year period ended July 31, 1999 are derived from the audited financial statements of Registry included elsewhere herein. The statement of operations data for the period from October 11, 1995 (inception) through July 31, 1996 and the year ended July 31, 1997 are derived from the audited financial statements of Registry previously filed with the SEC. The balance sheet data as of July 31, 1999 are derived from audited financial statements of Registry included elsewhere herein. The balance sheet data as of July 31, 1998, 1997 and 1996 are derived from the audited financial statements of Registry previously filed with the SEC. The balance sheet data as of January 31, 1999 are derived from unaudited financial statements of Registry previously filed with the SEC. The statement of operations data for the six-month periods ended January 31, 1999 and 2000 and the balance sheet data as of January 31, 2000, have been derived from the unaudited financial statements of Registry incorporated by reference herein and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) which are necessary to present fairly the results of operations and financial position of Registry for the periods and dates indicated. The results of operations for the six months ended January 31, 2000 are not necessarily indicative of the results to be expected for the full year.

                          REGISTRY MAGIC INCORPORATED

STATEMENT OF OPERATIONS DATA:


                                                                                                            For the Period
                                     Six Months                    Fiscal Year Ended July 31,          From October 11, 1995
                                  Ended January 31,                --------------------------           (Inception) through
                                 2000          1999            1999           1998             1997         July 31, 1996
                                 ----          ----            ----           ----             ----         -------------
                                    (Unaudited)
Revenues                   $   784,000    $ 1,070,562     $ 2,453,285    $   885,110     $   344,944       $        --
Total costs
   and expenses              2,510,143      3,237,733       6,954,880      3,192,596       1,719,147            40,841
Net (Loss)                  (1,726,143)    (2,167,171)     (4,501,595)    (2,307,486)     (1,374,203)          (40,841)
Weighted average
   shares outstanding        5,754,494      5,813,000       5,813,041      4,216,836       3,625,200         3,325,000
Net Income (Loss)
   per common share              (0.30)         (0.37)          (0.77)         (0.55)          (0.38)            (0.01)


BALANCE SHEET DATA:





                                   As of January 31,                                      As of July 31,
                                 ---------------------              ---------------------------------------------------
                                 2000             1999              1999              1998            1997         1996
                                 ----             ----              ----              ----            ----         ----
                                     (Unaudited)
Current Assets              $3,835,995        $8,147,228        $5,849,742       $10,658,686     $  937,904     $ 36,171
Working Capital              3,587,327         7,584,502         5,286,092         9,899,790        196,029      (36,067)
Total Assets                 4,273,881         8,689,719         6,372,157        11,053,060      1,108,095       57,681
Total Liabilities              248,668           562,726           563,650           758,896        741,875       72,238
Shareholders' Equity
    (Deficit)                4,025,213         8,126,993         5,808,507        10,294,164        366,220      (14,557)

SELECTED HISTORICAL CONDENSED FINANCIAL DATA - SYNERGEX

         The following tables set forth selected historical financial data of Synergex for each of the years in the four-year period ended December 31, 1999. The statement of operations data for each of the years in the four-year period ended December 31, 1999 and the balance sheet data as of December 31, 1998 and 1999 are derived from the audited financial statements of Synergex included herein.

                       SYNERGEX INTERNATIONAL CORPORATION

STATEMENT OF OPERATIONS DATA:

                                                        Fiscal Year Ended December 31,
                                           --------------------------------------------------
                                               1999          1998          1997        1996
                                               ----          ----          ----        ----
Revenues                                   10,601,777    10,416,593     8,368,826   7,015,351
Total costs and expenses                   10,289,375    10,079,942     8,321,372   6,617,727
Net Income                                    312,402       336,651        47,454     397,624


BALANCE SHEET DATA:


                                                             As of  December 31,
                                            -------------------------------------------------
                                               1999          1998          1997        1996
                                               ----          ----          ----        ----
Current Assets                              3,098,962     2,834,390     2,556,216   1,883,348
Working Capital                              (312,516)   (1,096,250)     (730,348)    211,070
Total Assets                                6,449,261     6,388,045     5,759,480   4,056,809
Total Liabilities                           4,383,764     4,634,950     3,543,036   1,887,819
Shareholders' Equity                        1,939,335     1,688,445     2,216,444   2,168,990

                UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                                  INFORMATION


Introductory Note

The accompanying unaudited pro forma combined condensed financial statements illustrate the effect of the acquisition of the outstanding capital stock of Synergex International Corporation ("Synergex") by a wholly-owned subsidiary of Registry Magic Incorporated ("Registry"). In accordance with the terms of the proposed transaction, the Synergex shareholders will receive an aggregate of 1,000,000 Registry common shares and 779,750 shares of Registry's Series A convertible preferred shares. Additionally, options to acquire up to 1,150,000 of Registry's common shares will be granted to persons designated by Synergex. The transaction will be accounted for under the purchase method of accounting.

The accompanying unaudited pro forma combined condensed balance sheet as of January 31, 2000 combines the historical balance sheet of Registry as of that date with the balance sheet of Synergex as of December 31, 1999 and assumes the merger took place on January 31, 2000. The unaudited pro forma combined condensed statements of operations for the six months ended January 31, 2000 and for the year ended July 31, 1999 are based on the historical statements of operations of Registry for those periods combined with the historical statements of Synergex' operations for the six months ended December 31, 1999 and for the year ended June 30, 1999. The unaudited pro forma combined condensed statements of operations assume the merger took place on August 1, 1998.

The unaudited pro forma combined condensed financial statements reflect a preliminary allocation of the purchase price by Registry based upon preliminary estimates, available information and certain assumptions deemed proper by it and, accordingly, are subject to change upon, among other things, a final determination of required purchase accounting adjustments necessary to allocate the purchase price to the assets acquired and liabilities assumed based on their respective fair values which have not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined condensed financial information appearing in this joint proxy statement are preliminary and have been made solely for purposes of developing such pro forma combined condensed financial information.

The unaudited pro forma combined condensed financial statements have been prepared by Registry. The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of Registry or the results that would have actually occurred had the transaction been in effect for the periods presented.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes of Registry and Synergex.

                                                    REGISTRY MAGIC INCORPORATED

                           UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                               JANUARY 31, 2000

                                                              Historical                       Pro forma
                                                      ------------------------------   ---------------------------
                                                         Registry          Synergex
                                                     (January 31,     (December 31,
                                                             2000)             1999)    Adjustments       Combined
                                                        unaudited
------------------------------------------------------------------------------------------------------------------

ASSETS
Current assets:
     Cash and cash equivalents                     $   2,958,109   $      155,404    $  (250,000)(1)    $2,863,513
     Accounts receivable, net                            630,416        1,955,532             --         2,585,948
     Inventories                                         186,667           59,307             --           245,974
     Other current assets                                 60,803          311,184             --           371,987
     Deferred tax asset                                       --          617,535             --           617,535
------------------------------------------------------------------------------------------------------------------

Total current assets                                   3,835,995        3,098,962       (250,000)        6,684,957
Property and equipment, net                              373,676          644,316             --         1,017,992
Capitalized software development costs, net                   --        2,289,957             --         2,289,957
Excess cost over the fair value of net assets
  acquired                                                    --               --      3,784,503 (1)     3,784,503
Other assets                                              64,210           70,993             --           135,203
Deferred tax asset, non-current                               --          345,033             --           345,033
------------------------------------------------------------------------------------------------------------------

                                                   $   4,273,881   $    6,449,261    $ 3,534,503      $ 14,257,645
==================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities      $     248,668   $    1,510,994    $        --      $  1,759,662
     Bank line of credit                                      --          273,389             --           273,389
     Deferred revenue                                         --        1,162,183             --         1,162,183
     Current portion of capital lease and notes
      payable                                                 --          464,912             --           464,912
------------------------------------------------------------------------------------------------------------------

Total current liabilities                                248,668        3,411,478             --         3,660,146
------------------------------------------------------------------------------------------------------------------

Notes payable and capital lease obligations                   --          855,526             --           855,526
Deferred rent obligations                                     --          116,760             --           116,760
------------------------------------------------------------------------------------------------------------------

Total liabilities                                        248,668        4,383,764             --         4,632,432
------------------------------------------------------------------------------------------------------------------
Redeemable common stock, 19,375 shares issued and
     outstanding                                              --          126,162       (126,162)(1)            --
------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY:
     Preferred stock $.01 par value                           --               --             --                --
     Series A 6% cumulative non-voting convertible
         preferred stock (face value $8,000,000)              --               --      6,200,000(1)      6,200,000
     Common stock                                          5,355               --          1,000(1)          6,355
     Additional paid-in capital                       13,973,126           69,793      3,429,207(1)     17,472,126
     Retained earnings (deficit)                      (9,953,268)       1,869,542     (5,969,542)(1)(5)(14,053,268)

------------------------------------------------------------------------------------------------------------------

Total shareholders' equity                             4,025,213        1,939,335      3,660,665         9,625,213
------------------------------------------------------------------------------------------------------------------

                                                   $   4,273,881   $    6,449,261    $ 3,534,503      $ 14,257,645
==================================================================================================================

                                  See accompanying notes to unaudited pro forma
                                       combined condensed financial statements.

                                                    REGISTRY MAGIC INCORPORATED


                              UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS
                                                                  OF OPERATIONS
                                      FOR THE SIX MONTHS ENDED JANUARY 31, 2000


                                                               Historical                           Pro forma
                                                      ----------------------------         ----------------------------
                                                               (unaudited)
                                                         Registry        Synergex
                                                      (Six months     (Six months
                                                            ended           ended
                                                       January 31,    December 31,
                                                             2000)           1999)        Adjustments          Combined
-----------------------------------------------------------------------------------------------------------------------

REVENUES:
License fees                                          $        --       $ 3,647,345       $        --       $ 3,647,345

Product sales                                             784,000                --                --           784,000

Service fees                                                   --         1,476,362                --         1,476,362
-----------------------------------------------------------------------------------------------------------------------
Total revenues                                            784,000         5,123,707                --         5,907,707
-----------------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES:

Cost of revenues                                          550,239         1,852,354                --         2,402,593

General and administrative                              1,510,355         2,005,581                --         3,515,936

Research and development                                  447,764         1,128,935                --         1,576,699

Depreciation and amortization                             109,977           183,005           378,450(2)        671,432

Interest (income) expense, net                           (108,192)           52,334                --           (55,858)
-----------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                2,510,143         5,222,209           378,450         8,110,802
-----------------------------------------------------------------------------------------------------------------------

Net loss before income tax benefit                     (1,726,143)          (98,502)         (378,450)       (2,203,095)

Income tax benefit                                             --           149,011                --           149,011
-----------------------------------------------------------------------------------------------------------------------

Net income (loss)                                     $(1,726,143)      $    50,509       $  (378,450)      $(2,054,084)


Preferred stock dividend                                       --                --          (240,000)(3)      (240,000)
-----------------------------------------------------------------------------------------------------------------------

Net income (loss) available to common shareholders    $(1,726,143)      $    50,509       $  (618,450)      $(2,294,084)
=======================================================================================================================
Weighted average shares outstanding                     5,754,494                           1,000,000(4)      6,754,494
=======================================================================================================================
Net (loss) per common share (basic and                $      (.30)                                          $      (.34)
     diluted)
=======================================================================================================================

                                  See accompanying notes to unaudited pro forma
                                       combined condensed financial statements.

                                                    REGISTRY MAGIC INCORPORATED


                              UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS
                                                                  OF OPERATIONS
                                               FOR THE YEAR ENDED JULY 31, 1999


                                                                  Historical                          Pro forma
                                                        --------------------------------      ----------------------------
                                                           Registry            Synergex
                                                        (Year ended         (Year ended
                                                           July 31,            June 30,
                                                              1999)               1999)
                                                                            (unaudited)       Adjustments         Combined
--------------------------------------------------------------------------------------------------------------------------

REVENUES:

License                                               $          --      $    7,173,777      $         --   $    7,173,777

Product sales                                             2,453,285                  --                --        2,453,285

Service fees                                                     --           3,441,272                --        3,441,272
--------------------------------------------------------------------------------------------------------------------------

Total revenues                                            2,453,285          10,615,049                --       13,068,334
--------------------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES:

Cost of revenues                                          1,523,108           3,593,747                --        5,116,855

General and administrative                                3,857,760           4,392,554                --        8,250,314

Research and development                                  1,242,210           1,623,539                --        2,865,749

Royalty expense                                             500,000                  --                --          500,000

Depreciation and amortization                               195,821             441,405           756,900(2)     1,394,126

Interest (income) expense, net                             (364,019)            138,710                --         (225,309)
--------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                  6,954,880          10,189,955           756,900       17,901,735
--------------------------------------------------------------------------------------------------------------------------

Net income (loss) before income tax benefit              (4,501,595)            425,094          (756,900)      (4,833,401)

Income tax benefit                                               --              48,676                --           48,676
--------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                     $  (4,501,595)     $      473,770      $   (756,900)    $ (4,784,725)

Preferred stock dividend                                         --                  --          (480,000)(3)     (480,000)
==========================================================================================================================

Net income (loss) available to common shareholders    $  (4,501,595)     $      473,770        (1,236,900)      (5,264,725)
==========================================================================================================================

Weighted average shares outstanding                       5,813,041                             1,000,000(4)     6,813,041
==========================================================================================================================

Net (loss) per common share (basic and diluted)       $        (.77)                                          $       (.77)
==========================================================================================================================

                                  See accompanying notes to unaudited pro forma
                                       combined condensed financial statements.

                                                    REGISTRY MAGIC INCORPORATED


                                          NOTES TO UNAUDITED PRO FORMA COMBINED
                                                 CONDENSED FINANCIAL STATEMENTS


Pro forma adjustments to effect the merger are as follows:

1. To reflect the issuance of 1,000,000 shares of Registry common stock at an assumed value of $3.50 per share, and the issuance of Series A 6% cumulative convertible non-voting preferred shares (face value $8,000,000) of Registry with an estimated value of $6,200,000 for the Synergex shares. The assumed purchase price of $9,950,000 including estimated acquisition costs of approximately $250,000, is based on management's estimate of the fair value of the assets acquired and the liabilities assumed of Synergex.

2. To reflect the amortization of the excess cost over the fair value of the net assets acquired, $3,784,503, on a straight-line basis over five years. The amortization of goodwill is considered a permanent difference for income taxes and accordingly no benefit has been recorded.

3. To reflect the dividend on the 779,750 shares of Series A 6% cumulative non-voting preferred convertible shares (face value $8,000,000). The annual dividend of $480,000 would be payable on a quarterly basis.

4. To reflect the issuance of the 1,000,000 shares of common stock as if they were issued on August 1, 1998 for purposes of the weighted average number of shares outstanding in connection with the calculation of net loss per common share (basic and diluted). Registry's potentially issuable shares of common stock pursuant to outstanding stock purchase options, warrants, and the Series A 6% cumulative non-voting preferred convertible shares for purposes of the adjusted pro forma net loss per common share calculation are excluded from the pro forma diluted computation as their effect would be antidilutive to the pro forma net loss per share.

                                                     REGISTRY MAGIC INCORPORATED

                                           NOTES TO UNAUDITED PRO FORMA COMBINED
                                                  CONDENSED FINANCIAL STATEMENTS


5. To reflect the write-off of the portion of the purchase price expected to be allocated to in-process research and development (IPR&D) of $4,100,000. IPR&D represents the value assigned, in a transaction accounted for as a purchase, to research and development projects of the acquired business that have commenced but have not yet been completed at the date of acquisition and which have no alternative future use.

     The method to be used to determine the purchase price allocation to IPR&D will be a discounted cash flow method. The calculation will be based on an estimate of the advantage afforded to the Company with respect to future expected revenues and cash flows as a result of the current advanced state of the product development.

     For purposes of the pro forma adjustments the $4,100,000 write-off has not been included as an expense in the unaudited pro forma combined condensed statement of operations for the year ended July 31, 1999, since the write-off will not have a continuing impact on the Company's operating results. This amount will however be charged to operations at the time the acquisition closes.

                              BUSINESS OF REGISTRY

INTRODUCTION

         Registry was organized to design, develop, commercialize and market proprietary products and services that exploit recent advances in speech recognition technologies. The products currently offered or under development by Registry have the objective to enable a user to speak into a telephone or to a computer in a natural conversational manner and, in turn, have the product listen, understand and respond by performing tasks or retrieving information.

         Registry's initial product is the Virtual Operator(TM), a speech driven auto-attendant and call routing turnkey product. This product is generating limited sales for Registry and is being marketed and installed through distributors, independent resellers and a direct sales force.

         Registry has started to generate limited revenues. Registry's expenses continue to significantly exceed its current revenues. There can be no assurance that Registry will generate sufficient revenues to enable Registry to operate profitably during its 2000 fiscal year or thereafter.

         Registry's goals are to continue to develop and refine its speech recognition products and services by adding additional functionality enabling users to easily access computer automated transactions via a telephone or PC without the need for extensive touch-tone menus or computer proficiency while providing customers with cost- saving benefits, and to continue to develop the architectural framework to speech-enable Internet applications.

INDUSTRY BACKGROUND

         While various types of speech recognition technology have existed for several years and the number of commercially available speech-enabled products continue to grow, until recently, speech recognition technology and products have been deficient and costly, thereby limiting widespread acceptance.

         Historically, emphasis in the speech recognition industry has been placed on the development of core speech recognition engine technology, rather than on the development of speech recognition applications technology. The speech recognition engine is the core technology upon which various applications are based. Major companies, including IBM, Lernout & Hauspie Speech Products, N.V., Philips, Fonix, and Lucent, have spent vast sums of money over the last quarter century in developing core engine technology, but have, for the most part, relegated developing applications to others. Speech recognition engine technologies require distinct skills including speech algorithms, statistics, digital signal processing algorithms, digital signal processing programming, phonetics, linguistics, information theory and coding theory.

         On the other hand, creating speech recognition products requires an entirely different set of skills including speech and word recognition, linguistics, usability engineering, speech engine tuning, noise cancellation, phonetics, multimedia application development and telephone application development.

         Early speech recognition applications typically required programming of equipment to recognize a limited number of discrete words spoken by a specific user, referred to as "speaker enrollment." These speaker-dependent systems also tended to be sensitive to background noise and to changes in speech patterns that resulted from an enrolled speaker being tired or excited. Additionally, these initial speech recognition applications had limited vocabularies and required the user to speak discretely, pausing between each word, rather than allowing natural continuous speech. Moreover, in addition to these performance challenges, the development of foreign language versions of automatic speech recognition and text-to-speech synthesis (technologies for converting textual information into synthetic speech output) has been costly and time consuming.

         As the number of electronic devices used by businesses and consumers proliferate and the features and functionality of these products and services increase and become more complex, manufacturers continually seek to increase the ease of use and the interface between their products and the end user. The manner and simplicity of operation of a product can have a direct effect on its popularity, frequency of use and market acceptance. The introduction of the "mouse" and the graphical user interface ("GUI"), each of which simplified the use of the personal computer, are examples of how improving a product's user-friendliness can enhance its marketability.

         Speech is typically the most natural, efficient and easiest means of human communication. With the increase in the power and capability of core speech recognition engine technology, as well as the increase in speed and reduction of costs in computer processors, integration of human speech as an interface to telephone and computer applications is now feasible. Recent advances in the accuracy of speech recognition technologies have led to improvements in the performance and reliability of speech recognition products, allowing for multiple languages to be developed for a specific application. Management believes that these improvements and continuing advances in speech recognition technologies, including the development of intuitive and easy-to-use natural language user interfaces, are accelerating the growth of speech-enabled products in daily business and personal use. Furthermore, management believes that electronic devices and products incorporating speech recognition technology will be available in an increasing variety of applications, provided that these applications are easy to use, natural, accurate and cost effective.

STRATEGY

         Registry's overall goal is to exploit existing speech engine technology to create advanced speech recognition products and services for commercial business and Internet applications. This technology, among other attributes, will (i) substantially eliminate the need for touch-tone menus,
(ii) reduce operational costs by performing repetitive tasks of live employees and (iii) allow for the access of information from any location and at any time through speech prompting.

         Virtual Operator Product Strategy:

         Until now, Registry has marketed the Virtual Operator in two variations, the Virtual Operator, and Virtual Operator Enterprise Edition. The Enterprise Edition differs from the standard Virtual Operator by virtue of its ability to recognize up to 10,000 names while the standard edition can recognize up to 1,000 names.

         Registry will retain the current Virtual Operator but will build and maintain a standard library of names to reduce the expense of installing and tuning each individual installation. This will reduce Registry's costs and further help Registry's dealer base.

         Registry has developed proprietary technology, which allows automatic updates of the Virtual Operator database from computer databases from the customer's software. This eliminates the need for any manual name insertion.

         Content Access Product Strategy:

         Registry believes that the rapid rise of the Web together with the large and growing number of cellular and PCS mobile phone users represents a significant opportunity. Access to the Web has traditionally been the domain of PCs, and the PC's multi-media capability still makes it the ideal tool for access to Web content that is graphical or media-rich. However, ours is an increasingly mobile society, and users will want access to information while they are away from their PCs.

         Registry intends to develop applications, both in cooperation with partners and on its own, that allow mobile and fixed phone users to access information, conduct transactions, and retrieve data from databases through speech commands. There are two ways to do this: small-screen devices and speech.

         Small-screen Devices: There is an increasing amount of activity in the area of wireless, mobile Internet access. Sprint PCS, for example, has released a commercial product with a new phone. There is widespread acceptance of a single standard for this purpose, called WAPI, or Wireless Access Protocol Interface. This enables content providers to re-design their content for small screen devices.

         However, these devices will have some limitations. The screen itself will be small, because customers like small physical size for their phones. They tend to be two-handed devices that require the user to use one hand to hold it and one to operate a stylus or button to make selections. Being visual devices, they demand that the user actually look at them in order to use them.

         Speech: A voice interface gets around many of these restrictions, although it clearly adds others. In many ways, a speech interface is the most natural and intuitive way to access information. It mimics something we do every day. And a speech interface allows a caller to keep more attention to driving, or performing other tasks.

         Registry believes that a speech interface has a significant place as a third means of accessing databases or conducting commerce. Neither a PC, nor a PDA (Personal Digital Assistant), nor a phone is perfect for every application. Ordering food over a PC, for example, has not taken off partly because the process is simple enough that a PC inserts more over-head in the process than it takes away in convenience.

         In light of all this, it is Registry's intention to develop and market software systems that will allow businesses to offer access to information and transactions via a speech interface.

PRODUCTS

         General

         Registry is developing proprietary applications software products that simulate the manner in which human beings communicate by incorporating the following key attributes:

         - SPEAKER INDEPENDENCE -- enables any person to speak and be understood. As a result, within a geographic region or country, Registry's technology "listens" to and can understand different dialects, ages and genders.

         - DIALOGUE DETECTION (KEY WORD SPOTTING) -- identifies the key words for action within any naturally spoken command. For example, a caller may say, "I'd like to speak with John Doe, please." Dialogue Detection locates the name "John Doe" and ignores all other words that have been spoken.

         - TALK-THRU (BARGE-IN) -- allows callers to override prompts with their voice. The computer stops speaking, "hears" the new input and responds by going into its database to retrieve the requested information.

         - MAGIC BULLSEYE(TM) - performs automatically the desired task based on the confidence of the understanding of the caller's spoken command, without the need for an additional confirmation prompt, thereby making the caller interaction with the computer more efficient and natural.

         Products Available or Under Development

         VIRTUAL OPERATOR(R). Registry's first stand-alone product is a speech driven auto-attendant that enables a caller to request connection to a person or department by speaking into a telephone in a natural manner. A caller does not need to remember the extension of the person or department to whom the caller wishes to speak, and the caller is not required to enter touch-tones to transfer to a desired department. Additionally, a caller can interrupt a prompt at any time and state the caller's request without waiting for the prompt to finish. In addition to domestic applications, Registry believes that this product can be successful in the international market, where it can automate telephone systems that do not support touch-tone. Depending on individual configuration, the Virtual Operator has the ability to answer up to twelve calls at once without placing a caller on-hold, and function seven days a week, twenty-four hours a day.

         Registry has begun customer installations of its Virtual Operator and is generating limited sales revenue from customers within a wide variety of industries. The Virtual Operator is sold through distributors or dealers or directly to end-users.

         CONTENT AND COMMERCE ACCESS. Registry has begun to develop applications that enable individuals to access information and conduct transactions using voice as an interface. The information accessed is often, but by no means always, the same as on the Web site. These applications are aimed at Internet content providers, e- commerce companies, and brick-and-mortar retailers who wish to extend their distribution channel to include a voice interface.

STRATEGIC RELATIONSHIPS

         Registry continues to expand its relationships with technology providers and distribution partners. Currently, some of these relationships include:

         LERNOUT & HAUSPIE SPEECH PRODUCTS N.V. Registry has entered into a distribution and licensing agreement with L&H, an international provider of speech recognition core engine technologies. As part of this agreement, Registry has acquired rights to incorporate certain L&H technologies within Registry's products.

         DIALOGIC CORPORATION. Registry is a Platinum Partner of Dialogic Corporation, the largest manufacturer of computer telephone equipment. As such, Registry is authorized to participate in a number of marketing programs in support of the promotion of Registry's products.

         INTER-TEL TECHNOLOGIES INCORPORATED. Registry has entered into a Factored Products Distribution Agreement with Inter-Tel Technologies Incorporated ("Inter-Tel"), a significant manufacturer and distribution company of telephone related equipment. Under the terms of this agreement, Inter-Tel will have the right to market and sell Registry's Virtual Operator product through its 34 North American based sales offices.

RESEARCH AND DEVELOPMENT EXPENSES

         For the fiscal year ended July 31, 1999 and the six months ended January 31, 2000, Registry incurred research and development expenses of $1,242,210 and $447,764 respectively.

SALES AND MARKETING

         To date, marketing efforts have been conducted by Company personnel and have focused on national and regional distribution companies and OEM telephone switch and voicemail manufacturers.

         Registry has established a distribution network for North America. Sales of the Virtual Operator are being achieved primarily through independent resellers that supply telephone and voicemail systems to businesses, as well as through Registry's direct sales force.

SUPPLIERS AND LICENSORS

         Registry's proprietary software incorporates core speech engine technology developed by others for which Registry has obtained licenses.

         Registry has entered into a four-year, non-exclusive, worldwide license agreement, effective as of December 31, 1996 and as subsequently amended, to use and exploit L&H's proprietary core speech recognition engine technologies and text-to-speech technologies. L&H is an international developer, licensor and provider of multilingual advanced speech and language technologies and services for telephone and desktop applications. Included in the license to Registry are all advances or improvements made by L&H to such technologies and all foreign language uses requested by Registry which initially include American English, Castillian Spanish, French, German, Italian, Dutch, and in certain instances, British English and Korean. L&H has agreed to provide technical support, marketing support and training to Registry. Registry paid L&H an aggregate of $1,000,000 in non-refundable prepayments under this agreement against future royalties due to L&H on sales of certain of Registry's products incorporating L&H technology which represents the total amount due under this agreement.

         Registry's software products are designed to be used with personal computers, specifically Intel(R) Pentium processors. Standard telephone interface cards are also required for certain of the turnkey hardware products if these products communicate via the telephone. Registry's telephony products currently require telephone interface cards manufactured by Dialogic of Parsipany, New Jersey, however there are a number of other manufacturers, including Natural Microsystems, Rhetoric, and NewVoice from which Registry may purchase cards on similar terms and conditions. Certain of Registry's products also rely on special processing boards that are manufactured by Dialogic as well. The loss of Dialogic as a source for these cards could have a material adverse impact on Registry, since Registry might not be able to offer all the features of a particular application if it were required to rely on other suppliers.

         Registry's personal computer desktop software products require high quality sound cards shipped with most PCs today, as well as high quality noise-canceling microphones available from a number of suppliers including Andrea Electronics. Registry's telephone based products are designed to be used with Microsoft(R) Windows. Additionally, toolkits (i.e. collections of programs that facilitate the creation of applications software) from engine providers enable Registry to exploit speech recognition engine technologies developed by different vendors. Typically, Registry selects engine toolkits and speech recognition engine technology manufactured by the same entity. Alternatively, Registry selects a programming toolkit to complement a specific application based on the toolkit that produces the fastest results in a high quality manner and yields efficiencies in hardware requirements.

PROPRIETARY RIGHTS

         Registry considers its software and applications as proprietary and currently relies on a combination of copyright, trade secret and trademark laws and license agreements to protect its intellectual property rights. Registry also has entered and will enter into license agreements with end-users of the products and applications, and has required all employees to enter into confidentiality and non-disclosure agreements. Despite these precautions, it may be possible for unauthorized third parties to copy aspects of Registry's products or to obtain and use information that Registry regards as proprietary.

COMPETITION

         The speech recognition applications market is growing and is characterized by intense competition. Registry's products will compete with, or affect the sales of, many well-established companies including IBM, AT&T, Digital Equipment, Lucent, Nortel and Unisys. These companies have substantially greater financial, technical, personnel and other resources than Registry and have established reputations for success in the development, licensing and sale of their products and technology, especially the larger organizations. Several of these competitors have the financial resources necessary to enable them to withstand substantial price competition or downturns in their markets. In addition, certain companies may be expected to develop technologies or products that may be functionally similar to some or all of those being developed by Registry. With respect to the Virtual Operator product, Registry's competitors will likely include Phillips, Locus, Phonetics Systems, The Sound Advantage and Vocalis. Additionally, manufacturers of voice-mail and telephone switches may also attempt to develop their own conversational speech recognition applications. There can be no assurance that Registry will be able to compete successfully, that its competitors or future competitors will not develop technologies or products that render Registry's products and technology obsolete or less marketable, or that Registry will be able to successfully enhance its proposed products or technology or adapt them satisfactorily.

EMPLOYEES

         Registry, as of January 31, 2000, has 9 full-time employees. Of such employees, 2 persons are in management and finance; 1 person is engaged in sales and marketing; 2 persons are engaged in development; 3 are in product support, and 1 person is in administration. No employee of Registry is covered by a collective bargaining agreement or is represented by a labor union. Registry considers its employee relations to be good.

PROPERTIES

         On May 15, 2000, Registry commenced a one year lease of 1,762 square feet of office space in Boca Raton, Florida for a monthly base rental of $2,202, plus Registry's proportionate share of taxes and operating expenses.

LEGAL PROCEEDINGS

         Registry is not a party to any material litigation nor is it aware of any material threatened litigation.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS - REGISTRY

         The following discussion and analysis should be read in conjunction with the financial statements of the Company and the notes thereto appearing elsewhere herein.

OVERVIEW

         Registry was organized to design, develop, commercialize and market proprietary products and professional services that exploit recent advances in speech recognition technologies. Registry's products currently marketed or under development have the objective of enabling a user to speak into a telephone or to a computer in a natural conversational manner and, in turn, have the product listen, understand and respond by performing tasks or retrieving information.

         Registry's products and services, among other things, will (i) substantially eliminate the need for touch-tone menus, (ii) reduce operational costs by performing repetitive tasks of live employees and (iii) allow for the access of information from anywhere and at anytime through speech. The Company's business strategy is to focus on products and pricing models that produce revenue on a transaction or recurring basis.

         While we have generated limited revenues, the Company's expenses continue to significantly exceed revenues currently and for the foreseeable future. There can be no assurance that product installations, royalties or licensing will generate sufficient revenues to enable the Company to operate profitably during its 2000 fiscal year or thereafter.

         The Company is subject to all of the risks inherent in the establishment of a young business enterprise. To address these risks, the Company must, among other things, increase the number of key customer installations, enter into successful distribution arrangements, respond to competitive developments, and attract, retain and motivate qualified personnel. Failure to achieve one or more of these goals could have a material adverse effect upon the Company's business, operating results and financial condition.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JANUARY 31, 2000 COMPARED TO SIX MONTHS ENDED JANUARY 31, 1999

         Since its inception in October 1995, the Company's efforts have been principally devoted to research, development and design of products, marketing activities and raising capital.

         For the six months ended January 31, 2000 product sales were $784,000 as compared to $1,070,562 for the six months ended January 31, 1999. The decrease in sales resulted from no joint development projects and licensing fees and a corporate restructuring to prepare for the planned merger with Synergex. As part of the restructuring, certain sales staff and other staff not directly focused on strategic projects were terminated.

         For the six months ended January 31, 2000, cost of goods sold amounted to $550,239 compared to $332,649 for the six months ended January 31, 1999 an increase of $217,590, representing hardware costs associated with the Company's Virtual Operator. Cost of goods sold increased as a percent of sales due to a proportionate increase in lower margin hardware sales. For the six months ended January 31, 2000 the Company increased its inventory reserve by $28,589.

         General and administrative expense decreased by $259,331 from $1,769,686 for the six months ended January 31, 1999 to $1,510,355 for the six months ended January 31, 2000. The reduction in general and administrative expense was due to decreased administrative and sales staff.

         No royalty expense was incurred for the six months ended January 31, 2000 compared to $500,000 for the six months ended January 31, 1999.

         Research and development expenses for the six months ended January 31, 2000 were $447,764 compared to $763,427 for the six months ended January 31, 1999, a decrease of $315,663. The Company has reduced development staff in order to focus on strategic product development. Research and development expenses incurred in the course of establishing technological feasibility of the Company's software applications have been charged to operations pursuant to Statement of Financial Accounting Standards "SFAS" No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed".

         Depreciation expense increased $20,589 for the six months ended January 31, 2000 to $109,977 from $89,388 for the six months ended January 31, 1999 primarily due to the Company purchasing additional computer hardware during the 1999 fiscal year.

         Interest income, net for the six months ended January 31, 2000 amounted to $108,192 compared to interest income of $217,417 for the six months ended January 31, 1999. The decrease in interest income was due primarily to the reduction in the Company's available cash balances.

YEAR ENDED JULY 31, 1999 COMPARED TO YEAR ENDED JULY 31, 1998

         For the year ended July 31, 1999, product sales were $2,453,285 compared to $517,135 for the year ended July 31, 1998. Registry intends to continue to focus its efforts on enhancing its Virtual Operator products. Sales of Registry's Virtual Operator increased in volume through Registry's dealer network and direct sales force. For the year ended July 31, 1998 Registry recorded $450,000 of product revenue from a non-refundable royalty from Lernout & Hauspie Speech Products. No future revenue has been or is expected to be generated from this product. The costs associated with this product were expensed as research and development expense.

         During the year ended July 31,1998 Registry performed consulting services for L&H resulting in $367,975 in revenues. For the year ended July 31, 1999 no such consulting services were performed.

         For the year ended July 31, 1999, cost of sales amounted to $1,523,108 representing hardware costs associated with Registry's Virtual Operator. For the year ended July 31, 1998, cost of sales amounted to $59,527 on sales of hardware representing costs associated with Registry's Virtual Operator. Registry incurred no cost of sales for the above mentioned royalty from Lernout & Hauspie Speech Products and such costs were expensed as research and development expenses as discussed below.

         General and administrative expense increased by $2,326,443 to $3,857,760 from $1,531,317 for the year ended July 31, 1998. Registry has incurred additional salary and commission expense of $801,764 in the current year for additional employees hired to market and sell the Virtual Operator, sales commissions and additional office support staff. For the year ended July 31, 1999 Registry recorded a bad debt expense of $342,366 no such expense was recorded for the year ended July 31, 1998. Registry incurred an additional $258,419 of expenses for travel and tradeshows to market Registry's products. Effective October 1, 1999 Registry has significantly decreased its administrative and sales staff in order to reduce expenses.

         Research and development expenses for the year ended July 31,1999 were $1,242,210 compared to $1,076,567 for the year ended July 31,1998, an increase of $165,643. These increases were due to continued enhancement of Registry's Virtual Operator product, the development of other product and service prototypes, and expenses related to Registry's performance of development contracts. Registry does not expect these costs to increase significantly in the upcoming fiscal year ended July 31, 2000. Research and development expenses incurred in the course of establishing technological feasibility of Registry's software applications have been charged to operations pursuant to Statement of Financial Accounting Standards SFAS No. 86 Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.

         Royalty expenses for the year's ended July 31, 1999 and 1998 were $500,000 and $500,000 respectively, which represent non-refundable payments on royalties to use certain speech recognition engine technologies and text to speech technologies, such amounts also include non-recurring engineering fees for certain software object code and software source code for the development and distribution of software products that utilize speaker verification and file encryption technologies. Registry expensed such non-recurring engineering fees in the absence of any contracts for the sale of its products at the time of payment.

         Depreciation expense increased $94,537 for the year ended July 31, 1999 to $195,821 from $101,284 for the year ended July 31, 1998, primarily due to Registry purchasing additional computer hardware.

         Interest income net for the year ended July 31, 1999 amounted to $364,019 compared to $76,099 of interest income net for the year ended July 31, 1998. The increase in interest income was due to the completion of Registry's IPO in June 1998 and receipt of approximately $11,300,000 in net proceeds. Such funds are invested in money market accounts and high-grade short-term corporate paper.

LIQUIDITY AND CAPITAL RESOURCES

         As of January 31, 2000, the Company had $2,958,109 in cash and cash equivalents. The Company does not have any available lines of credit. Since inception, and until completion of the Company's public offering in June 1998, the Company financed its operations through loans from the Company's Chairman and his wife and from private placements of both debt and equity. On June 2, 1998, the Company closed an initial public offering of common stock. The Company offered and sold 1,600,000 shares of common stock at an initial public offering price of $7.25 per share, raising proceeds, net of offering costs, of approximately $9,900,000. On June 26, 1998 the Company also closed on the underwriting over-allotment. The Company sold an additional 220,000 shares of common stock at the initial public offering price of $7.25 per share, raising additional proceeds, net of offering costs of approximately $1,400,000.

         Net cash used in operating activities decreased by $964,822 to $1,952,649 for the six months ended January 31, 2000 from $2,917,471 for the six months ended January 31, 1999. Net cash used in operating activities primarily related to the Company's research and development and sales and marketing efforts. Net cash used in investing activities during the six months ended January 31, 2000 and 1999 was $385 and $247,691 respectively. The decrease in expenditures primarily related to a decrease in purchases of computer equipment.

         Net cash used in financing activities during the six months ended January 31, 2000 amounted to $57,151. The Company repurchased 600,000 shares of common stock from two former employees. The Company also received $2,850 from the exercise of stock options.

IMPACT OF THE "YEAR 2000" ON REGISTRY PRODUCTS

         Computers, software and other equipment utilizing microprocessors that use only two digits to identify a year in a date field may be unable to process accurately certain date-based information at or after the year 2000. Registry recognizes the need to insure that its operations will not be adversely affected by "Year 2000" software failures. Software failures due to processing errors potentially arising from calculations using the year 2000 date are a recognized risk, and Registry is addressing this issue on several different fronts.

         Registry is in contact with its suppliers to assess their compliance. Registry believes based on representations from its suppliers that there products are year 2000 compliant, but there can be no assurance that there will not be a material adverse effect on Registry if third parties do not convert their systems in a timely manner and in a way that is compatible with Registry's systems. Registry believes that its actions with suppliers will minimize these risks.

         Through July 31, 1999, Registry has not incurred material expenses relating to "Year 2000" compliance efforts and believes that the expenses associated with completing its "Year 2000" compliance plans will not have a material adverse impact on Registry's operations. Internal and external expenses specifically associated with modifying internal-use software for the "Year 2000" will be expensed as incurred. Registry's current estimates of the amount of time and expenses necessary to implement and test its computer systems are based on the facts and circumstances existing at this time. Nevertheless, achieving "Year 2000" compliance is dependent on many factors, some of which are not completely within Registry's control. Should either Registry's internal system or the internal systems of one or more significant vendors or suppliers fail to achieve "Year 2000" compliance, Registry's business and its results of operations could be adversely affected.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, accounting for derivative instruments and hedging activities. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedge risk, or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Pursuant to SFAS No. 137, the effective date has been changed to all fiscal quarters of fiscal years beginning after June 15, 2000.

         Historically, the Registry has not entered into any derivative contracts in order to hedge existing risks or for speculative purposes. Accordingly, Registry does not expect adoption of the new standards to effect its financial statements.

                  DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRY

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person. The executive officers are elected annually by the board of directors. The executive officers serve terms of one year or until their death, resignation or removal by the board of directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

The directors and executive officers of Registry are as follows:


Name                            Age        Position With Registry
----                            ---        ----------------------

Lawrence Cohen                  55         Chairman of the Board, Acting Chief
                                           Executive Officer

Cornelia Eldridge (1)(2)        58         Director

Renney Senn (1)(2)              52         Director

David Kaye                      63         Director

Martin Scott                    32         Treasurer and Secretary

----------------

(1)      Member of the Audit Committee of the board of directors.
(2)      Member of the Compensation Committee.

         Registry's board of directors held meetings and took action by unanimous written consent nine times during 1999.

         The Registry audit committee, consisting of Cornelia Eldridge and Renney Senn met ____ times in 1999. The functions of the audit committee are to review annual and quarterly financial statements, meet with Registry's independent auditors and address accounting matters or questions raised by the auditors.

         The compensation committee of the Registry board of directors, consisting of Cornelia Eldridge and Renney Senn, met _____ times in 1999. The functions of the compensation committee are to review compensation of officers and employees and administer and award options under all stock option plans of Registry.

         LAWRENCE COHEN has served as Chairman of the Board since he founded Registry in October 1995. Since February 2000, Mr. Cohen has served as acting Chief Executive Officer of Registry. Mr. Cohen has been engaged in providing financial consulting and merchant banking services to early-stage companies for more than the past 25 years. He has served as Chairman of the Board and Chief Executive Officer of Bristol Retail Solutions, Inc. (OTCBB: BRTL), a point-of-sale equipment distributor, since he co-founded such company in April 1996. He is also the co-founder of Apollo BioPharmaceuticals, Inc., a privately-held company in Massachusetts engaged in the development of neuroprotective pharmaceuticals, and currently Chairman of the Board of McLaren Automotive Group, Inc., formerly ASHA Corp. (Nasdaq:MCLN), an automotive design and motorsports group. Between November 1990 and September 1996, Mr. Cohen served as Chairman of the Board of BioTime, Inc. (Nasdaq:BTIM), a biotechnology firm he founded to develop an artificial blood plasma substitute. He was co-founder of Cryomedical Sciences (Nasdaq:CMSI), a low temperature surgery company, and served as its President from November 1990 to November 1991.

         CORNELIA ELDRIDGE has served as a director of Registry since October 1998. Ms. Eldridge is President of Eldridge Associates, Inc., a management-consulting firm she founded in 1981. Ms. Eldridge currently serves on the Board of Directors of DE Frey, Inc., a financial services firm, and SusComm, the largest assembler and reseller of IBM mid-range computers.

         RENNEY SENN has served as a director of Registry since September 1999. Mr. Senn joined Holocomm Systems, Inc. as its president, CEO and board chairman in June 1998. Previously, he was the President, CEO and principal founder of FirstWorld Communications, formerly SpectraNet International formed in 1993. FirstWorld is a significant competitive local exchange carrier ("CLEC") that has recently acquired eight Internet Service Providers in California, Texas, Utah, Colorado and Oregon and has a private market value of approximately $1 billion. In January 1998 Mr. Senn left the company as part of a purchase of controlling interest in FirstWorld Communications by Enron Corporation of Houston, Texas and Donald Sturn.

         DAVID KAYE has served as a director of Registry since February 2000. Since January 2000, Mr. Kaye has served as President and Chief Executive Officer of Bristol Retail Solutions, Inc. (Nasdaq:BRTL), a point-of-sale equipment distributor. From January 1999 until December 1999, he was the Vice President of Corporate Finance for Kann Capital Ltd., an investment banking firm. From March 1998 until December 1998, he served as Chief Financial Officer of Tech Electro Industries, Inc., a publicly traded holding company operating principally in the information technology sector. From July 1997 to February 1998, Mr. Kaye served as President of 433, Inc., a corporation offering mediation services to delinquent federal and state taxpayers. Until July 1997 he served as President and Chief Executive Officer of Kaye Kotts Associates, Inc., a corporation offering mediation services to delinquent federal and state tax payers. In February 1998, Kaye Kotts Associates, Inc. filed bankruptcy under Chapter 7 of the bankruptcy code.

         MARTIN SCOTT, a certified public accountant, has served as Secretary and Treasurer of Registry since October 1997. From June 1996 until October 1997, he was employed as an Audit Supervisor by Millward & Co., CPAs. From October 1995, until June 1996, Mr. Scott served as Controller of ERD Waste Corp. (Nasdaq:ERDI), a waste disposal company. Prior thereto, from January 1995, he was employed as a Senior Accountant with the firm of Richard A. Eisner & Co., LLP. From January 1991 to January 1995, he was employed as a Senior Accountant with the firm of Feldman Radin & Co., P.C. Mr. Scott has assumed a position as Chief Financial Officer of Geotec Thermal Generators, Inc. and will not be an officer of Registry or the combined company following completion of the merger.

EXECUTIVE COMPENSATION

         The Summary Compensation Table shows certain compensation information for services rendered in all capacities during each of the last three fiscal years by the Chief Executive Officer and those executive officers who received salary, bonus or other compensation in excess of $100,000 (these individuals are collectively referred to herein as the "Named Executive Officers"). The following information for the Named Executive Officers includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.


                                                 SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                    Annual Compensation              Compensation Awards
                                    -------------------              -------------------
                                                                              Restricted      Securities
Name and Principal                                              Other Annual    Stock         Underlying
Position                   Year     Salary (1)     Bonus        Compensation    Awards      Options/SARs(#)
--------                   ----     ----------     -----        ------------    ------      ---------------
Lawrence Cohen             1999     $115,500        -0-             -0-          None               -0-
Chairman and acting CEO    1998     $100,000        -0-             -0-          None               -0-
                           1997     $ 67,375        -0-             -0-          None          100,000

Walt Nawrocki              1999     $176,458        -0-             -0-          None               -0-
Former President and       1998     $175,000        -0-             -0-          None               -0-
Chief Executive Officer    1997     $175,000        -0-             -0-          None          200,000(1)

Neil Bernstein             1999     $114,584        -0-             -0-          None               -0-
Former V.P. Engineering    1998     $125,000        -0-             -0-          None               -0-
and Production             1997     $ 62,500        -0-             -0-          None           50,000(1)

---------------
(1) Mr. Nawrocki's and Mr. Bernstein's stock options have been canceled as of October 28, 1999 pursuant to settlement agreements between Mr. Nawrocki and Mr. Bernstein and Registry.

OPTION GRANTS IN THE LAST FISCAL YEAR

         There were no grants of stock options to the Named Executive Officers pursuant to Registry's Stock Option Plans during the fiscal year ended July 31, 1999.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND THE FISCAL YEAR-END OPTION VALUES

         Set forth below is information with respect to the unexercised options to purchase Registry's common stock held by Named Executive Officers at July 31, 1999. No options were exercised during fiscal 1999.

                                                                                Securities           Value
                                                                              of Underlying       Unexercised
                                                                               Unexercised       In-the-Money
                                                                               Options/SARs      Options/SARs
                                       Number of                              at FY-End (#)      at FY-End ($)
                                    Shares Acquired         Value Realized     Exercisable/      Exercisable/
Name                                 on Exercise (#)             ($)          Unexercisable      Unexercisable
----                                 ---------------        --------------    -------------      -------------

Lawrence Cohen, Chairman and              None                  None            100,000/0          $0/0(1)
acting Chief Executive Officer

Walt Nawrocki(2)                          None                  None            200,000/0          $0/0(1)
Former President and
Chief Executive Officer

Neil Bernstein(2)                         None                  None            50,000/0           $0/0(1)
Former Vice President

----------------
(1)      No options were in-the-money at July 31, 1999.

(2) Mr. Nawrocki's and Mr. Bernstein's stock options have been canceled as of October 28, 1999 pursuant to settlement agreements between Mr. Nawrocki and Mr. Bernstein and Registry.

EMPLOYMENT AGREEMENT

         Effective December 21, 1997, Registry entered into a three-year employment agreement with Lawrence Cohen providing for base annual salary of $115,500. The employee may receive annual bonuses at the discretion of Registry, with bonuses to be determined by the Compensation and Audit Committee. No formula or criteria have been specifically determined. The agreement provides for severance equal to one year's salary in the event of (i) non-renewal of the agreement upon expiration other than for cause or (ii) a change of control of Registry as a result of which the employee is not retained by new management on a comparable basis. In addition, the agreements contain confidentiality provisions and 12-month post termination non-competition restriction which may be imposed by Registry provided the employee receives a lump sum payment equal to one year's salary within 30 days of termination of employment. Under Florida law, a court of competent jurisdiction may determine not to enforce such non-competition restrictions or partially enforce or modify such provisions.

COMPENSATION OF DIRECTORS

         Our directors who are employees or otherwise receive compensation from us do not receive additional compensation for service as directors. Outside directors each receive $500 per meeting for attending meetings of the Board of Directors. In addition, directors will be reimbursed for expenses incurred in attending such meetings and will be indemnified against any claims arising out of their status as a director of Registry, including claims arising under federal and state securities laws. In addition, directors are eligible to receive options under Registry's 1997 and 1999 Stock Option Plans.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         All transactions between Registry and its officers, shareholders and each of their affiliated companies have been made on terms no less favorable to Registry than those available from unaffiliated parties. In the future, Registry intends to handle transactions in a similar nature on terms no less favorable to Registry to those available from unaffiliated parties. In addition, any forgiveness of loans must be approved by a majority of Registry's independent directors who do not have an interest in the transaction and who have access, at Registry's expense, to Registry's counsel or independent counsel.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT OF REGISTRY

         The following table sets forth certain information regarding the beneficial ownership of Registry's common stock, its only class of outstanding voting securities as of May __, 2000, by (i) each of Registry's directors and executive officers, and (ii) each person or entity who is known to Registry to own beneficially more than 5% of the outstanding common stock with the address of each such person or entity.



                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

Name and Address of                         Amount and Nature of
Officer or Director                         Beneficial Ownership(2)             Percent of Class(2)
-------------------                         -----------------------             -------------------
Lawrence Cohen                                   1,790,000(3)                   32.8%
Cornelia Eldridge                                  165,000(4)                   3.0%
Renney Senn                                         25,000(5)                   Less than 1%
David Kaye                                           5,000(6)                   Less than 1%
Martin Scott                                        16,535                      Less than 1%
All Officers and Directors as a
group (five persons)                             2,001,535(7)                   35.4%

---------------

(1) Unless otherwise indicated below, the address of each person is c/o Registry Magic Incorporated, 6251 Park of Commerce Boulevard, Boca Raton, Florida 33487.

(2) Shares are owned directly and beneficially unless stated otherwise. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options.

(3) Includes (i) 100,000 shares of common stock underlying immediately exercisable options and (ii) 1,690,000 shares owned by Alliant. Alliant is wholly owned by East Ocean Limited Partnership, as to which Mr. Cohen is the general partner and members of Mr. Cohen's family are limited partners. Mr. Cohen disclaims beneficial ownership with respect to the limited partnership interest owned by members of his family.

(4) Includes 125,000 shares of common stock underlying vested options at exercise prices ranging from $2.00 to $3.75.

(5) Includes 25,000 shares of common stock underlying options immediately vested on October 2, 1999, at an exercise price of $2.00.

(6) Includes 5,000 shares of common stock underlying options exercisable at $3.75.

(7)      See notes 3-6 above.

                          DESCRIPTION OF CAPITAL STOCK

         Registry is presently authorized to issue 30,000,000 shares of $0.001 par value common stock and 5,000,000 shares of preferred stock, $0.01 par value of which all 5,000,000 shares are undesignated. As of the date of this proxy statement and prospectus there were outstanding 5,355,405 shares of common stock, warrants to purchase up to 160,000 shares of common stock and options to purchase up to _______ shares of common stock.

         Following the merger and adoption of the Amended Articles of Incorporation, Registry will have 779,750 shares designated as Series A convertible preferred stock which will be outstanding and held by Synergex shareholders.

COMMON STOCK

         Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Except as may be required by applicable law, holders of common stock will not vote separately as a class, but will vote together with the holders of other classes of capital stock. There is no right to cumulate votes in the election of directors. A majority of the issued and outstanding common stock is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Articles of Incorporation.

         Holders of shares of common stock are entitled to receive dividends, if, as, and when declared by the board of directors out of funds available therefore, after payment of dividends required to be paid on outstanding shares of preferred stock. Upon liquidation, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference rights of any outstanding shares of preferred stock. Holders of our common stock have no conversion, redemption or preemptive rights. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of preferred stock. The outstanding shares of common stock are and all shares of common stock issued in the merger and the exchange will be, fully paid and nonassessable.

PREFERRED STOCK

         The board of directors has the power, and will have the power under the Amended Articles of Incorporation, without further action by the holders of the common stock, to designate the relative rights and preferences of our preferred stock, when and if issued. Such rights, privileges and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock.

         Additional classes of preferred stock may be designated and issued from time to time in one or more series with such designations, voting powers or other preferences and other rights or qualifications as are determined by resolution of the board of directors of Registry. The board of directors of Registry has designated the Series A convertible preferred stock which will be issued to Synergex shareholders in the merger, once the Amended Articles of Incorporation are filed and become effective.

         Series A Convertible Preferred Stock

         In the merger, we will issue 779,750 shares of Registry's newly created and designated Series A convertible preferred stock to the Synergex shareholders.

         Preferred Rank

         All shares of common stock shall be of junior rank to all Series A preferred stock in respect of the preferences, if any, as to distributions and payments upon the liquidation, dissolution and winding up of Registry. The rights of the shares of common stock shall be subject to the preferences and relative rights of the Series A preferred stock.

         Dividends

         The holders of the Series A preferred stock shall be entitled to receive a 6% annual cumulative dividend, payable quarterly in cash. Dividends shall be calculated from the date of issuance and payable, in each case quarterly beginning on the ____ day of ___________ of each year; provided, however, that beginning the fifth quarter after the date of issuance, the dividend may be paid either in cash or, at the option of Registry, in registered common stock of Registry, using a price per share of common stock equal to the Conversion Market Value as defined below. The right to receive dividends in cash during the first four quarters after the date of issuance may be waived by any holder of Series A preferred stock, as to the dividends due to such holder, upon request to Registry in writing at least five business days prior to a record date. Dividends shall be paid to recordholders of shares of Series A preferred stock as of the close of business on the record date for such dividend, which shall be the first day of each month (whether or not a business day) as the case may be, next preceding the dividend payment date. The right of the holder of shares of Series A preferred stock as of the dividend record date to the relevant dividend shall not be affected by the subsequent transfer or cancellation of such shares; such dividend being payable to the holder as of the dividend record date notwithstanding such transfer or cancellation. No dividends may be paid on any common stock, unless and until all accrued and unpaid dividends have been made to the holders of Series A preferred stock.

         Conversion

         During each of the thirteenth (13th) through sixty-second (62nd) months after the date of issuance, any original holder or subsequent holder of Series A preferred stock shall be entitled to convert up to an aggregate of two percent (2%) (the "Monthly Allowance") of the original total stated value of all Series A preferred stock held by the original holder into such number of fully paid and nonassessable registered shares of common stock, par value $.001 per share (rounded to the nearest whole share of common stock), as is determined by dividing the stated value of the Series A preferred stock by the conversion price of the common stock in effect at the date of conversion. The conversion price of the common stock shall be the lesser of (i) four dollars ($4.00) per share or (ii) the conversion market value of the common stock on the date of conversion. The holder may effect a conversion by delivery of a conversion notice to Registry. The conversion notice shall be accompanied by the number of shares of Series A preferred stock being converted. "Conversion market value" of the common stock is defined as the average of the closing bid and asked price of Registry's common stock for the ninety (90) trading day period immediately preceding the date of conversion; provided, however, that the conversion market value of the common


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


stock shall not be less than two dollars ($2) per share. The date of conversion is the date RMAG receives the conversion notice.

         Any Series A preferred stock not converted up to the monthly allowance can be rolled over to the following month, increasing the monthly allowance during the following month for such holder; provided, however, that the allowable conversion rate for any original holder or subsequent holder, after such adjustment, shall not exceed an aggregate of thirty percent (30%) of the original total stated value of all Series A preferred stock held by the original holder in any one year. Notwithstanding the percentage limitations described herein, at any time during the sixty-third (63rd) through seventy-second (72nd) months after the date of issuance, the holder may convert all remaining Series A preferred stock held by such holder. All unconverted Series A preferred stock shall be converted on or before the end of the seventy-second (72nd) month after the date of issuance, at the conversion price.

         Voting

         Holders of Series A preferred stock shall have no voting rights, except as required by law, including but not limited to the Florida Business Corporation Act, and as expressly provided in Registry's Articles of Amendment.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND FLORIDA LAW

         Our board of directors will have the authority to issue shares of new classes of preferred stock and to determine the rights, preferences, privileges, designations and limitations of any preferred stock it may issue, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption and other terms or conditions. This authority could make it more difficult for a person to engage in, or discourage a person from engaging in, a change in control transaction without the cooperation of management of Registry.

         We have authority under Section 607.0850 of the Florida Business Corporation Act to indemnify our directors and officers to the extent provided for in such statute. Our Articles of Incorporation provide that we shall indemnify and may insure our officers and directors to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

         - violations of criminal laws, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

         -        deriving an improper personal benefit from a transaction;

         -        voting for or assenting to an unlawful distribution; and

         - willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in our favor or in a proceeding by or in the right of a shareholder.

         The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Registry pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The merger agreement provides that Synergex will, from and after the effective date of the merger, indemnify, defend, and hold harmless the present and former officers, directors, employees, and agents of Registry in respect of acts or omissions occurring on or before the effective date of the merger, in each case to the full extent Registry is permitted under Florida law, the amended articles of incorporation, Synergex articles of incorporation, or the Synergex bylaws or any indemnification agreement to which Synergex is a party, in each case as in effect on the date of the merger agreement.

         Registry may be subject to the control-share acquisition provisions of
Section 607.0902 of the Florida Act.

         The control share acquisition provisions generally provide that control shares of an issuing public corporation acquired in a control share acquisition have no voting rights until voting rights are granted by a resolution approved by a majority of shares entitled to vote excluding control shares. Control share acquisition provisions apply to "Issuing Public Corporations" which are defined to include corporations with: (i) 100 or more shareholders, excluding all nominees or brokers; (ii) principal offices in Florida; and (iii) more than 10% of its shares owned by Florida residents.

         "Control Shares" are defined as shares that, when acquired and added to other shares owned by a person, enable that person to exercise voting power with respect to shares of an Issuing Public Corporation within the ranges of one-fifth to one-third, one-third to one-half, and one-half or more of the outstanding voting power. This term does not include all shares owned by the person but only those shares acquired to put the shareholder "over the top" with respect to that particular range. The Florida Act provides that shares acquired within any 90-day period either before or after purchase are considered to be one acquisition. Approval of voting rights requires: (i) approval by each class entitled to vote separately by majority vote and (ii) approval by each class or series entitled to vote separately by a majority of all votes entitled to be cast by that group excluding all Control Shares.

         If an acquiring person proposes to make or has made a control share acquisition, he or she may deliver to the Issuing Public Corporation an acquiring person's statement ("APS"). The acquiring person may then request that the Issuing Public Corporation call a special meeting of the shareholders at the acquiring person's expense to consider granting rights to the Control Shares. If no APS has been filed, any Control Shares acquired in a Control Share acquisition by such person may, after 60 days has passed since the last acquisition of Control Shares, be redeemed at their fair market value. If an APS is filed, the shares are not subject to redemption unless the shares are not accorded full voting rights by shareholders. The effect and intent of the control share acquisition provision is to deter corporate takeovers. Therefore, it is more likely than not that control of Registry will remain in the hands of the existing principal shareholders.

TRANSFER AGENT AND REGISTRAR

         American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, serves as the transfer agent and registrar for our common stock and will be the transfer agent for Synergex common stock. _____________ will act as the initial transfer agent for the Series A convertible preferred stock.


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


                              BUSINESS OF SYNERGEX

GENERAL

         Synergex International Corporation ("Synergex") develops and markets cross-platform application development and integration software and services that enable independent software vendors ("ISVs") and businesses to create portable, scalable client/server and internet business-to-business solutions. Synergex's software products are available for numerous platforms including Windows, VMS and various versions of UNIX. Synergex's Professional Services Group offers worldwide consulting, programming, and educational services. More than one million end-users of ISVs in 50 states and 80 countries rely on applications built with Synergex's software tools and services.

PRODUCTS AND SERVICES

         At present, the majority of Synergex's products and services are based upon internally developed technology. Synergex believes that this decreases the amount of time required to respond to market demand, differentiates its products and services from those of its competitors in terms of features and quality, provides some protection against competition with regard to Synergex's installed customer base, and decreases its dependence on third-party suppliers.

         Synergy/DE is a comprehensive development and deployment environment that provides advanced, distributed client/server and Internet solutions for corporate IT and ISV application developers. Unlike many competitors, Synergy/DE Professional Series and xfSeries tools provide a development environment that is scalable from one user to thousands. Synergy products are ideally suited to large, complex business applications that are capable of automating an entire organization's business processes. Portable to most leading software and operating environments, Synergy/DE gives developers great freedom in development and deployment platforms, databases and interface standards. Synergy/DE products allow the rapid, reliable development and testing of custom applications. Synergy/DE is an established product suite that enables thousands of business applications to run on a myriad of different computing platforms, incorporating leading databases and taking advantage of new technologies.

MARKETING, SALES AND DISTRIBUTION

         Synergex sells its products and services both directly to corporate end users, through an internal sales force, and indirectly through ISVs. Synergex selects ISVs based on general experience, and trains the ISVs (as well as certain end-users) on Synergex's software products and technologies at educational and training sessions held at Synergex's headquarters and elsewhere.

         Synergex's reseller agreements grant resellers non-exclusive rights to distribute Synergex's products. Each reseller is generally responsible for supporting its end-user customers, while Synergex provides technical support.

         To support its sales efforts, Synergex conducts marketing programs which include direct mail, public relations, advertising, a global Web site (www.synergex.com) and selected other marketing programs. Synergex also sponsors meetings for its customers to provide them additional information and skills to market Synergex's products effectively. The sales, support and service functions for Synergex's products are provided principally through Synergex's Gold River headquarters.

         During 1999, international revenues accounted for 24% of Synergex's total revenues. International sales may be subject to government controls and other risks, including export licenses, federal restrictions on the export of critical technology, changes in demand resulting from currency exchange fluctuations, political instability, trade restrictions and changes in tariffs. To date, Synergex has experienced no material difficulties due to these factors.


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


CUSTOMERS

         Synergex's customer base currently includes ISVs, distributors, and corporate enterprises, occupying niches from the mid-market range to the Fortune 500 level. These entities are professional business application developers and IT managers who design and develop business applications implementing Synergy/DE core technologies for industries such as transportation, distribution, retail, manufacturing, and healthcare.

         Synergex currently sells to over 500 ISVs and corporate end-user organizations representing a variety of vertical industries that are selling or using Synergy/DE-based applications. The majority of Synergex's ISV customers write vertical market packages and sell them in a mix of local, regional, national and international markets. Synergex's corporate end-user customers generally develop software for in-house use and have their own management information services ("MIS") staffs.

         There currently are more than one million end-users of Synergex products in all 50 states and more than 80 nations. During 1999, no single customer accounted for more than 8% of Synergex 's revenues.

CUSTOMER AND RESELLER SUPPORT AND SERVICES

         Synergex offers its resellers and end-user customers standard support and upgrade services. The agreements that provide for these services vary among end users and ISVs, but generally provide that for an annual fee Synergex will provide customer support services by e-mail, fax or telephone. These agreements also generally provide for software upgrades to the licensed products as they are generally released by Synergex. Synergex also offers training, custom engineering and pre- and post-sale services to end users and ISVs. Professional services include web enablement and hosting, network design consulting, product installation, training, custom application integration and systems implementation.

PRODUCT AND SERVICE DEVELOPMENT

         Synergex has invested significant resources into the development of new products and services and expects to continue to make these investments in the future. Synergex also plans to continue to enhance its products with new releases that provide additional features and to make its products and services available on additional hardware and operating system platforms. Synergex's development personnel are located at Synergex's Gold River headquarters.

COMPETITION

         The market for Synergex's products and services is intensely competitive and subject to rapid technological change and evolving standards. Synergex's direct competition includes software companies with specialized product offerings such as Plural, Unify, Progress and Snickleways Interactive. Synergex believes its long-term success will depend in part on its ability to be a leader in developing and offering products that meet emerging industry or market opportunities, to offer a broad range of business-to-business solutions and high-performance, Internet and multi-platform products, to maintain strong customer support and sufficient distribution channels and to offer competitive products and services.

         Although Synergy/DE competes intensely with other companies for new application development, Synergex management believes that Synergex has a competitive advantage with regard to existing customers of Synergy/DE applications in that Synergex's customers have invested many years in their development and maintenance, and a rewrite would be time-consuming and costly.

         In addition some major software providers such as Microsoft have incorporated functionality into their product offerings similar to that provided by Synergex's products and therefore compete with Synergex indirectly


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


by eliminating the need for their customers to identify and purchase separate solutions. To the extent such companies provide such functionality or products, Synergex's business, financial condition and results of operations could be materially adversely affected.

         A variety of potential actions by any of Synergex's competitors, including reduction of product prices, increased promotion, announcement or accelerated introduction of new or enhanced products, product giveaways or product bundling could have a material adverse effect on Synergex's business, financial condition and results of operations. Large companies that compete with Synergex or that may compete with it in the future have substantial technical and financial resources that allow them to develop, enhance or acquire competitive products, and substantial marketing resources and presence to promote these products aggressively. Moreover, Synergex's current and potential competitors may respond more quickly than Synergex to new or emerging technologies or changes in customer requirements. Accordingly, it is possible that current or potential competitors could rapidly gain significant market share.

PROPRIETARY RIGHTS

         Synergex regards its software products as proprietary and relies primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third party nondisclosure agreements and other methods to protect its proprietary rights. Synergex generally enters into confidentiality and invention assignment agreements with its employees and consultants. Additionally, Synergex enters into confidentiality agreements with its customers and potential customers and limits access to, and distribution of, its proprietary information. In its Synergy product lines, Synergex has implemented a key license mechanism which disables use of the product unless proper number keys are provided by the customer. Otherwise, Synergex does not include in its software any mechanisms to prevent or inhibit unauthorized use, but generally either requires the execution of an agreement that restricts copying and use of Synergex's products or provides for the same in a shrinkwrap or Internet license agreement. There can be no assurance that Synergex's means of protecting its proprietary rights will be adequate or that Synergex's competitors will not independently develop similar technology.

         While Synergex has not received claims alleging infringement of the proprietary rights of third parties which Synergex believes would have a material adverse effect on Synergex's business, financial condition and results of operations, nor is it aware of any similar threatened claims, there can be no assurance that third parties will not claim that Synergex's current or future products infringe the proprietary rights of others. Any such claim, with or without merit, could result in costly litigation or might require Synergex to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Synergex, or at all.

MANUFACTURING AND PRODUCT PACKAGING

         Synergex contracts with third parties to manufacture boxes and blank disks, and to print manuals. Synergex's software is contained on compact disks, which are duplicated by Synergex at its Gold River facility. Any required assembly is performed, and finished at, and products are generally shipped from Synergex's Gold River facility. The raw materials and services associated with manufacturing the media are generally available through a number of sources.

EMPLOYEES

         As of December 31, 1999, Synergex employed 90 persons, including 36 in product development, 12 in sales, 12 in marketing, and 8 in customer support, 9 in professional consulting services, 5 in information technology and 8 in administration. Synergex also retains consultants from time to time, primarily in the area of engineering, to


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


assist with particular services for limited periods of time. None of Synergex's employees are currently represented by a labor union, and Synergex considers its relations with its employees to be good.

PROPERTIES

         Synergex 's corporate offices are located in Gold River, California, where Synergex currently leases approximately 24,000 square feet under a lease expiring in 2004. Synergex's Gold River facility houses its corporate offices and research and development, sales and marketing departments. Synergex believes that these facilities are adequate for Synergex's current needs and that suitable additional space, if needed, should be available on commercially reasonable terms to accommodate expansion of Synergex's operations.

LEGAL PROCEEDINGS

         Synergex is not a party to any material litigation nor is it aware of any material threatened litigation.


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


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS - SYNERGEX

         THIS ANALYSIS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS ANALYSIS, ARE FORWARD-LOOKING STATEMENTS. IN ADDITION, WHEN USED IN THIS DOCUMENT, THE WORDS "ANTICIPATE," "ESTIMATE," "PROJECT" AND SIMILAR
EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS. SHOULD ONE OR MORE MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE ANTICIPATED, ESTIMATED OR PROJECTED. ALTHOUGH SYNERGEX BELIEVES THAT THE EXPECTATIONS WE INCLUDE IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT THESE EXPECTATIONS WILL PROVE TO BE CORRECT.

         The following discussion and analysis should be read in conjunction with the financial statements of Synergex and the notes thereto appearing elsewhere herein.

OVERVIEW

         Synergex develops and markets cross-platform application development and integration software and services that enable ISVs and businesses to create portable, scalable client/server and Internet business-to-business solutions. Synergex's software products are available for numerous platforms including Windows, VMS and various versions of UNIX. Synergex's Professional Services Group offers worldwide consulting, programming, and educational services. More than one million end-users of ISVs in 50 states and 80 countries rely on applications built with Synergex's software tools and services.

         Synergex generates revenue from licensing of Synergy/DE software development tools, which require no installation services; providing consulting services to software application developers including education and programming; providing software support and maintenance to Synergex's licensees; and, to a limited extent, reselling PVCS software developed by Merant, Inc.

         License revenues are recognized upon product shipment if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable and product returns are reasonably estimable, except for sales to ISVs, which are recognized upon sale by the ISV to the end-users. Synergex generally ships licenses with annual license maintenance agreements. Synergex allocates revenue to maintenance and support based on objective evidence of its fair value. Remaining amounts are allocated to the license element based on the residual value method. Synergex recognizes maintenance and support revenue ratably over the support period (normally 12 months). Consulting revenues are recognized as the related services are rendered. Resale software revenues are recognized upon shipment.

         For 2000, Synergex expects to introduce certain consulting services that would be billed on a fixed-fee basis. If Synergex enters into such consulting contracts, Synergex will recognize the revenues either upon completion of contract milestones or upon the customer's acceptance of the consulting project.


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


RESULTS OF OPERATIONS

         For the year ended December 31, 1999, total revenues grew 2% to $10,601,777 compared to $10,416,593 for the year ended December 31, 1998. The 1998 revenue growth rate was 24%. For the year ended December 31, 1999, license revenues decreased 1% to $6,640,296 compared to $6,687,721 for the year ended December 31, 1998. This small reduction in license revenues resulted from a drop in resale software revenues, offset by an increase in Synergy/DE license revenues. In 1999, Synergex adopted a strategy to de-emphasize software reselling, which carry lower gross margins. License revenue for the year ended December 31, 1998 grew 19% over the prior year. Growth in 1998 license revenue resulted primarily from the introduction of a new Synergy/DE toolkit, as well as higher sales from Synergy/DE Windows platform products and the successful expansion of platform availability for the PVCS product line.

         Services revenues for the year ended December 31, 1999 were $3,961,481 compared to $3,728,872 for the year ended December 31, 1998, an increase of 6%. The increase in 1999 resulted from expansion of the consulting staff and the full year impact from current and prior years' growth in annual license maintenance. Services revenues for the year ended December 31, 1998 grew 36% from the prior year. The growth in 1998 resulted from the success of an expanded focus on consulting sales and the introduction of a new support program.

         Synergex generated approximately 24% of total revenue from international sources for the year ended December 31, 1999 compared to 21% for the year ended December 31, 1998. Approximately 16% and 13% of total revenues were generated from Europe in 1999 and 1998, respectively.

         Cost of licenses for the year ended December 31, 1999 was $783,394 compared to $1,501,085 for the year ended December 31, 1998. The decrease in cost of licenses in 1999 resulted from a reduction in resale license costs, which included royalties to software vendors based on sales volume. Gross margin for licenses was 88% for the year ended December 31, 1999 compared to 78% for the year ended December 31, 1998. The improvement in license gross margin in 1999 resulted from a higher proportion of Synergy/DE license sales, which carry a higher gross margin than resale license sales.

         Cost of services for the year ended December 31, 1999 was $1,813,438 compared to $1,689,200 for the year ended December 31, 1998. The rise in the cost of services in 1999 was driven primarily by the increase in consulting employee costs and the cost of outside consultants. Gross margin for services was 54% for the year ended December 31, 1999 compared to 55% for the year ended December 31, 1998. The gross margin for services decreased slightly in 1999 due mainly to an increase in staffing toward the end of 1999 to build up the Internet consulting talent base.

         Amortization of capitalized software development costs for the year ended December 31, 1999 was $1,010,337 compared to $738,527 for the year ended December 31, 1998. The increase in amortization of capitalized software was caused mainly by the completion and release of version 7 of Synergy/DE during 1999 and the first full year of amortization of Synergy/DE version 6 during 1999.

         Research and development costs include salaries and benefits of those employees, as well as fees paid to those outside consultants, engaged in the development of software products, and allocated overhead and administrative costs. Research and Development expenses for the year ended December 31, 1999 were $1,986,143 compared to $1,958,828 for the year ended December 31, 1998. The majority of research and development during the past two years was focused on new upgrades and platform expansions for the Synergy/DE software development tools. Staffing in research and development has remained steady, and the proportion of research and development activity charged directly to operations has remained consistent throughout the past two years. As a percent of total revenue, research and development was 19% for the year ended December 31, 1999 compared to 19% for the year ended December 31, 1998.


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         Sales and marketing expenses include the cost of selling, marketing and advertising Synergex's software and services. These costs include employee compensation and commissions, trade show expenses and travel and entertainment. Sales and marketing expenses for the year ended December 31, 1999 were $2,260,346 compared to $1,994,142 for the year ended December 31, 1998. The increase in sales and marketing expenses resulted primarily from growth in Synergex's marketing staff and increased marketing programs to support upgrades to the Synergy/DE product line and the expansion of the consulting practice. As a percent of total revenue, sales and marketing expenses were 21% for the year ended December 31, 1999 compared to 19% for the year ended December 31, 1998. Sales and marketing expenses have remained relatively stable as a percent of sales due to Synergex's continued focus on driving growth and strategic direction through marketing research and programs.

         General and administrative expenses include rent expense, employee education, recruitment and compensation, and corporate overhead expenses such as insurance, telecommunications, professional services, facilities rent and other office expenses. General and administrative expenses for the year ended December 31, 1999 were $2,094,216 compared to $1,821,311 for the year ended December 31,1998. The net increase in general and administrative expenses resulted from a combination of factors including rising sales, increased staffing, higher depreciation charges and increased travel and professional services. As a percent of total revenue, general and administrative expenses were 20% for the year ended December 31, 1999 compared to 17% for the year ended December 31, 1998.

         Costs related to mergers and acquisitions for the year ended December 31, 1999 totaled $332,333 compared to $221,579 for the year ended December 31, 1998. Costs related to mergers and acquisitions included professional services, travel and other expenses directly related to Synergex's expansion strategy.

         Interest expense for the years ended December 31, 1999 and 1998 amounted to $162,824 and $171,922, respectively, net of interest income of $405 and $1,194, respectively. Fluctuations in cash and debt balances, as well as changes in interest rates, drive changes in interest expense. The decrease in interest expense in 1999 was caused primarily by the $627,210 reduction in borrowing during 1999.

         The income tax benefit is primarily generated from research and experimental tax credits earned during 1998 and 1999. At December 31, 1999 and December 31, 1998, Synergex had research and experimental tax credit carry forwards of approximately $895,000 and $573,000 for federal and state tax purposes, respectively. These tax credit carry forwards are available to reduce future taxable income and expire at various dates through 2019. Synergex expects to generate sufficient future taxable income to realize the deferred tax assets, including utilization of all tax credits, and accordingly, has not recorded a valuation allowance as of December 31, 1999. However, under the provisions of the Internal Revenue Code, certain substantial changes in our ownership may limit the amount of tax credit carry forwards that Synergex could utilize annually in the future to offset taxable income. The amount of any impact from the proposed merger has not yet been determined.

LIQUIDITY AND CAPITAL RESOURCES

         Historically, Synergex has funded its capital needs through a combination of cash flow from operations, bank debt financing, private debt financing and private equity financing. Synergex generally applies the cash generated from its operations that remains available after satisfying its working capital and capital expenditure requirements to reducing debt. Synergex believes that the capital currently available to it will suffice to support its operating needs for the coming year. Large capital acquisitions, such as corporate mergers or acquisitions, could require new sources of financing.

         As of December 31, 1999, Synergex had approximately $155,404 in cash and cash equivalents, compared to $78,334 on December 31, 1998. Synergex borrowed $273,389 on its line of credit as of December 31, 1999, compared to $0 on December 31, 1998. As of December 31, 1999, the unused portion of Synergex's line of credit was approximately $727,000, compared to approximately $1,130,000 on December 31, 1998. The amount of the


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line of credit available to borrow is subject to certain borrowing base limitations related to Company accounts receivable and the outstanding principal balance on the note payable to the bank. Synergex had a balance on its note payable to the bank of $1,089,278 on December 31, 1999, compared to $870,366 on December 31, 1998.

         For the year ending December 31, 1999, net cash provided by operations was $2,053,621, of which $1,624,601 was provided by operating results exclusive of non-cash charges, and $429,020 was provided by a decrease in working capital. For the year ending December 31, 1998, net cash provided by operations was $1,519,239, of which $1,590,394 was provided by operating results exclusive of non-cash charges, and $71,155 was used to increase working capital.

         Net cash used for investing activities for the year ended December 31, 1999 was $1,349,341, compared to $1,410,486 for the year ended December 31, 1998. Net cash used in 1999 and 1998 reflects net investments in property and equipment and capitalized software development costs. Synergex expects to continue to invest appropriate levels of capital in order to maintain a strong technology base.

         Net cash used for financing activities for the year ending December 31, 1999 was $627,210, compared to $91,061 for the year ending December 31, 1998.
In 1998, Synergex converted a large portion of its short term borrowing into two-year bank term debt. Synergex also redeemed $800,000 in common stock from a corporate shareholder in 1998, and paid $200,000 in cash and entered into a note payable for the remaining $600,000. That note has subsequently been repaid in full.

         Synergex refinanced its bank debt in 1999, with the primary effects being to increase its bank term loan to a principal balance of approximately $1,120,000, and to extend the maturity of the bank term loan to three years.

YEAR 2000 READINESS

         Year 2000 problems refer to the inability of computer systems, software products and other control devices to accept four digit entries to distinguish 21st century dates from 20th century dates.

         We have not experienced any Year 2000 problems with our systems, and none of our customers have complained of any Year 2000 problems with our software tools. We have designed our software tools to be Year 2000 compliant. The third-party software vendors whose products we sublicense to our customers have provided us with assurances that their software is also Year 2000 compliant. However, our software tools and the software we sublicense to our customers may nevertheless contain undetected errors or defects associated with Year 2000 date functions. If such errors or defects do exist, we may incur significant costs to resolve them.

         We have assessed our material internal information technology systems, including our own software tools and third-party software and hardware technology, and our non-information technology systems. We have completed testing of our critical information technology systems and non-information technology systems. To the extent that we were not able to test the technology provided by third-party vendors, we have sought assurances from these vendors that their systems are Year 2000 compliant. To date, we have not experienced any material operational issues or costs with respect to our systems associated with the change to the Year 2000. However, we may nevertheless experience material unanticipated problems and costs caused by undetected errors or defects in the technology used in our internal information technology and non-information technology systems.

         If our customers are not Year 2000 compliant, they may experience material costs to remedy problems, and they could potentially face litigation costs if problems with their information or other systems affect their end users. In either case, Year 2000 issues could reduce or eliminate the budgets that current or potential customers have for our software tools or could delay purchases of our software tools. Such a result could seriously harm our business.

         We have funded our Year 2000 plan from operating cash flows, and have not separately accounted for these costs in the past. To date, these costs have not been material.

         Due to the Year 2000 compliance information gathered so far on our software tools and internal systems that are critical to our continued operations in the Year 2000, we believe that significant expenditures on contingency plans are not warranted and no such expenditures have been made. Finally, we are also subject to external forces that might generally affect industry and commerce, such as utility or transportation company Year 2000 compliance failure interruptions.

         Year 2000 issues affecting our business, our third-party vendors or suppliers, or our customers could have a number of "worst case" consequences. These include:

         -        A significant decline in demand for our software tools;

         - The failure of our newer software tools or software in development to achieve market acceptance;

         - Claims from our customers asserting liability, including liability for breach of warranties related to the failure of our software tools and services to function properly, and any resulting settlements or judgements; and

         -        Our inability to manage our own business.

RECENT ACCOUNTING PRONOUNCEMENTS

         In December 1999, the SEC released Staff Accounting Bulletin (SAB) 101 which summarizes certain of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 provides further guidance on evidence of an arrangement, delivery and performance, fixed or determinable sales price, and income statement presentation. The adoption of SAB 101 is not expected to have a material effect on Synergex's financial statements.

SEASONALITY

         Synergex's revenues tend to exhibit some seasonality. Revenues tend be relatively low in the first quarter since many customers make large software expenditures in the preceding fourth quarter. Synergex typically experiences higher revenues in the second and fourth quarters of the calendar year. Revenues during the third quarter also tend to be lower, especially in Europe where many customers take a month-long holiday.

                  DIRECTORS AND EXECUTIVE OFFICERS OF SYNERGEX

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the current directors and executive officers of Synergex, the principal offices and positions held by each person. Each year the shareholders elect all directors. The executive officers of Synergex are elected annually by the Board of Directors and serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers and any other person pursuant to which any person was selected as an executive officer.

         The directors and executive officers of Synergex are as follows:


Name                   Age    Position with Synergex
----                   ---    ----------------------
Kenneth C. Lidster     53     Chairman, Chief System Architect

Michele C. Wong        40     President, Chief Executive Officer and Director

Thomas J. Powers       63     Director and Secretary

Vigfus A. Asmundson    63     Director

Thomas M. Dykstra      58     Director

James S. Bain          40     Vice President, Finance, Chief Financial Officer

David F. Dickson       40     Vice President, Marketing and Business Development

William J. Mooney      39     Vice President, Sales

N. Scott Luttgen       39     Vice President, Research and Development, Chief
                              Technology Officer

Terry D. Carlone       48     General Counsel and Corporate Development

----------------

         KENNETH C. LIDSTER co-founded Synergex in 1973 and has been a director of the Company since 1973 and Chairman since 1982. Mr. Lidster has served as Manager of Software Development and Support from 1973 to 1980, Vice President from 1980 to 1982, President and Chief Executive Officer from 1982 to 1990, and Chief Executive Officer from 1990 to 1996. In 1978, Mr. Lidster devised DBL, an advanced version of DIBOL. DBL was the industry's first business programming language portable across proprietary platforms, which Digital Equipment Corporation subsequently embraced as its standard commercial language for more than 20 years. While he retains his role as Chairman, Mr. Lidster's primary responsibilities at Synergex include new product strategy and design. He is a recognized expert in business application languages, served for nearly a decade as Vice Chairman of the X3J12 (DIBOL) ANSI Standard Committee, and was instrumental in producing two national standards. He graduated from the University of California, Davis, in 1973 with a B.S. degree in Chemical Engineering.

         MICHELE C. WONG joined Synergex's predecessor in 1982 as systems programmer. In 1983, she was promoted to Vice President of Software Development, in which position she designed and implemented Synergex's first integrated software development organization covering all key functional disciplines, including software design, programming documentation and support. In 1984, she was promoted to Executive Vice President. She has served as President since 1990 and as Chief Executive Officer since 1996, and as a director since 1990. Ms. Wong holds a B.S. degree from the University of California, Davis in Mathematics and Computer Science. Ms. Wong has received awards acknowledging her business and leadership abilities from the Sacramento business community and, on an international level, from Arthur Andersen.

         THOMAS J. POWERS was elected to the Board of Directors of Synergex in 1984. Mr. Powers also served as Chief Financial Officer of Synergex from 1992 until his retirement in September 1998. He has served as Secretary since 1999. Mr. Powers is a licensed California certified public accountant and holds an M.B.A. degree from Stanford University.

         VIGFUS A. ASMUNDSON has served as a director of Synergex from 1984 to the present. Mr. Asmundsen is a corporate attorney and former Mayor of the city of Davis, California. He holds an L.L.B. degree from Harvard Law School.

         THOMAS M. DYKSTRA has served as a director of Synergex from 1994 to the present. Mr. Dykstra has been a Vice President of IFS, Inc. a multi-national software company headquartered in Stockholm, Sweden, since September 1999. From 1983 to September 1999, he was a co-founder and Vice President of Effective Management Systems, Inc., a Wisconsin-based software company purchased by IFS, Inc. in September 1999. Mr. Dykstra holds an M.B.A. degree from the University of Chicago.

         JAMES S. BAIN joined Synergex in September 1998 as Chief Financial Officer. From January 1998 to September 1998, Mr. Bain was a Vice President, Corporate Lending for First Bank of California, Sacramento, California. From March 1996 to January 1998, he was President of Internet Now, a consulting firm located in Sacramento, California. From September 1994 to February 1996 he served as Vice President, Corporate Lending for Silicon Valley Bank, Palo Alto, California. Mr. Bain holds a B.A. degree from Stanford University and an M.S. degree in management with concentrations in information technology and corporate finance from MIT's Sloan School of Management.

         DAVID F. DICKSON joined Synergex in his present position in October 1996 as Vice President of Marketing and Business Development, responsible for expanding Synergex's brand awareness and refining its growth strategy. From 1984 to October 1996, Mr. Dickson was employed by IBM Corporation. From 1993 to 1995, Mr. Dickson served as Manager of IBM's OEM Storage Group, where he directed marketing operations and technical product support; during that time, the division grew into the third largest storage provider worldwide. From 1995 to October 1996, he was Manager, North America/Worldwide Distributed Storage for IBM's distributed storage group, which grew in revenues during his tenure from $140 million to $800 million. Mr. Dickson holds a B.S.
degree in Civil Engineering from California State University, San Diego.

         N. SCOTT LUTTGEN has almost two decades of experience directing research and development efforts in software high tech. He joined Synergex in 1983 as a systems programmer, advanced to Development Manager in 1988, and became Vice President of Software Development in 1989. In 1996, he was promoted to Vice President, Research and Development, overseeing all product development, quality assurance, software manufacturing and product-directed research. Mr. Luttgen holds a B.S. degree in Computer Science and Statistics from California State University, Sacramento. He attends the University of California, Davis, Graduate School of Management, and expects to be awarded an M.B.A. in December 2001.

         WILLIAM J. MOONEY joined Synergex in 1985 as Sales Manager, where he created Synergex's order entry system and implemented a call tracker program that instilled sales management disciplines, improved productivity and reduced redundant efforts. In 1989, Mr. Mooney was promoted to his current position, from which he directs Synergex's sales strategies and directs its worldwide sales organization. Prior to joining Synergex, Mr. Mooney held various sales management positions in the computer industry.

         TERRY D. CARLONE joined Synergex in August 1999 as General Counsel. Prior to joining Synergex, he was Synergex's principal outside corporate counsel. From December 1996 to August 1998, Mr. Carlone practiced law with the Sacramento office of McDonough, Holland & Allen, where he headed the firm's High Tech and Biotechnology Practice Group, and with Weintraub, Genshlea & Sproul, where he headed the firm's Technology and Intellectual Property Group. In September 1995 he co-founded Ozone Solutions, Inc., a California corporation and served as Executive Vice President and Chief Administrative Officer until November 1996. From December 1987 through December 1995, he held various legal and management positions with Alexander & Baldwin, Inc., a publicly-traded (Nasdaq:ALEX) company. Mr Carlone holds a B.A. degree from Northwestern University and a J.D. degree from Georgetown University Law Center.

         Synergex's Board of Directors held seven meetings during 1999. One meeting was held by unanimous written consent signed by all directors without an actual meeting and two were meetings attended by all directors.

         Synergex's Board has a Compensation and Stock Option Committee, comprised of Mr. Powers and Mr. Asmundson, which met two times during 1999.

EXECUTIVE COMPENSATION

         The Summary Compensation Table below shows certain compensation information for services rendered in all capacities during each of the last three fiscal years by the Chief Executive Officer and those executive officers who received salary, bonus or other compensation in excess of $100,000 (these individuals are collectively referred to herein as the "Named Executive Officers"). The following information for the Named Executive Officers includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE


                                                                              Long-Term
                                          Annual Compensation             Compensation Awards
                                          -------------------          ---------------------------

                                                                                        Restricted       Securities
Name and Principal                                                     Other Annual       Stock          Underlying
Position                            Year      Salary        Bonus      Compensation       Awards       Options/SARs(#)
--------                            ----      ------        -----      ------------       ------    ----------------------
Kenneth C. Lidster                  1999     $165,000      $6,000       $12,000(1)         None                -0-
Chairman                            1998     $147,099      $4,333       $12,000            None                -0-
                                    1997     $145,958          -0-      $12,000            None                -0-

Michele C. Wong                     1999     $154,999     $30,000       $12,000(1)         None                -0-
President and                       1998     $132,279      $3,897        12,000            None            31,667
Chief Executive Officer             1997     $131,254          -0-       12,000            None                -0-

William J. Mooney                   1999     $211,981     $27,457            -0-           None                -0-
Vice President, Sales               1998     $267,507       7,650       $ 2,280(2)         None            10,000
                                    1997     $136,464     $20,756            -0-           None                -0-

David F. Dickson                    1999     $132,064     $15,549            -0-           None                -0-
Vice President, Marketing           1998     $110,064      $9,437            -0-           None            10,000
                                    1997     $100,561          -0-           -0-           None                -0-

N. Scott Luttgen                    1999     $119,000          -0-           -0-           None                -0-
Vice President, Development         1998     $109,750      $1,500            -0-           None            10,000
                                    1997     $109,751      $1,500            -0-           None                -0-

-----------------

(1) Synergex directors are paid $1,000 per month for their duties as directors and attendance at Board meetings.

(2) Reimbursement of insurance costs incurred under Synergex's cafeteria benefit plans.

OPTION GRANTS IN THE LAST FISCAL YEAR

         There were no grants of stock options to the Named Executive Officers pursuant to Synergex's Stock Option Plans during the fiscal year ended December 31, 1999.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND THE FISCAL YEAR-END OPTION VALUES

         Set forth below is information with respect to the unexercised options to purchase Synergex's common stock held by the Named Executive Officers at December 31, 1999. No options were exercised during fiscal 1999.

   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                     Values


                                                                              Securities          Value of
                                                                              Underlying          Unexercised
                                                                              Unexercised         In-the-Money
                                                                              Options/SARs        Options/SARs
                              Number of                                       at FY-End(#)        at FY-End(#)
                           Shares Acquired          Value Realized            Exercisable/        Exercisable/
Name                       on Exercise(#)                ($)                  Unexercisable       Unexercisable
----                       --------------           --------------            -------------       -------------
Kenneth C. Lidster,              None                   None                     0/0                $0/0(1)
Chairman

Michele C. Wong,                 None                   None                12,333/29,334(2)(3)     $0/0(1)
President and Chief
Executive Officer

William J. Mooney,               None                   None                 5,000/10,000(2)(4)     $0/0(1)
Vice President, Sales

David F. Dickson,                None                   None                 5,000/10,000(2)(4)     $0/0(1)
Vice President, Marketing

N. Scott Luttgen,                None                   None                 6,200/10,800(2)(5)     $0/0(1)
Vice President, Development

---------------------

(1)      Synergex believes that the options are not in the money at this time.

(2) The unexercisable stock options will become exercisable, or if unexercised, will terminate upon the change in control effected by the merger.

(3) 10,000 options are exercisable at an exercise price of $5.80 per share and 31,667 options have an exercise price of $8.00 per share.

(4) 5,000 options are exercisable at an exercise price of $5.80 per share and 10,000 options have an exercise price of $8.00 per share.

(5) 7,000 options are exercisable at an exercise price of $5.80 per share and 10,000 options have an exercise price of $8.00 per share.

EMPLOYMENT AGREEMENTS

         All named Synergex executives are employed at-will. Effective January 1, 1999, Synergex entered into severance agreements with Michele Wong and David Dickson, respectively, each of which provides that, in the event of termination of employment following a "change in control" of Synergex, the executive may be entitled to severance pay equal to twelve months of the executive's base salary (excluding any bonus, employee or other employee benefits) at the time of termination. The merger with Registry would qualify as a "change in control" within the meaning of the severance agreements.

COMPENSATION OF DIRECTORS

         Our directors each receive $1,000 per month for their duties as directors, including attending meetings of the Board of Directors. In addition, directors will be reimbursed for expenses incurred in attending such meetings and will be indemnified against any claims arising out of their status as a director of Synergex, including claims arising under federal and state securities laws. In addition, directors who also are employees of Synergex are eligible to receive options under Synergex's Stock Option Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENERAL AND OVERVIEW

         All existing loans or similar advances to, and transactions with, officers and their affiliates were approved or ratified by the independent and disinterested directors. Any future material transactions with officers, directors and owners of 5% or more of Synergex's outstanding common stock or any affiliate of any such person shall be on terms no less favorable to Synergex than could be obtained from independent unaffiliated third parties and must be approved by a majority of the independent disinterested directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT OF SYNERGEX

         The following table sets forth certain information regarding the beneficial ownership of Synergex's common stock, its only class of outstanding voting securities as of February 29, 2000, by (i) each of Synergex's directors and officers, and (ii) each person or entity who is known to Synergex to own beneficially more than 5% of the outstanding common stock with the address of each such person or entity.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS


Name and Address of                           Amount and Nature of
Officer or Director (1)                       Beneficial Ownership(2)                Percent of Class(2)
-----------------------                       -----------------------                -------------------
Kenneth C. Lidster                                   350,000                                44.9%
Vigfus A. Asmundson (3)                              100,000                                12.8%
Thomas J. Powers                                      80,000                                10.3%
Michele C. Wong (4)                                   70,667                                 8.9%
David F. Dickson (6)                                  15,000                                 1.9%
William J. Mooney (7)                                 12,500                                 1.6%
N. Scott Luttgen (8)                                   9,200                                 1.2%
James S. Bain (5)                                      8,000                                 1.0%
Terry D. Carlone                                       6,000                                    *
Thomas M. Dykstra                                          0                                    *
All Officers and Directors as a
group (ten persons) (9)                              651,367 Shares                         83.5%

--------------------------
* less than 1%

(1) Unless otherwise indicated below, the address of each person is Synergex International Corporation, 2330 Gold Meadow Way, Gold River, California 95670.

(2) Shares are owned directly and beneficially unless stated otherwise. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from the date hereof upon the exercise of options.

(3) Includes 100,000 shares held jointly with Ruth Y. Asmundson, Mr. Asmundson's wife.

(4) Includes options to purchase 6,000 shares of common stock that are immediately exercisable at $5.80 per share and 6,333 shares of common stock that are immediately exercisable at $8.00 per share. Also includes 58,334 shares of common stock held jointly with Anthony Wong, Ms. Wong's husband.

(5) Includes options to purchase 2,000 shares of common stock that are immediately exercisable at $8.00 per share.

(6) Includes options to purchase 3,000 shares of common stock that are immediately exercisable at $5.80 per share and 2,000 shares of common stock that are immediately exercisable at $8.00 per share. Also includes 10,000 shares of common stock held jointly with Mary Dickson, Mr. Dickson's wife.

(7) Includes options to purchase 3,000 shares of common stock that are immediately exercisable at $5.80 per share and 2,000 shares of common stock that are immediately exercisable at $8.00 per share. Also includes 7,500 shares of common stock held jointly with Janet E. Mooney, Mr. Mooney's wife.

(8) Includes options to purchase 4,200 shares of common stock that are immediately exercisable at $5.80 per share and 2,000 shares of common stock that are immediately exercisable at $8.00 per share. Also includes 3,000 shares of common stock held jointly with Kim Luttgen, Mr. Luttgen's wife.

(9)      See Footnotes 1-8.

             COMPARISON OF RIGHTS OF HOLDERS OF SYNERGEX, REGISTRY
                                  COMMON STOCK

         The following is a summary of the material differences between the rights of holders of Synergex common stock and the rights of holders of common stock of Registry prior to the merger and of Registry following the merger. Synergex is organized under the laws of the State of California and Registry presently is, and will be, organized under the laws of the state of Florida. As a result, there are differences between the respective state laws and various provisions in their respective corporate charters and bylaws. Upon completion of the merger, holders of Synergex common stock will become shareholders of Registry (except to the extent any such holders may be compensated through the exercise of dissenters rights), at which time their rights will be governed by Florida law, the Amended Articles of Incorporation of Registry and the Registry bylaws. The bylaws of Registry before the merger will be the bylaws of Registry following the merger.

         This summary is not intended to be an exhaustive or detailed description of the provisions discussed. The summary is qualified in its entirety by reference to the California General Corporation Law and the Florida Business Corporations Act. See "Description of Capital Stock" for a summary of a number of other rights relating to Registry common and preferred stock.

The material differences that affect the rights and interests of shareholders of Synergex and Registry are as follows:

         AUTHORIZED CAPITAL STOCK

         The authorized capital stock of Registry presently is 30,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

         The authorized capitalization of Synergex consists of 1,500,000 shares of common stock, no par value.

         Under the Amended Articles of Incorporation of Registry, the authorized capital stock will be 30,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.01 per share.

         NUMBER OF DIRECTORS

         Under Florida law, a corporation's board of directors consists of at least three persons, except that before shares are issued or if there is only one shareholder, the number may be one or two, and if there are only two shareholders, the number may be two. The number of directors must be set forth in either the bylaws or the articles of incorporation and may be either a fixed or variable number. If there is a variable number, the maximum cannot be greater than twice the minimum minus one. An amendment to the bylaws or articles that would reduce the number or the minimum number below five cannot be adopted if the votes in opposition or shares failing to give written consent constitute more than one-sixth of the outstanding shares entitled to vote. The bylaws for Registry presently specify that there should be no fewer than one nor more than nine directors. Registry presently has four directors and one vacancy.

         Under California law, a corporation's board of directors consists of at least three persons, except that before shares are issued or if there is only one shareholder, the number may be one or two, and if there are only two shareholders the number may be two. The number of directors must be set forth in either the Bylaws or the Articles of Incorporation and may be either a fixed or variable number. The Bylaws for Synergex presently specify that there should be no fewer than five nor more than nine directors. Synergex presently has five directors.

         VACANCIES ON THE BOARD

         Florida law provides that, unless the governing documents control the filling of vacancies and newly-created directorships, these positions may be filled by a majority of the remaining directors then in office (though less than a quorum of the directors). If the articles of incorporation allow any class or classes of stock to elect one or more directors, vacancies and newly-created directorships within a class may be filled by a majority of the remaining directors elected by that class or by the sole remaining director of that class. If a corporation has no directors in office, then any officer or any shareholder or any person or entity responsible for a shareholder may call a special meeting of shareholders, or may apply to the district court for a decree ordering an election.

         The Registry Bylaws provide that vacancies on the Registry board of directors will be filled by a vote of the majority of the remaining directors.

         California law provides that, unless the articles of incorporation or bylaws control the filling of vacancies, including a vacancy created by the removal of a director, these positions may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by the unanimous written consent of the directors then in office, the affirmative vote of a majority of the directors then in office or a sole remaining director. If the articles or bylaws do not provide that the board may fill vacancies created by removal, such vacancies may be filled only by the approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

         REMOVAL OF DIRECTORS

         Florida law provides that any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless a larger percentage is specified in the Articles of Incorporation.

         California law provides that any director or the entire board may be removed with or without cause if the removal is approved by the outstanding shares except that: (a) no director may be removed, unless the entire board is removed, when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected; or (b) when pursuant to the articles of incorporation, the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

         ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

         Florida law provides that unless otherwise provided in the articles of incorporation, any action that may be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock have not less than minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and sign a written consent setting forth the action taken. The Registry Articles and Bylaws and the Amended Articles of Registry contain no provision limiting the right of shareholders to take action by written consent.

         Under California law, unless otherwise provided in the articles of incorporation, shareholders may take action without a meeting and without prior notice, if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting.

         SPECIAL MEETING OF SHAREHOLDERS

         Florida law permits special meetings of shareholders to be called by the board of directors and such other persons, including shareholders, as provided in the articles of incorporation or bylaws. Registry's Bylaws provide that a special meeting of shareholders may be called for any purpose by the president or secretary upon written request of either a majority of the directors or shareholders holding at least 10% of the issued and outstanding shares entitled to vote.

         California law permits special meetings of shareholders to be called by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at the meeting or such additional persons as provided in the articles of incorporation or bylaws.

         AMENDMENT OF ARTICLES

         Under Florida law, a corporation's board and its shareholders may amend the corporation's articles of incorporation if:

         - The board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; and

         - The holders of at least a majority of shares of stock entitled to vote thereon approve the amendment, unless the articles require the vote of a greater number of shares.

         The Registry Articles of Incorporation do not, and the Amended Articles of Incorporation will not, include any limitation to the above provisions nor increase the voting requirements as to any particular matter.

         California law provides that amendments may be adopted if approved by the corporation's board and approved by the outstanding shares, unless the articles require the vote of a greater number of shares.

         ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

         Under Florida law, holders of a majority of the voting power of a corporation and, when provided in the articles of incorporation, the directors of a corporation have the power to adopt, amend and repeal the bylaws of a corporation. The Articles of Incorporation of Registry include, and the Amended Articles of Registry will include, provisions which authorize the directors to adopt, amend and repeal the bylaws, subject to bylaws, if any, adopted by shareholders.

         Under California law, bylaws may be adopted, amended or repealed either by approval of the outstanding shares or by approval of the board, except that certain changes to the number of directors or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares or, in the case of reducing the number of directors to a number less than five, the change may not be adopted if more than one-sixth of the shares entitled to vote oppose the action.

         NOTICE OF SHAREHOLDER PROPOSALS AND NOMINATION OF DIRECTORS

         Neither Florida law nor the Articles of Incorporation or Bylaws of Registry limit or will limit the right of a shareholder to bring business before the annual meeting of shareholders or to make nominations of directors at shareholder meetings.

         Neither California law nor the Articles of Incorporation or Bylaws of Synergex limit or will limit the right of a shareholder to bring business before the annual meeting of shareholders or to make nominations of directors at shareholder meetings.

         VOTING RIGHTS IN CONNECTION WITH CERTAIN BUSINESS COMBINATIONS

         Under Florida law a merger agreement, consolidation or disposition of all or substantially all of a corporation's assets must be adopted by a resolution of the board and approved by the holders of a majority of the outstanding voting stock.

         Under California law a merger agreement, sale or transfer of all or substantially all of a corporation's assets must be approved by the board of directors and approved by the holders of a majority of the outstanding voting stock.

         Florida law includes provisions relating to Acquisition of Controlling Interest and Combinations with Interested Shareholders. These provisions would apply to and limit transactions that involve a change of control or a transaction with a shareholder which acquired a controlling interest within the last three years, unless the board of directors consents to the transaction. The Articles of Incorporation of Registry include a provision electing not to be subject to the provisions limiting certain transactions with interested shareholders. The Amended Articles of Incorporation of Registry will include provisions which elect not to be subject to those provisions and the limitations in Florida law which would limit combinations with certain shareholders, as is authorized by Florida law.

         California law does not have such a provision.

         PREEMPTIVE RIGHTS

         Florida law provides that shareholders of corporations organized before 1991 shall have the preemptive right to purchase additional securities of the corporation unless the articles of incorporation expressly denies such right. The Registry and Synergex charters contain and will contain express denials of preemptive rights of shareholders.

         Under California law, the articles of incorporation may specifically grant preemptive rights to shareholders. The Articles of Incorporation of Synergex do not give shareholders the preemptive right to purchase additional securities.

         VOTING RIGHTS

         Each holder of Registry common stock is entitled, and each holder of Synergex common stock will be entitled, to one vote for each share and shareholders may not cumulative votes for the election of directors. In connection with any issuance of preferred stock, the board of directors is and will be authorized to establish such voting and other rights in connection with designating the rights and privileges of preferred stock as may be deemed appropriate by the board of directors.

         Under California law, except for cumulative voting on directors and except as otherwise provided in the articles of incorporation, each outstanding share is entitled to one vote on each matter submitted to a vote of shareholders. Each holder of Synergex common stock is entitled to one vote for each share, and Synergex shareholders are entitled to cumulate their votes for the election of directors. Thus, a Synergex shareholder may cast a number of votes equal to the number the shareholder's shares would otherwise be entitled to, multiplied by the number of directors to be elected.

         APPRAISAL RIGHTS

         Under Florida law a holder of any class is entitled to dissent from, and obtain payment of the fair value of his/her shares in the event of a merger requiring approval by shareholders and the holder is entitled to vote on the merger, or if the corporation is a subsidiary corporation of, and is merged with, its corporate parent under certain circumstances, or if the corporation is party to a plan of exchange and the shareholders' interest in the corporation will be acquired, if the shareholder is entitled to vote on the plan of exchange. Also, a shareholder may be entitled to dissent to any corporate action taken pursuant to a vote of shareholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that shareholders are entitled to dissent and obtain payment for their shares.

         Under California law, each shareholder entitled to vote on a merger may require the corporation to purchase for cash at their fair market value the shares owned by the shareholder. The shares must qualify as dissenting shares, and except for certain express limitations, holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon with the corporation or determined by a court through appointment of one or more impartial appraisers.

         LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

         Florida law provides that a corporation's charter may include a provision limiting the personal liability of a director to the corporation or a shareholder for monetary damage for breach of fiduciary duty as a director, provided that no such provision can eliminate or limit the liability of a director for:

         - the breach of the directors's duty of loyalty to the corporation or its shareholders;

         - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

         - willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock; or

         - any transaction from which the director derives an improper personal benefit.

         The Articles of Incorporation of Registry include and, the Amended Articles of Incorporation of Registry will include, provisions which expressly limit the personal liability of directors as permitted.

         California law provides that a corporation's articles of incorporation may include provisions eliminating or limiting the personal liability of directors for monetary damages for a breach of a director's duties to the corporation and its shareholders and authorizing the indemnification of corporate agents; provided that such provisions may not eliminate or limit the liability of directors for:

         (a) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

         (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

         (c) any transaction from which a director derived an improper personal benefit;

         (d) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders;

         (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders;

         (f) certain contracts in which a director has a material financial interest; or

         (g) corporate actions involving certain distributions or loans to shareholders.

         The Articles of Incorporation of Synergex include provisions which expressly eliminate the personal liability of directors to the fullest extent permitted by California law and which authorize the indemnification of agents of the corporation in excess of the indemnification expressly permitted by California law.

         CONVERSION AND REDEMPTION

         No holders of common stock of Registry nor Synergex have or will have any right to convert their shares into any other shares of capital stock of Registry or Synergex or any other securities.

         OPTIONS AND WARRANTS

         Registry presently has issued and outstanding warrants entitling holders to purchase up to _________ shares of common stock, and present and former employees of Registry hold options entitling the holders to purchase up to an additional ___________ shares at exercise prices ranging from $_______ to $________. Outstanding Registry options and warrants will not be modified as a result of the merger and present holders who continue to have the right to purchase common stock of Registry on the same terms and subject to the same conditions as are applicable to Registry prior to the merger.

         Synergex presently has outstanding options to purchase up to a total of 159,417 shares of Synergex common stock at exercise prices ranging from $5.80 to $20.00. As a result of the merger, all Synergex outstanding options will be canceled.

                                 LEGAL OPINIONS

         Legal matters in connection with the merger are being passed upon for Registry by Atlas Pearlman, P.A., Fort Lauderdale, Florida and for Synergex by McDonough, Holland & Allen, a Professional Corporation, Sacramento, California.

                                    EXPERTS

         The financial statements of Registry at July 31, 1999, and for each of the two years ended July 31, 1999 and 1998, included in this joint proxy statement and prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their report appearing elsewhere in this joint proxy statement prospectus, and are included in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

         The audited financial statements of Synergex at December 31, 1999, and December 31, 1998, respectively, included in this joint proxy statement and prospectus and in the registration statement have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report appearing elsewhere in this joint proxy statement and prospectus, and in the registration statement, and are included in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS


Registry Magic Incorporated

Report of Independent Certified Public Accountants ...............................................      F-2

Balance Sheets ...................................................................................      F-3

Statements of Operations .........................................................................      F-5

Statements of Shareholders' Equity ...............................................................      F-6

Statements of Cash Flows .........................................................................      F-7

Notes to Financial Statements ....................................................................      F-8


Synergex International Corporation

Report of Independent Accountants ................................................................     F-23

Balance Sheets ...................................................................................     F-24

Statements of Operations .........................................................................     F-25

Statements of Change in Stockholders' Equity and Redeemable Common Stock .........................     F-26

Statements of Cash Flows .........................................................................     F-27

Notes to Financial Statements ....................................................................     F-28

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Registry Magic Incorporated


We have audited the accompanying balance sheet of Registry Magic Incorporated, as of July 31, 1999 and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Registry Magic Incorporated, as of July 31, 1999 and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


Miami, Florida                                                  BDO Seidman, LLP
October 18, 1999

                                                     REGISTRY MAGIC INCORPORATED


                                                                   BALANCE SHEET
================================================================================





                                                                           JANUARY 31,             July 31,
                                                                                  2000                 1999
-----------------------------------------------------------------------------------------------------------
                                                                           (UNAUDITED)
ASSETS

Current assets:
     Cash and cash equivalents (Note 1)                                  $   2,958,109        $   4,968,294
     Accounts receivable, less allowance for doubtful
     accounts of $342,366 and $342,366, respectively
         (Note 1)                                                              630,416              602,609
     Inventories                                                               186,667              256,235
     Other current assets                                                       60,803               22,604
-----------------------------------------------------------------------------------------------------------

Total current assets                                                         3,835,995            5,849,742
Property and equipment, net (Note 3)                                           373,676              483,267
Other assets                                                                    64,210               39,148
-----------------------------------------------------------------------------------------------------------
                                                                         $   4,273,881        $   6,372,157
===========================================================================================================

                                 See accompanying notes to financial statements.

                                                     REGISTRY MAGIC INCORPORATED


                                                                   BALANCE SHEET
================================================================================

                                                                  JANUARY 31,             July 31,
                                                                         2000                 1999
--------------------------------------------------------------------------------------------------
                                                                  (UNAUDITED)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued liabilities                    $    248,668        $     563,650
--------------------------------------------------------------------------------------------------
Total current liabilities                                             248,668              563,650
--------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (NOTES 6 AND 8)

SHAREHOLDERS' EQUITY: (NOTES 2 AND 5)
     Preferred stock $.01 par value;  5,000,000
         shares authorized;  no shares outstanding                         --                   --
     Common stock, $.001 par value;  30,000,000
         shares authorized;  5,355,405 and 5,878,000
         issued and outstanding, respectively                           5,355                5,878
     Additional paid-in capital                                    13,973,126           14,029,754
     Deficit                                                       (9,953,268)          (8,227,125)
--------------------------------------------------------------------------------------------------
Total shareholders' equity                                          4,025,213            5,808,507
--------------------------------------------------------------------------------------------------
                                                                 $  4,273,881        $   6,372,157
==================================================================================================

                                 See accompanying notes to financial statements.

                                                     REGISTRY MAGIC INCORPORATED


                                                        STATEMENTS OF OPERATIONS
================================================================================


                                                       FOR THE SIX MONTHS ENDED                 For the years ended
                                                    ------------------------------        ------------------------------
                                                    JANUARY 31,        JANUARY 31,           JULY 31,           July 31,
                                                           2000               1999               1999               1998
------------------------------------------------------------------------------------------------------------------------
                                                             (UNAUDITED)
REVENUES:

Product sales                                       $   784,000        $ 1,070,562        $ 2,453,285        $   517,135

Consulting fees                                              --                 --                 --            367,975
------------------------------------------------------------------------------------------------------------------------

Total revenues (Note 1)                                 784,000          1,070,562          2,453,285            885,110
------------------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES:

Cost of sales                                           550,239            332,649          1,523,108             59,527

General and administrative                            1,510,355          1,769,686          3,857,760          1,531,317

Research and development                                447,764            763,427          1,242,210          1,076,567

Royalty expense (Note 6)                                     --            500,000            500,000            500,000

Depreciation                                            109,977             89,388            195,821            101,284

Interest income, net of interest expense               (108,192)          (217,417)          (364,019)           (76,099)
------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                              2,510,143          3,237,733          6,954,880          3,192,596
------------------------------------------------------------------------------------------------------------------------

Net Loss (Note 4)                                   $(1,726,143)       $(2,167,171)       $(4,501,595)       $(2,307,486)
========================================================================================================================

Weighted average shares outstanding (Note 1)          5,754,494          5,813,000          5,813,041          4,216,836
========================================================================================================================

Net loss per common share (basic and diluted)
      (Note 1)                                      $      (.30)       $      (.37)       $      (.77)       $      (.55)
========================================================================================================================

                                 See accompanying notes to financial statements.

                                                     REGISTRY MAGIC INCORPORATED


                                              STATEMENTS OF SHAREHOLDERS' EQUITY
================================================================================

                                                      Common Stock           Additional
                                                  ---------------------         Paid-in
                                                  Shares         Amount         Capital       Deficit         Total
----------------------------------------------------------------------------------------------------------------------
Balance at July 31, 1997                           3,793,000      3,793       1,780,471     (1,418,044)        366,220

Issuance of common stock for cash at $5.00
     Per share, net of offering costs of $2,841      200,000        200         996,959             --         997,159
     (Note 5)

Issuance of stock options for services
     (Note 7)                                             --         --          75,366             --          75,366

Issuance of stock in public offering,
net of offering costs of $2,032,095 (Note 2)       1,820,000      1,820      11,161,085             --      11,162,905


Net loss                                                  --         --              --     (2,307,486)     (2,307,486)
----------------------------------------------------------------------------------------------------------------------

Balance at July 31, 1998                           5,813,000    $ 5,813    $ 14,013,881    $(3,725,530)   $ 10,294,164

Warrant conversion (Note 5)                           60,000         60             (60)            --              --

Issuance of stock for services (Note 5)                5,000          5          15,933             --          15,938

Net loss                                                  --         --              --     (4,501,595)     (4,501,595)
----------------------------------------------------------------------------------------------------------------------

Balance at July 31, 1999                           5,878,000    $ 5,878    $ 14,029,754    $(8,227,125)   $  5,808,507
----------------------------------------------------------------------------------------------------------------------

Repurchase of common stock (unaudited)              (600,000)      (600)        (59,400)            --         (60,000)

Exercise of stock options (unaudited)                 77,405         77           2,772             --           2,849

Net loss (unaudited)                                      --         --              --     (1,726,143)     (1,726,143)
======================================================================================================================

Balance at January 31, 2000 (unaudited)            5,355,405    $ 5,355    $ 13,973,126    $(9,953,268)   $  4,025,213
======================================================================================================================

                                 See accompanying notes to financial statements.

                                                     REGISTRY MAGIC INCORPORATED


                                                        STATEMENTS OF CASH FLOWS
================================================================================

                                                          FOR THE SIX MOTHS ENDED          For the years ended
                                                        ---------------------------    ----------------------------
                                                        JANUARY 31,     JANUARY 31,        JULY 31,        July 31,
                                                               2000            1999            1999            1998
-------------------------------------------------------------------------------------------------------------------
                                                                (UNAUDITED)
OPERATING ACTIVITIES:
   Net loss                                             $(1,726,143)   $ (2,167,171)   $ (4,501,595)   $ (2,307,486)
   Adjustments to reconcile net loss to net cash
     Used in operating activities:
       Depreciation                                         109,977          89,388         195,821         101,284
       Deferred patent costs write-off                           --              --          36,073              --
       Provision for doubtful accounts                           --              --         342,366              --
       Stock option compensation expense                         --              --              --          75,366
       Common stock compensation expense                         --              --          15,938              --
       Increase in accounts receivable                      (27,806)       (577,457)       (820,915)       (118,920)
       Increase in inventories                               69,569         (72,424)        (17,741)       (238,494)
       Decrease (increase) in other current assets          (38,199)         (3,823)         21,017         (39,537)
       (Increase) decrease in other assets                  (25,062)         10,186         (18,056)        (14,167)
       (Increase) decrease in accounts payable and
         accrued expenses                                  (314,985)       (196,170)       (145,246)        673,295
       Decrease in deferred revenue                              --              --              --        (237,500)
-------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                    (1,952,649)     (2,917,471)     (4,892,338)     (2,106,159)
-------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
   Purchase of equipment, net                                  (385)       (244,975)       (341,879)       (301,848)
   Deferred patent costs                                         --          (2,716)             --         (18,226)
-------------------------------------------------------------------------------------------------------------------

   Net cash used in investing activities                       (385)       (247,691)       (341,879)       (320,074)
-------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
   Net proceeds from sale of common stock                     2,849              --              --      12,160,064
   Repurchase of Common Stock                               (60,000)
   Notes payable - repayment                                     --              --         (50,000)       (410,000)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                   (57,151)             --         (50,000)     11,750,064
-------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                          (2,010,185)     (3,165,162)     (5,284,217)      9,323,831
Cash and cash equivalents - beginning of period           4,968,294      10,252,511      10,252,511         928,680
-------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents - end of period               $ 2,958,109    $  7,087,349    $  4,968,294    $ 10,252,511
===================================================================================================================

Supplemental disclosures:
   Cash paid for interest                               $        --    $         76    $      2,258    $     38,152
   Cash paid for income taxes                                    --              --              --              --
===================================================================================================================

Common stock and options issued for services rendered   $        --    $         --    $     15,938    $     75,366
===================================================================================================================

                                 See accompanying notes to financial statements.

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

1.  SUMMARY OF                Organization and Business
    SIGNIFICANT
    ACCOUNTING POLICIES       Registry Magic Incorporated (the "Company"), was
                              incorporated on October 11, 1995 (Inception). The
                              Company is engaged in the development and marketing of proprietary applications software incorporating core speech recognition technology.
                              The Company's products are designed to enable a user to perform tasks or retrieve information by speaking into a telephone or to a computer in a natural conversational manner. The Company has developed voice recognition products that span the spectrum of applications from telephony to point-of-sale human interface solutions. The
                              Company's offices are located in Boca Raton, Florida. The Company currently only has one operating segment.

                              Use of Estimates

                              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              Cash Equivalents

                              The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Cash equivalents include investments in money market accounts.

                              Concentration of Credit Risk and Reliance on
                              Customers and Suppliers

                              The Company had cash balances at a financial institution in excess of insured limits by approximately $4,868,000 at July 31, 1999.

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================




                              In 1999 and 1998, one customer in the software development industry accounted for approximately 10% and 94% of total revenues, respectively and 25% and 100% of accounts receivable, respectively.

                              Certain of the Company's products rely on special processing boards that are manufactured by one supplier. The loss of this supplier could have a material adverse impact on the Company.

                              Research and Development Costs

                              Research and development costs incurred to establish the technological feasibility of computer software products are charged to operations as incurred.

                              Inventories

                              Inventories are stated at the lower of cost or market.

                              Property and Equipment

                              Property and equipment is recorded at cost.
                              Depreciation is calculated on a straight line basis over the estimated useful lives of the assets, which range from three to five years.

                              Deferred Patent Costs

                              Costs incurred in relation to patent applications are capitalized as deferred patent costs. If and when a patent is issued, the related patent application costs will be transferred to a patent account and amortized over the legal life of the patent. If it is determined that a patent will not be issued, the related patent application costs will be charged to expense at the time such determination is made.

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                              Fair Value of Financial Instruments

                              The Company's financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. The carrying amounts of such financial instruments as reflected in the balance sheet approximate their estimated fair value as of July 31, 1999. The estimated fair value is not necessarily indicative of the amounts the Company could realize in a current market exchange or of future earnings or cash flows.

                              Revenue Recognition

                              Revenue from the sale of software products is recognized at the time of sale and shipment of the product. Revenue from product development is recognized when development is complete. Revenue from consulting services provided in fiscal 1998 was recognized as services were provided.

                              Income Taxes

                              The Company accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires, among other things, a liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The Company has had losses since inception and accordingly has not provided for income taxes. Realization of the benefits related to the net operating loss carryforwards may be limited in any one year due to IRS Code Section 382, change of ownership rules.

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                              Net Loss Per Common Share

                              The Company accounts for earnings per share
                              ("EPS") pursuant to SFAS No. 128, "Earnings Per Share," which simplifies the standards for computing EPS previously found in APB No. 15, "Earnings Per Share."

                              Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during each year.

                              The Company's potentially issuable shares of common stock pursuant to outstanding stock purchase options and warrants, for fiscal years ended July 31, 1999 and 1998 (totaling 1,702,376 shares and 828,276 shares with prices ranging from $.50 to $9.06 and $0.50 to $9.06 respectively) are excluded from the Company's diluted computation as their effect would be antidilutive to the Company's net loss per share.

                              Long-Lived Assets

                              In accordance with Financial Accounting Standards Board SFAS No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the Company includes as a component of income from continuing operations before taxes on income, the impairment loss on assets to be held and losses on assets expected to be disposed of.

                              Stock Based Compensation

                              In October 1995, the Financial Accounting
                              Standards Board issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company did not adopt, for employee options the fair value based method but instead will disclose the pro forma effects of the calculation required by the statement.

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                              Preferred Stock

                              The Board of Directors is authorized to issue shares of preferred stock and to determine the dividend, liquidation, conversion and redemption, and other rights, preferences and limitations of such shares without any further vote or action of the shareholders. Accordingly, the Board of Directors has the power, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could negatively affect the voting power or other rights of the holders of the Common Stock.

                              Interim Financial Statements

                              The interim financial statements as of January 31, 2000 and for the six months ended January 31, 2000 and 1999 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and changes in cash flows. The results of operations for the six months ended January 31, 2000 and 1999 are not necessarily indicative of the results for the entire year.

                              Recent and Future Accounting Pronouncements

                              In June 1998, the Financial Accounting Standards Board Issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS 133 is effective for all fiscal quarters of

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                              fiscal years beginning after June 15, 1999.
                              Pursuant to SFAS No. 137, the effective date has been changed to all fiscal quarters of fiscal years beginning after June 15, 2000.

                              Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to affect its financial statements.

2.  INITIAL PUBLIC            In June 1998, the Company completed a public
    OFFERING                  offering of 1,820,000 shares of common stock. The
                              Company received gross proceeds of $13,195,000 from this public offering. Costs associated with this transaction were $2,032,095.

3.  PROPERTY AND              The Company's property and equipment is summarized
    EQUIPMENT                 as follows:

                              July 31, 1999
                              -------------------------------------------
                              Office equipment                $   137,906
                              Computers                           600,442
                              Leasehold improvements               17,747
                              -------------------------------------------
                                                                  756,095
                              Accumulated depreciation           (272,828)
                              -------------------------------------------

                                                              $   483,267
                              ===========================================

4.  INCOME TAXES              At July 31, 1999, the Company had a net operating
                              loss carryforward (NOL) of approximately
                              $6,153,000, which expires through 2013.

                              The net deferred tax asset is comprised of the following at July 31, 1999:

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                              -------------------------------------------------------
                              Deferred tax assets:
                                  Prepaid royalty expense               $     150,000
                                  Start up costs                              221,000
                                  Allowance for doubtful accounts             129,000
                                  Compensation                                141,000
                                  Net operating loss carryforward           2,315,000
                              -------------------------------------------------------
                                                                            2,956,000
                              -------------------------------------------------------
                              Deferred tax liability:
                                  Depreciation                                (52,000)
                              -------------------------------------------------------
                              Net deferred tax asset                        2,904,000
                              Deferred tax asset valuation allowance       (2,904,000)
                              -------------------------------------------------------
                              Net deferred tax asset                    $          --
                              =======================================================

                              Realization of any portion of the Company's deferred tax asset at July 31, 1999 is not considered to be more likely than not and accordingly a $2,904,000 valuation allowance has been provided.

5.  SHAREHOLDERS'             In connection with the Company's initial public
    EQUITY                    offering, five-year warrants to purchase 24,000
                              shares of common stock exercisable at $9.0625 were granted to an investment banker's representative.
                              The exercise price of these warrants was reduced by the Board of Directors to $4.53 during the quarter ended January 31, 2000.

                              During July 1999, the Company issued 5,000 shares of its common stock to a consultant for services rendered. The Company charged operations for approximately $16,000 representing the estimated fair market value of the shares issued.

                              In conjunction with a 1996 private placement, five-year warrants to purchase 100,000 shares of common stock exercisable at $6.00 per share were granted to the investment banker. The exercise price of these warrants was reduced by the Board of Directors to $5.00 per share during the 1999 fiscal year. These warrants

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                              contained a cashless exercise feature which allowed the excess of the common stock market value over the option price to be used as currency to purchase the shares underlying the warrant. In April 1999, the holder converted these warrants to 60,000 shares of the Company's common stock, based on the cashless exercise formula.

                              In November 1997, in connection with a private placement, the Company issued 200,000 shares of common stock at $5.00 for cash consideration of $1,000,000. Costs associated with this transaction were $2,841.

6.  COMMITMENTS               a)  Licenses and Royalties

                                  On December 31, 1996, the Company entered into a licensing agreement with Lernout & Hauspie Speech Products N.V. ("L&H") which grants the Company the right to use a certain software object code in the development of its products in exchange for payment of certain amounts for royalties. The agreement runs for a term of four years and provides for the payment of percentage royalties and unit royalties as specified in the agreement. During each of fiscal year 1999 and 1998, the Company incurred $0 and $500,000 of non-refundable royalties, respectively.

                                  On September 25, 1998, the Company entered into a three year licensing agreement with Veritel Corporation of America, Inc. which grants the Company the right to use a certain software object code in the development of its products in exchange for payment of certain royalties. The Company paid a total of $500,000 for the licensing rights. In the third quarter of fiscal 1999, management determined that the related intangible asset was impaired and accordingly, the unamortized amount was changed to expense in 1999.

                                  On February 5, 1999, the Company entered into a licensing agreement with Phonetic Systems Limited ("PSL") which grants the Company the right to distribute a certain software product as a "private label product." The agreement runs for

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                                  a term of 2 years and provides for the payment of percentage royalties and unit royalties as specified in the agreement.

                               b) Employment Agreements

                                  In December 1997, the Company entered into a three year employment agreement with its Chairman of the Board which provides for a base salary of $115,500. In the event of a change of control of the Company, where the Chairman is not retained on a comparable basis by new management, the Chairman will receive lump sum payments equivalent to one year's salary. In addition, in the event of the non-renewal of the employment agreement, the Chairman will be entitled to the same lump sum payments.

                                  In October 1999, the Company entered into a one year employment agreement automatically renewing for one additional year with its president and chief executive officer providing for a base salary of $175,000.

                               c) Lease

                                  The Company occupies premises under four operating leases. Rent expense for 1999 and 1998 aggregated approximately $98,000 and $49,000, respectively. Minimum guaranteed lease payments under these leases are as follows:

                                  Year ended July 31,
                                  --------------------------------
                                  2000                 $   113,700
                                  2001                     106,300
                                  2002                     110,500
                                  2003                     114,900
                                  2004                     120,000
                                  Thereafter                50,600
                                  --------------------------------
                                                       $   616,000
                                  ================================

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

7.  STOCK BASED       In March 1997, the Company adopted a Stock Option Plan
    COMPENSATION      (the 1997 "Plan") under which  300,000 shares of common
                      stock are reserved for issuance upon exercise of stock based awards, including non-qualified stock options. The
                      1997 Plan is also authorized to issue short-term cash incentive awards. The 1997 Plan is administered by either the Board or such committees, officers and/or employees of the Company as the Board may so designate. The purchase price of each share of common stock purchased upon exercise of any option granted is as follows: (i) incentive stock options shall be equal to or greater than the fair market value of the common stock on the date of grant as required under Section 422 of the Internal
                      Revenue Code, (ii) options granted to 10% holders and designated by the plan administrator as incentive stock options shall be at least 110% of the fair market value of the common stock on the date of grant as required under
                      Section 422 of the Internal Revenue Code, (iii) non-employee director options shall be equal to or greater than the fair market value of the common stock on the date of the grant. Pursuant to the plan, options to purchase
                      47,500 and 34,500 shares of common stock exercisable at $7.88 to $8.00 or the number of already owned shares of stock equal in value to the total exercise price of the options, and $3.50 to $7.00 or the number of already owned shares of stock equal in value to the total exercise price of the options, have been granted during the years ended
                      July 31, 1999 and 1998, respectively. These options vest over terms up to five years from the grant date with expiration dates beginning in 2001.

                      Included in the options granted in fiscal 1998 were four year options to purchase 14,500 shares at $7.00 which were granted to three consultants for general business services. These options were fully vested at date of grant. In connection with these grants, approximately $49,000 was charged to operations representing the difference between the market price of the stock and the exercise price of the options on the date the options were granted. In addition, during 1998, five-year non-plan options to purchase 6,926 shares at $3.50 were granted to two consultants for general business services. These options were fully vested at date of grant.

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                      In connection with these grants, approximately $26,000 was charged to operations representing the difference between the market price of the stock and the exercise price of the options on the date the options were granted.

                      In March 1999, the Company adopted a Stock Option Plan (the 1999 "Plan") under which 500,000 shares of common stock are reserved for issuance upon exercise of stock based awards including, non-qualified stock options. The 1999 Plan is also authorized to issue short-term cash incentive awards. The 1999 Plan is administered by either the Board or such committees; officers and/or employees of the Company as the Board may so designate. The purchase price of each share of common stock purchased upon exercise of any option granted is as follows: (i) incentive stock options shall be equal to or greater than the fair market value of the common stock on the date of grant as required under Section 422 of the Internal Revenue Code, (ii) options granted to 10% holders and designated by the plan administrator as incentive stock options shall be at least 110% of the fair market value of the common stock on the date of grant as required under
                      Section 422 of the Internal Revenue Code, (iii) non-employee director options shall be equal to or greater than the fair market value of the common stock on the date of the grant. Pursuant to the 1999 Plan, options to purchase 363,600 shares of common stock exercisable at $3.00 to $3.63 or the number of already owned shares of stock equal in value to the total exercise price of the options, have been granted as of July 31, 1999. These options vest over terms up to five years from the grant date with expiration dates beginning in 2004.

                      In addition, during fiscal 1999 five-year non-plan options to purchase 570,000 shares of common stock exercisable at $3.75 were granted to three directors and two employees. These options have available a cashless exercise provision whereby the holder can exercise the options based on a formula pursuant to the stock option agreement.

                      SFAS No. 123, Accounting for Stock-Based Compensation,

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                      requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999 and 1998: no dividend yield percent; expected volatility of 0.500; risk-free interest rate of 5.8% and expected lives ranging between 4 and 5 years for the 1997 Plan, 1999 Plan and non-plan options.

                      Under the accounting provisions of SFAS No. 123, the Company's pro forma net loss and loss per share would have been:



                      Year ended July 31,                   1999            1998
                      ----------------------------------------------------------
                      Net loss
                        As reported                  $ 4,501,595    $  2,307,486
                        Pro forma                    $ 5,870,748    $  2,328,956

                      Net loss per common share
                        As reported                  $      (.77)   $       (.55)
                        Pro forma                    $     (1.01)   $       (.55)

                      A summary of the status of the Company's fixed stock option plan and non-plan options as of July 31, 1999 and 1998, and changes during the years then ended is presented below:

                      Year ended July 31,                         1999                  1998
                      -------------------------------------------------------------------------------
                                                                     Weighted-              Weighted-
                                                                       Average                Average
                                                                      Exercise               Exercise
                                                            Shares       Price     Shares       Price
                                                         ----------  ---------    -------   ---------
                      Outstanding at beginning of year     568,276   $    3.16    526,850   $    3.00
                      Granted                              981,100        3.82     41,426        5.27
                      Exercised                                 --          --         --          --
                      Forfeited                             (7,000)       3.50         --          --
                      -------------------------------------------------------------------------------

                      Outstanding at end of year         1,542,376        3.58    568,276        3.16
                      -------------------------------------------------------------------------------
                      Options exercisable at year-end    1,212,876        3.62    485,101        3.06

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                      Year ended July 31,                        1999         1998
                      ------------------------------------------------------------

                      Weighted-average fair value of
                        options granted during the year:
                           Below market                       $    --     $   3.22
                           At market                          $  1.93     $   2.34
                           Above market                       $    --     $     --


The following table summarizes information about fixed stock options and non-plan options outstanding at July 31, 1999.

                                    Options Outstanding                Options Exercisable
                       -------------------------------------------    ----------------------
                                           Weighted
                            Number          Average       Weighted       Number     Weighted
           Range of    Outstanding        Remaining        Average      Exercis      Average
           Exercise             at      Contractual       Exercise     -able at     Exercise
             Prices        7/31/99             Life          Price      7/31/99        Price
      ------------------------------------------------------------    ----------------------
       $7.00-$ 8.00         62,000        1.2 years         $ 7.64       62,000      $  7.64
             $ 5.00         17,000        1.0 year          $ 5.00       17,000      $  5.00
             $ 3.85        100,000        1.6 years         $ 3.85      100,000      $  3.85
       $3.50-$ 3.75      1,126,376        3.5 years         $ 3.65      922,376      $  3.65
             $ 3.00        137,000        5.0 years         $ 3.00       11,500      $  3.00
             $ 0.50        100,000        0.3 year          $ 0.50      100,000      $  0.50


8.  SETTLEMENT        During October 1999, the Company entered into Settlement
    AGREEMENTS        Agreements and General Releases with two former employees.
                      Under the terms of these Agreements, the Company dismissed with prejudice a pending action against one of the former employees. Also, as part of these Settlement Agreements, the employees sold to the Company 600,000 shares of Common
                      Stock for $60,000. The parties exchanged general releases as part of these Settlement Agreements.

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

9.  PROPOSED MERGER   On February 11, 2000, the Company and Synergex
    (UNAUDITED)       International Corporation ("Synergex") entered into an
                      Agreement and Plan of Merger, (the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to conditions thereof, Synergex will merge with and into a wholly-owned subsidiary of the Company
                      (the "Merger Subsidiary"). The Merger Subsidiary will be the surviving corporation in the Merger. In the Merger, all outstanding shares of common stock of Synergex shall be converted into the right to receive an aggregate of 1,000,000 shares of the Company's common stock, $.001 par value per share and shares of the Company's Series A 6%
                      Cumulative Non-Voting Convertible Preferred Stock, having an aggregate face value of $8,000,000 and a conversion price of the lesser of (i) four dollars ($4.00) per share, or (ii) the average of the closing bid and asked price of Registry Magic's common stock for the ninety trading day period immediately preceding the date of conversion;
                      provided, however, the conversion price shall not be less than two dollars ($2.00) per share.

                      On February 28, 2000, the Company and Synergex entered into a management services agreement whereby Synergex agreed to provide the Company executive accounting, sales, marketing and other management services as agreed upon by the parties. The services currently contemplated include sales and marketing assistance, support in preparation of periodic income and cash flow statements, assistance in the preparation and periodic income and cash flow statements, assistance in the preparation and filing of SEC Securities Exchange Act filings, supervision of staff, and certain other financial and customer account matters. The term of the agreement began February 24, 2000 and will continue in effect until May 23, 2000 and thereafter for successive one-month terms, unless terminated pursuant to the agreement. The Company will pay Synergex a monthly fee of $10,000 plus all out-of-pocket travel expenses reasonably incurred in connection with services provided. For any successive terms, the fee will be as agreed by the parties; provided, however, that the monthly fee during any successive term shall not be lower than $10,000, unless Synergex' duties are decreased proportionately. In addition, in the event that

                                                     REGISTRY MAGIC INCORPORATED

                                                   NOTES TO FINANCIAL STATEMENTS
                                 (UNAUDITED WITH RESPECT TO THE SIX MONTHS ENDED
                                                      JANUARY 31, 2000 AND 1999)
================================================================================

                      the Merger between the Company and Synergex does not close, the Company shall pay Synergex an additional fee equal to the product of $10,000 times the number of months from the effective date of the management services agreement until termination or expiration.

                        REPORT OF INDEPENDENT ACCOUNTANTS




Shareholders and Board of Directors
Synergex International Corporation


In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity and redeemable common stock and of cash flows present fairly, in all material respects, the financial position of Synergex International Corporation (Company) at December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/  PricewaterhouseCoopers LLP


Sacramento, California
March 13, 2000

SYNERGEX INTERNATIONAL CORPORATION
BALANCE SHEETS
DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

                                                                           1998           1999
ASSETS
Current assets:
   Cash                                                               $    78,334     $  155,404
   Accounts receivable, net of allowance
   for doubtful accounts of $125,114 and
   $72,845 in 1998 and 1999, respectively                               2,177,590      1,955,532
   Prepaid expenses and other current assets                              320,286        370,491
   Deferred tax assets, current                                           258,720        617,535
                                                                      -----------     ----------
         Total current assets                                           2,834,930      3,098,962

Property and equipment, net                                               837,671        644,316
Capitalized software development costs, net                             2,175,243      2,289,957
Other assets                                                               78,899         70,993
Deferred tax assets, noncurrent                                           461,302        345,033
                                                                      -----------     ----------
         Total assets                                                 $ 6,388,045     $6,449,261
                                                                      ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Bank line of credit                                                $        --     $  273,389
   Current portion of capital lease obligations                            27,596         17,524
   Current portion of notes payable                                     1,591,915        447,388
   Accounts payable                                                       705,542        807,859
   Accrued expenses                                                       736,643        703,135
   Deferred revenue                                                       869,484      1,162,183
                                                                      -----------     ----------
         Total current liabilities                                      3,931,180      3,411,478

Capital lease obligations                                                  24,048          6,524
Notes payable                                                             577,478        849,002
Deferred rent obligations                                                 102,244        116,760
                                                                      -----------     ----------
         Total liabilities                                              4,634,950      4,383,764
                                                                      -----------     ----------

Commitments (Note 11)

Redeemable common stock, 22,500 and 19,375 shares issued
 and outstanding in 1998 and 1999, respectively (Note 8)                   64,650        126,162
                                                                      -----------     ----------
Stockholders' equity:
   Common stock, no par, 1,500,000 shares authorized:
   757,250 and 760,375 shares issued and
   outstanding in 1998 and 1999, respectively                              44,793         69,793
   Retained earnings                                                    1,643,652      1,869,542
                                                                      -----------     ----------
         Total stockholders' equity                                     1,688,445      1,939,335
                                                                      -----------     ----------
         Total liabilities and stockholders' equity                   $ 6,388,045     $6,449,261
                                                                      ===========     ==========

   The accompanying notes are an integral part of these financial statements.

SYNERGEX INTERNATIONAL CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------

                                                               1998             1999
Revenue:
  Licenses                                                 $ 6,687,721      $ 6,640,296
  Services                                                   3,728,872        3,961,481
                                                           -----------      -----------
                                                            10,416,593       10,601,777

Cost of revenue:
  Licenses                                                   1,501,085          783,394
  Services                                                   1,689,200        1,813,438
  Amortization of capitalized software
   development costs                                           738,527        1,010,337
                                                           -----------      -----------
       Gross profit                                          6,487,781        6,994,608

Operating expenses:
  Research and development                                   1,958,828        1,986,143
  Sales and marketing                                        1,994,142        2,260,346
  General and administrative                                 1,821,311        2,094,216
  Costs related to mergers and acquisitions                    221,579          332,333
                                                           -----------      -----------
       Income from operations                                  491,921          321,570
                                                           -----------      -----------
Other income (expense):
  Interest income                                                1,194              405
  Interest expense                                            (173,116)        (163,229)
                                                           -----------      -----------
       Total other expense                                    (171,922)        (162,824)
                                                           -----------      -----------

       Income before income taxes                              319,999          158,746

Income tax benefit                                              16,652          153,656
                                                           -----------      -----------

       Net income                                          $   336,651      $   312,402
                                                           ===========      ===========

   The accompanying notes are an integral part of these financial statements.

SYNERGEX INTERNATIONAL CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
 AND REDEEMABLE COMMON STOCK
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
--------------------------------------------------------------------------------


                                    Redeemable
                                   Common Stock               Common Stock                             Total
                                ---------------------    ----------------------      Retained      Stockholders'
                                Shares         Amount     Shares         Amount      Earnings          Equity
Balance,
 December 31, 1997              100,000    $ 762,500      779,750     $  51,768     $ 1,402,176    $ 1,453,944

Issuance of put option
 on common stock                 22,500        6,975      (22,500)       (6,975)             --         (6,975)

Accretion of common
 stock subject to redemption         --       95,175           --            --         (95,175)       (95,175)

Common stock redeemed
 from exercise of put
 option by Corporate
 Shareholder (Note 8)          (100,000)    (800,000)          --            --              --             --

Net income                           --           --           --            --         336,651        336,651
                                -------    ---------      -------     ---------     -----------    -----------
Balance,
 December 31, 1998               22,500       64,650      757,250        44,793       1,643,652      1,688,445

Accretion of common
 stock subject to redemption         --       86,512           --            --         (86,512)       (86,512)

Expiration of put options on
 common stock                    (3,125)     (25,000)       3,125        25,000              --         25,000

Net income                           --           --           --            --         312,402        312,402
                                -------    ---------      -------     ---------     -----------    -----------
Balance,
 December 31, 1999               19,375    $ 126,162      760,375     $  69,793     $ 1,869,542    $ 1,939,335
                                =======    =========      =======     =========     ===========    ===========

   The accompanying notes are an integral part of these financial statements.

SYNERGEX INTERNATIONAL CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
-------------------------------------------------------------------------------

                                                                   1998         1999
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $   336,651    $   312,402
  Adjustments to reconcile net income to
   cash provided by operating activities:
     Depreciation and amortization                            1,109,200      1,427,982
     Provision for doubtful accounts                             59,945         13,703
     Deferred tax provision                                      84,598       (242,546)
     Adjustment to capitalized mergers
       and acquisition costs                                         --        113,060
   Changes in operating assets and liabilities:
     Accounts receivable                                       (349,267)       208,355
     Prepaid expenses and other current assets                 (105,719)      (163,265)
     Other assets                                                   856          7,906
     Accounts payable                                             6,183        102,317
     Accrued expenses                                           100,254        (33,508)
     Deferred revenue                                           258,258        292,699
     Deferred rent obligation                                    18,280         14,516
                                                            -----------    -----------
          Cash provided by operating activities               1,519,239      2,053,621
                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Restricted cash                                                25,000             --
  Acquisition of property and equipment                        (186,235)      (224,290)
  Capitalized software development costs                     (1,218,477)    (1,125,051)
  Deferred mergers and acquisition costs                        (30,774)            --
                                                            -----------    -----------
          Cash used in investing activities                  (1,410,486)    (1,349,341)
                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from bank line of credit                              60,000      2,365,389
  Payments on bank line of credit                            (1,210,000)    (2,092,000)
  Proceeds from notes payable                                 1,922,364      1,120,400
  Payments on notes payable                                    (638,982)    (1,993,403)
  Payments on capital lease obligations                         (24,443)       (27,596)
  Payments to redeem common stock                              (200,000)            --
                                                            -----------    -----------
          Cash used in financing activities                     (91,061)      (627,210)
                                                            -----------    -----------
Net increase in cash                                             17,692         77,070
Cash, beginning of year                                          60,642         78,334
                                                            -----------    -----------
Cash, end of year                                           $    78,334    $   155,404
                                                            ===========    ===========

   The accompanying notes are an integral part of these financial statements.

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION
     Synergex International Corporation (Company), a California corporation, develops, markets and supports application development software. The Company licenses its products, primarily through its direct sales force and various value-added resellers, to other software application developers and end-users in North America, Europe, and Australia. The Company also provides professional consulting services to software developers and end-users, relating to application software development and internet business solutions.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.

     CERTAIN RISKS AND CONCENTRATIONS
     Financial instruments that potentially subject the Company to concentrations of credit risk are comprised principally of trade accounts receivable. No customer accounted for greater than 10% of accounts receivable at December 31, 1999. One customer accounted for 12% of accounts receivable at December 31, 1998. For the years ended December 31, 1998 and 1999, there were no sales to any individual customer, except as disclosed in Note 14, greater than 10% of total sales. Ongoing customer credit evaluations are performed by the Company, and collateral is not required. The Company maintains allowances for potential returns and credit losses, and such returns and losses have generally been within management's expectations.

     The Company's revenue is attributable to the sale of software products and the sale of consulting services that are subject to rapid technological change. Significant technological change could adversely affect the Company's operating results and subject the Company to returns of product and inventory losses. While the Company has ongoing programs to minimize the adverse effect of such changes and consider technological change in estimating its allowance, such estimates could change in the future.

     REVENUE RECOGNITION
     The Company's revenue is derived from primarily two sources, across many industries: (i) product license revenue, derived primarily from product sales to software application developers and end-users; and (ii) service and support revenue, derived primarily from providing software updates and support, as well as providing consulting services to developers' and end-users' application softwares.

     The Company adopted the provisions of Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-4, Deferral of the Effective Date of Certain Provisions of SOP 97-2, effective January 1, 1998, and SOP 98-9, Modification of SOP 97-2, "Software Revenue Recognition," with Respect to Certain Transactions effective January 1, 1999. SOP 97-2 supersedes SOP 91-1, Software Revenue Recognition, and delineates the accounting for software product and maintenance revenue. Under SOP 97-2, the Company recognizes product revenue upon shipment if a signed contract exists, the fee is fixed and determinable, collection of resulting receivables is probable and product returns are reasonably estimable except for sales to independent software vendors (ISV), which are recognized upon sale by the ISV to end-users. Estimated product returns are recorded upon

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         recognition of revenue from customers having rights of return. Provisions for estimated warranty costs and anticipated retroactive price adjustments are recorded at the time products are shipped.

         The Company generally ships completed products with annual license maintenance agreements. The Company allocates revenue to maintenance and support based on objective evidence of its fair value, which is specific to the Company, and remaining amounts are allocated to the license element based on the residual method. The Company recognizes maintenance and support revenue ratably over the support period (normally twelve months). Payments for maintenance and support are generally made in advance and are non-refundable. For revenue related to consulting services, the Company recognizes revenue as the related services are performed.

         SOFTWARE DEVELOPMENT COSTS

         Costs related to the conceptual formulation, design of software products and maintenance are charged to research and development expense during the period incurred. Costs incurred subsequent to establishing technological feasibility of software products are capitalized until general release of the product. Generally, the Company has established technological feasibility upon completion of a detailed program design.

         Amortization of capitalized software costs is provided on a product-by-product basis at the greater of the amount computed using
         (1) the ratio of current gross revenue for a product to the total of current and anticipated future gross revenues or (2) the straight-line method over the remaining estimated economic life of the product. Generally, an original estimated economic life of three years is assigned to capitalized software development costs.

         The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Such estimates could change in the future.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to ten years. Leasehold improvements and equipment held under capital leases is amortized using the straight-line method over the lesser of the estimated useful life or the lease term. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in the statement of operations.

         ADVERTISING COSTS

         Advertising costs, included in sales and marketing expenses, are expensed as incurred and were approximately $215,000 and $234,000 in 1998 and 1999, respectively.

         ACCRETION

         The carrying amount of common stock subject to redemption is increased by periodic transfers (i.e., accretion) from retained earnings, as necessary, to cause the carrying amount of the common stock subject to redemption to equal the common stock repurchase price on those redemption dates.

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         INCOME TAXES

         The Company uses the liability method of accounting for income taxes. Deferred income taxes are recorded based on the difference between financial statement and income tax basis of assets and liabilities and available loss or credit carryforwards. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that all or some portions of such deferred tax assets will not be realized.

         STOCK-BASED COMPENSATION

         The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board
         (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of the Company's common stock at the date of grant. The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. For purposes of such disclosures, all stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in conjunction with Selling, Goods or Services.

         RECLASSIFICATION OF PRIOR YEAR AMOUNTS

         Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.


2.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                1998             1999
     Furniture and equipment             $     953,948     $    935,422
     Computer equipment                        643,689          783,309
     Purchased software                        206,193          306,375
     Leasehold improvements                    108,550          108,550
                                         -------------     ------------
                                             1,912,380        2,133,656
Less accumulated depreciation
   and amortization                         (1,074,709)      (1,489,340)
                                         -------------     ------------
                                         $     837,671     $    644,316
                                         =============     ============

     Furniture and equipment under capital leases were approximately $121,000 and $92,000 with accumulated amortization of approximately $78,000 and $70,000 at December 31, 1998 and 1999, respectively.

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


3.   CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     Capitalized software development costs consist of the following at December 31:

                                                   1998             1999
         Products under general release:
           Development environment products   $  2,484,446     $  3,972,057
           PVCS products                           431,054          431,054
         Less accumulated amortization          (1,120,157)      (2,113,154)
                                              ------------     ------------
                                                 1,795,343        2,289,957
         Products under development                379,900               --
                                              ------------     ------------
                                              $  2,175,243     $  2,289,957
                                              ============     ============

     Write-downs of capitalized software development costs to net realizable value were approximately $20,000 and $-0- for the years ended December 31, 1998 and 1999, respectively.


4.   ACCRUED EXPENSES

     Accrued expenses consist of the following at December 31:

                                                          1998       1999
         Accrued commissions and bonuses               $ 239,510  $ 292,624
         Accrued royalties                               232,661     70,886
         Accrued compensated absences                    172,578    179,334
         Other accrued expenses                           91,894    160,291
                                                       ---------  ---------
                                                       $ 736,643  $ 703,135
                                                       =========  =========

5.   BANK REVOLVING LINE OF CREDIT

     The Company has a revolving line of credit with a bank, collateralized by substantially all of the Company's assets and guaranteed by two of the Company's stockholders, with interest payable monthly at the Wall Street Journal Prime Lending Rate (7.75% and 8.5% at December 31, 1998 and 1999, respectively), plus 1%, expiring in August 2000.

     At December 31, 1998 and 1999, approximately $1,130,000 and $727,000, of the line was not used. The available balance of the line of credit is subject to certain borrowing base limitations related to Company accounts receivable balances and the outstanding principal balance on the note payable to bank.

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


6.   NOTES PAYABLE

     Notes payable consist of the following at December 31:

                                                                               1998                 1999

         Note payable to bank collateralized by
          substantially all of the Company's assets
          and guaranteed by several stockholders,
          monthly principal payments of $41,667
          and $31,397 at December 31, 1998 and
          1999, respectively, plus interest at the
          Wall Street Journal Prime Lending
          Rate (7.75% and 8.50% at December 31,
          1998 and 1999, respectively), plus 2.0%,
          final maturity November 2002                                 $     870,366            $ 1,089,278

         Note payable, quarterly interest payments
          at Prime Rate (7.75% at December 31,
          1998), plus 1.0%, repaid in December
          1999                                                               625,000                     --

         Note payable to a member of a
          stockholder's family subordinate to bank
          note payable, monthly principal and
          interest payments of $7,609, interest at
          10%, final maturity July 2002                                      274,027                207,112

         Note payable to the Corporate Stockholder
          (Note 8) subordinate to bank note payable,
          monthly principal payments of $50,000,
          non-interest bearing, repaid in August
          1999                                                               400,000                     --
                                                                       -------------            -----------
                                                                           2,169,393              1,296,390
         Less current portion                                             (1,591,915)              (447,388)
                                                                       -------------            -----------
                                                                       $     577,478            $   849,002
                                                                       =============            ===========


     The note payable to a bank is cross-collateralized and cross-defaulted with the bank revolving line of credit (Note 5). The note payable and the revolving line of credit contain certain restrictive financial covenants relating to minimum levels of current ratio and tangible net worth, and limitations on the debt to tangible net worth ratio.

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The scheduled maturities of notes payable at December 31, 1999, are as follows:

         Year ending December 31,

                 2000                    $   447,388
                 2001                        455,128
                 2002                        393,874
                                         -----------
                                         $ 1,296,390
                                         ===========

7.   CAPITAL LEASE OBLIGATIONS

     The Company leases telephones, copiers and computer equipment under capital leases expiring through 2003. Future minimum lease payments required under capital leases are as follows:

         Year ending December 31,

                 2000                                      $   19,150
                 2001                                           3,000
                 2002                                           3,000
                 2003                                           1,596
                                                           ----------
                                                               26,746
                 Less amount representing interest             (2,698)
                                                           ----------
                 Present value of future minimum
                  lease payments                               24,048
                 Less current portion                         (17,524)
                                                           ----------
                                                           $    6,524
                                                           ==========

8.   REDEEMABLE COMMON STOCK

     In 1994, a corporate investor (Corporate Stockholder) purchased 100,000 common shares at $5 per share. The related Stock Purchase Agreement and Stock Ownership Agreement (collectively, the Agreements), effective July 1, 1994, granted the Corporate Stockholder the option to sell the common shares back to the Company, at prices varying with the length of time the stock was held (Put Option). In 1998, the Corporate Stockholder exercised its Put Option and redeemed 100,000 common shares at $8 per share. The shares redeemed were retired by the Company.

     In August 1998, the Company's Board of Directors authorized the redemption of up to 22,500 shares of common stock from a director and stockholder of the Company. The redemption can occur anytime during 2000 and 2001, at the most recent common stock transfer price ($8 per share at December 31, 1999), but cannot exceed $60,000 annually. During 1999, the redemption rights on 3,125 shares of common stock expired and were unexercised. The redemption rights on 4,375 shares, which were due to expire in 1999, were extended to March 31, 2000.

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

9.   STOCK OPTIONS

     NON-PLAN STOCK OPTIONS
     During July 1998, in connection with a financing transaction, the Company granted options to purchase 15,000 shares of common stock to a member of a stockholder's family, which vest immediately, expire four years from the date of grant and are exercisable at $20 per share. No expense has been recognized for these non-plan stock options.

     STOCK INCENTIVE PLAN
     The Company has an Incentive Stock Option Plan (Plan) that provides a maximum of 150,000 shares of the Company's authorized but unissued common stock to be available for grant as an incentive stock option to employees, including officers and directors who are also employees of the Company. The options are to be issued at no less than 100% of fair market value, or no less than 110% of fair market value for any owners of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company's outstanding capital stock (10% Owners), as determined by the Board of Directors at the date of grant. The exercise period for options granted is ten years, or five years for 10% Owners, from date of grant. The options vest over a five-year period (20% vest one year from the date of grant and the remainder ratably over 48 months).

     Options as of December 31, are summarized below:


                                                                     Weighted
                                                                     Average
                                                   Number of         Exercise
                                                    Options            Price

         Outstanding at December 31, 1997            68,950          $ 5.80
         Granted                                     98,417            9.64
         Forfeited                                   (9,600)           5.80
                                                    -------
         Outstanding at December 31, 1998           157,767            8.19
         Granted                                      3,750            8.00
         Forfeited                                   (2,100)           5.80
                                                    -------
         Outstanding at December 31, 1999           159,417          $ 8.22
                                                    =======

     At December 31, 1999, 5,583 shares of common stock were available for future issuance under the stock incentive plan.

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     At December 31, 1998, 42,380 options with a weighted average exercise price of $10.83, were exercisable. The following table summarizes information about stock options outstanding at December 31, 1999:

                         Options  Outstanding              Options Exercisable
      -------------------------------------------------- -----------------------
                                          Weighted
                                           Average                      Weighted
         Range of         Number         Remaining         Number       Average
         Exercise       of Options      Contractual      of Options     Exercise
         Prices         Outstanding    Life (in years)   Exercisable     Price
     $        5.80         66,200          7.12            38,620       $  5.80
              8.00         78,217          9.45            14,793          8.00
             20.00         15,000          3.00            15,000         20.00
                          -------                          ------
     $5.80 - 20.00        159,417          7.59            68,413       $  9.39
                          =======                          ======

     Pro forma net income, computed as if compensation expense for the Company's employee option grants in 1998 and 1999, been determined using the fair value method at the date of grant, consistent with the provisions of SFAS No. 123, would have been reported as follows for the year ended December 31:

                                                 1998                 1999

         Net income, as reported            $   336,651         $   312,402
                                            ===========         ===========
         Net income, pro forma              $   257,397         $   206,326
                                            ===========         ===========

     The fair value of each option granted to an employee was estimated using the minimum value option pricing model with the following weighted average assumptions:

                                                       For the Years Ended
                                                          December 31,
                                                       1998           1999
                                                       -------------------

         Risk-free interest rate                        5.27%        6.39%
         Expected life of options (years)                 10           10


     Volatility and expected dividend yield are not factors used in the minimum value option pricing model.

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The weighted average grant date exercise prices and fair values of options granted during the years ended December 31, are as follows:


                                                    1998                     1999
                                             Weighted   Average       Weighted  Average
                                             ------------------     -----------------------
                                             Exercise      Fair     Exercise         Fair
                                             Price         Value    Price            Value

         All options granted                 $  9.64    $ 2.58      $8.00            $ 3.15
         Granted with exercise
         prices approximating
         the fair value of the
         stock                                  7.79      3.06       8.00              3.15
         Granted with exercise
         prices greater than the
         fair value of the stock               20.00        --         --               --

10.  INCOME TAXES

     Income tax expense (benefit) consists of the following for the years ended December 31:

                                             1998          1999
         Current:
          Federal                       $ (102,050)    $   65,694
          State                                800         23,196
                                        ----------     ----------
                                          (101,250)        88,890
                                        ----------     ----------
         Deferred:
          Federal                          147,475       (135,405)
          State                            (62,877)      (107,141)
                                        ----------     ----------
                                            84,598       (242,546)
                                        ----------     ----------
         Income tax benefit             $  (16,652)    $ (153,656)
                                        ==========     ==========

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Deferred tax assets and liabilities are reflected on a net basis in the current and noncurrent classifications on the accompanying balance sheet. Significant components of the Company's net deferred income tax assets and (liabilities) at December 31 are as follows:

                                                                                1998                  1999
         Capitalized software development costs                           $ (1,095,348)          $  (981,018)
         Deferred revenue                                                      372,486               497,879
         Depreciation and amortization                                         108,625               (13,533)
         Accrued expenses                                                      172,193               108,033
         State income taxes                                                   (137,453)             (166,541)
         Net operating loss (NOL) carryforwards                                 80,893                    --
         Tax credit carryforwards                                            1,174,078             1,467,634
         Other                                                                  44,548                50,114
                                                                          ------------           -----------
                                                                          $    720,022           $   962,568
                                                                          ============           ===========

     A reconciliation between the Company's effective rate and the federal statutory rate is as follows for the years ended December 31:

                                                                 1998             1999
         Federal statutory rate                                 34.00%           34.00%
         State taxes, net of federal benefit                      5.8            (35.4)
         Tax credit carryforwards                               (86.8)          (100.1)
         Non-deductible expenses                                  3.2              8.1
         Rate difference on NOL utilization                      43.1               --
         Other, net                                              (4.5)            (3.4)
                                                                -----            -----
         Effective tax rate                                     (5.20)%         (96.80)%
                                                                =====            =====

     At December 31, 1999, the Company had research and experimental tax credit carryforwards of approximately $895,000 and $573,000 for federal and state tax purposes, respectively, with the federal credits expiring 2006 through 2019. Utilization of such carryforwards may be limited in certain circumstances including, but not limited to, cumulative stock ownership changes of more than 50% over a three-year period. The Company believes that if the proposed merger with Registry Magic, Incorporated (Note 16) becomes effective, the amount of tax credit carryforwards that can be utilized to reduce future taxable income for federal and state income tax purposes may be limited. The amount of any limitation has not been determined.

     Management has determined that based on the Company's history of prior operating earnings and its expectations for the future, operating income of the Company will more likely than not be sufficient to recognize the deferred tax assets, including utilization of all tax credits, prior to their expiration. The amount of deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are different.

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

11.  COMMITMENTS

     OPERATING LEASE
     The Company leases its office building under a ten-year noncancelable operating lease expiring in 2005. Future minimum annual payments required under the noncancelable operating lease are approximately as follows:

         YEAR ENDING DECEMBER 31,
                  2000                   $   331,000
                  2001                       341,000
                  2002                       351,000
                  2003                       361,000
                  2004                       372,000
                  Thereafter                 319,000
                                         -----------
                                         $ 2,075,000
                                         ===========

     The Company's office building operating lease agreement provides for scheduled rent increases during the lease term. Rent expenses are recognized on a straight-line basis over the term of the lease. Rent expense for each of the years ended December 31, 1998 and 1999, was approximately $336,000.

     SOFTWARE LICENSE AGREEMENTS
     In 1995, the Company entered into two licensing agreements with a software licensor to distribute certain software products. Total royalty expenses under these agreements were approximately $1,195,000 and $532,929 for the years ended December 31, 1998 and 1999, respectively. The agreements expired December 31, 1999.


12.  FINANCIAL INSTRUMENTS

     The estimated fair value amounts for financial instruments have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop estimates of fair value. At December 31, 1999 and 1998, the carrying amounts and estimated fair values of the Company's financial instruments are as follows:

         - Cash and certificates of deposit - The carrying amount approximates fair value due to their short-term maturities.

         -    Bank lines of credit, notes payable and capital lease obligations
              - The fair value is estimated to approximate carrying value based on interest rates currently available to the Company with similar terms and remaining maturities.

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

13.  EMPLOYEE BENEFIT PLANS

     401(K) SAVINGS PLAN
     The Company has a 401(k) savings plan, which was amended in January 1999 to change the plan administrator, covering substantially all its employees. Eligible employees may contribute up to 15% of their compensation to the 401(k) savings plan and the Company contributes an amount equal to 50% for each $1.00 of employee contribution up to $2,500 per year per employee. The Company's expense under the 401(k) savings plan was approximately $120,000 and $125,000 for the years ended December 31, 1998 and 1999, respectively.

     PROFIT SHARING BONUS PLAN
     The Company has a profit sharing bonus plan, which expired January 1, 1998, for all non-commissioned employees having completed at least two full calendar quarters of employment which provides that, unless the Board of Directors decides otherwise, the Company will contribute 10% of the first $100,000 of qualified earnings before profit sharing and income taxes. The profit sharing percentage increases by 2% for each $100,000 of earnings, up to a maximum profit sharing percentage of 20% of qualified earnings before profit sharing and income taxes. The amount payable to each eligible employee is determined based on the proportion of his or her salary to the total salaries paid to such eligible employees in the profit sharing pool. For the years ended December 31, 1998 and 1999, there were no payments to employees under the profit sharing bonus plan.


14.  RELATED-PARTY TRANSACTIONS

     Related-party transactions during the years ended December 31, other than those disclosed elsewhere in the financial statements, are approximately as follows:

                                                                   1998          1999

         Sales to a former corporate stockholder               $  655,000      $      --
                                                               ==========      =========
         Receivables from a former corporate
         stockholder                                           $  119,000      $      --
                                                               ==========      =========
         Advances to a stockholder                             $       --      $  35,000
                                                               ==========      =========

SYNERGEX INTERNATIONAL CORPORATION
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


15. SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                  For the Years Ended
                                                                      December 31,
                                                               ------------------------
                                                                  1998            1999
Supplemental cash flow information:
Cash paid for interest                                         $   172,996   $  155,455
                                                               ===========   ==========
Cash paid for income taxes                                     $       800   $      800
                                                               ===========   ==========
Noncash investing and financing activities:
Accretion of common stock subject to
redemption                                                     $    95,175   $   86,512
                                                               ===========   ==========
Redemption of common stock for
note payable                                                   $   600,000   $       --
                                                               ===========   ==========


16.  SUBSEQUENT EVENTS

     On February 11, 2000, the Company entered into a definitive merger agreement to be acquired by Registry Magic Incorporated (RMAG), a publicly-traded, Florida-based software developer. Subject to the agreement, all outstanding shares of the Company's common stock will be exchanged for 1 million shares of RMAG common stock, 779,750 shares of RMAG Series A 6% cumulative non-voting convertible preferred stock and options to purchase 1,150,000 shares of RMAG common stock. The acquisition will be accounted for using the purchase method of accounting by RMAG. The transaction is subject to regulatory approval, shareholder approval and customary closing conditions. At the effective date of the merger, all outstanding Company stock options will be retired.

     On February 24, 2000, the Company entered into a management agreement with RMAG whereby the Company will provide certain management services to RMAG, through May 23, 2000 or until the effective date of the merger. Subject to the management agreement, the Company is entitled to receive a monthly fee from RMAG, with additional amounts payable in the event that the merger does not become effective.

                                                                      Appendix A


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                       SYNERGEX INTERNATIONAL CORPORATION,

           CERTAIN SHAREHOLDERS OF SYNERGEX INTERNATIONAL CORPORATION

                             RMAG ACQUISITION CORP.

                                       AND

                           REGISTRY MAGIC INCORPORATED


                          DATED AS OF FEBRUARY 11, 2000

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of February 11, 2000 (the "Agreement"), by and among SYNERGEX INTERNATIONAL CORPORATION, a California corporation ("SIC"), REGISTRY MAGIC INCORPORATED, a Florida corporation ("RMAG"), and RMAG ACQUISITION CORP., a Delaware corporation ("SUB"), which is a direct wholly-owned subsidiary of RMAG and, for the limited purposes of Sections 4.2, 4.3, 4.4, 4.5, 4.10, 4.13, 4.16, 4.17, 7.1, 7.3 and Article XI, Michele
Wong and Kenneth Lidster shareholders of SIC (each a "SIC Shareholder" and collectively the "SIC Shareholders") SIC and SUB are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

         A. The Boards of Directors of SIC, RMAG and SUB deem it advisable and in the best interests of each corporation and its respective shareholders that SIC and RMAG combine in order to advance their long-term business interests, all upon the terms and subject to the conditions of this Agreement.

         B. It is intended that the combination be effected by a merger of SIC with and into SUB with SUB surviving, which for Federal income tax purposes shall be a tax-free reorganization described in Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. (a) In accordance with the provisions of this Agreement, the California General Corporation Law ("CGCL") and the Delaware General Corporation Law ("DGCL"), at the Effective Time, SIC shall be merged (the "Merger") with and into SUB, and SUB shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be Synergex International Corporation. At the Effective Time, the separate existence of SIC shall cease.

         (b) The Merger shall have the effects on SIC and SUB, as Constituent Corporations of the Merger, provided for under the CGCL and DGCL.

         Section 1.2 Effective Time. The Merger shall become effective at the time of filing of, or at such later time as specified in, an agreement of merger, in the form required by and executed in accordance with the CGCL and the DGCL, with the Secretary of State of the State of California in accordance with the provisions of Sections 1101, 1102 and 1103 of the CGCL and with the Secretary of State of the State of Delaware in accordance with the provisions of Section 252 of the DGCL (the "Certificate of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Time."

         Section 1.3 Articles of Incorporation and Bylaws of Surviving Corporation. The Certificate of Incorporation and Bylaws of SUB as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until thereafter amended as provided by law.

         Section 1.4 Directors and Officers of Surviving Corporation. (a) The directors of the Surviving Corporation shall be the same as RMAG at the Effective Time, consistent with this Agreement and will hold office from and after the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law or their earlier resignation or removal.

         (b) The officers of SIC immediately prior to the Effective Time shall be the officers of the Surviving Corporation and each will hold office from and after the Effective Time until their respective successors are duly appointed and qualify in the manner provided in the Bylaws of the Surviving Corporation or as otherwise provided by law or their earlier resignation or removal.

         Section 1.5 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                              CONVERSION OF SHARES

         Section 2.1 Effect on SIC Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

         (a) The shares of SIC's common stock, no par value (the "SIC Shares"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate of 1,000,000 shares of RMAG Common Stock, $.001 par value per share (the RMAG "Common Stock") and shares of RMAG Series A 6% Cumulative Nonvoting Convertible Preferred Stock having an aggregate face value of $8,000,000 (the "RMAG Preferred Shares"). In the event any options held by SIC Shareholders are exercised between the date hereof and the Effective Date, the number of shares of RMAG Common Stock and RMAG Preferred Shares to be received by each SIC Shareholder shall be proportionately adjusted downward. The Articles of Amendment to RMAG's Articles of Incorporation setting forth the terms and conditions of the RMAG Preferred Stock is attached as
Schedule 2.1 (a) hereto.

         (b) All SIC Shares shall be canceled and retired, and each certificate representing any such SIC Shares shall thereafter (i) represent only the right to receive the RMAG Common Stock and RMAG Preferred Shares issuable in exchange for such SIC Shares upon the surrender of such certificates in accordance with
Section 2.4 (and any cash payable in respect of fractional shares) and (ii) entitle the holder thereof to vote with respect to, and receive dividends on, such number of whole shares of RMAG Common Stock and RMAG Preferred Shares which such holder is entitled to receive in exchange for such certificates, provided that dividends shall be paid to such holder, without interest, only upon surrender of certificates in accordance with Section 2.4.

         (c) Notwithstanding anything to the contrary in this Agreement, any holder of SIC Shares who shall exercise the rights of a dissenting shareholder pursuant to and strictly in accordance with the provisions of Sections 1300 through 1312 of the CGCL shall be entitled to receive only the payment therein provided for and shall not be entitled to receive RMAG Common Stock and RMAG Preferred Shares. Such payment shall be made directly by the Surviving Corporation.

         Section 2.2 Effect on SIC Options. All outstanding SIC options shall at the Effective Time be canceled and as soon as practicable following the date of this Agreement, the SIC Board of Directors shall adopt such resolutions or take such other actions as may be required to terminate any outstanding SIC options or option plans.

         Section 2.3 SUB Common Stock. Each share of common stock, $.0001 par value, of SUB issued and outstanding immediately prior to the Effective Time shall remain outstanding.

         Section 2.4 Exchange Procedures. (a) RMAG shall authorize its transfer agent to act as exchange agent hereunder (the "Exchange Agent") for the purposes of exchanging certificates representing SIC Shares and shares of RMAG Common Stock and RMAG Preferred Shares. As promptly as practicable after the Effective Time, RMAG shall deposit with the Exchange Agent, in trust for the holders of Certificates (as defined in Section 2.4(b) below), certificates representing the shares of RMAG Common Stock and RMAG Preferred Shares issuable pursuant to
Section 2.1(a) in exchange for SIC Shares (the "SIC Certificates").

         (b) Promptly after the Effective Time, the Exchange Agent shall mail or cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented SIC Shares (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates for exchange therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that number of shares of RMAG Common Stock and RMAG Preferred Shares which such holder has the right to receive under Section 2.1(a) (and any amount of cash payable in lieu of fractional shares) and such Certificate shall forthwith be canceled. If any such shares are to be issued to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

         (c) No dividends or other distributions with respect to the RMAG Common Stock or RMAG Preferred Shares constituting all or a portion of the consideration payable to the holders of SIC Shares shall be paid to the holder of any unsurrendered Certificate representing SIC Shares until such Certificate is surrendered as provided for in this Section 2.4. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the certificates representing RMAG Common Stock and RMAG Preferred Shares (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable prior to or on the date of such surrender with respect to such whole shares of RMAG Common Stock and RMAG Preferred Shares and not paid, and the amount of cash payable in lieu of any fractional shares, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax law, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to the date of surrender and a payment date subsequent to the date of surrender payable with respect to such whole shares of RMAG Common Stock or RMAG Preferred Shares, less the amount of any withholding taxes which may be required thereon under any provision of federal, state, local or foreign tax Law. RMAG shall make available to the Exchange Agent cash for these purposes.

         (d) Any portion of the RMAG Common Stock and RMAG Preferred Shares made available to the Exchange Agent pursuant to Section 2.4(a) that remains unclaimed by the holders of SIC Shares twelve (12) months after the Effective Date shall be returned to RMAG, upon demand, and any such holder who has not exchanged his, her or its SIC Shares in accordance with this Section 2.4 prior to that time shall thereafter look only to RMAG for his, her or its claim for RMAG Common Stock and RMAG Preferred Shares, (as the case may be), any cash in lieu of fractional shares and certain dividends or other distributions. Neither RMAG nor SUB shall be liable to any holder of SIC Shares with respect to any RMAG Common Stock and RMAG Preferred Shares (or cash in lieu of fractional shares) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) If any Certificate representing SIC Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by RMAG, the posting by such person of a bond in such reasonable amount as RMAG may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration payable under Section 2.1(a) and, if applicable, any unpaid dividends and distributions on shares of RMAG Stock deliverable with respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

         Section 2.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of SIC Shares who upon surrender of Certificates therefor would be entitled to receive a fraction of a share of RMAG Common Stock and RMAG Preferred Shares shall receive, in lieu of such fractional share, cash in an amount equal to such fraction multiplied by the initial fair market value of RMAG Common Stock and RMAG Preferred Shares. For purposes of this Agreement, initial market value means the average of the closing bid and ask price of RMAG Common Stock for the five trading days ending three trading days immediately preceding the Closing.

         Section 2.6 Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of SIC or the Surviving Corporation of SIC Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this
Article II.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF RMAG AND SUB

         RMAG and SUB jointly and severally represent and warrant to SIC and each SIC Shareholder as follows:

         Section 3.1 Organization. Each of RMAG and SUB is a corporation duly organized, validly existing and in good standing under the laws of its respective State of Incorporation. RMAG owns directly all of the outstanding capital stock of SUB. Each of RMAG and SUB has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in Schedule 3.1, each of RMAG and SUB is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, as indicated on Schedule 3.1 except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of RMAG and would not delay or prevent the consummation of the transactions contemplated hereby (an "RMAG Material Adverse Effect"). RMAG previously has delivered to SIC accurate and complete copies of its Articles of Incorporation and Bylaws, and SUB's Certificate of Incorporation and Bylaws, each as currently in effect.

         Section 3.2 Capitalization. (a) The authorized capital stock of RMAG consists of 30,000,000 shares of RMAG Common Stock and 5,000,000 shares of RMAG Preferred Shares. As of the date hereof, there are 5,355,405 shares of RMAG Common Stock issued and outstanding and no shares held in treasury; and no shares of RMAG Preferred Shares outstanding. As of the date hereof, there were outstanding under the RMAG Stock Option Plans, or otherwise, RMAG Stock Options entitling the holders thereof to purchase, in the aggregate, up to 854,756 RMAG Shares. Except as set forth in Schedule 3.2 or in the RMAG SEC Reports, at the Effective Time there will not be any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating RMAG to issue, transfer or sell any shares of capital stock of RMAG or any other securities convertible into or evidencing the right to subscribe for any such shares. All shares of RMAG Common Stock and RMAG Preferred Shares to be issued at the Effective Time shall be, when issued, duly authorized and validly issued, fully paid, and nonassessable and subject to the terms of this Agreement free from liens, charges, claims and encumbrances. All of the shares of RMAG Common Stock shall be, when issued upon proper conversion of RMAG Preferred Shares, duly authorized and validly issued, fully paid and nonassessable and subject to the terms of this Agreement free from liens, charges, claims and encumbrances.

         (b) The authorized capital stock of SUB consists of one hundred (100) shares of common stock, $.0001 par value, of which one hundred (100) are issued and outstanding and are validly issued, fully paid and nonassessable. As of the date hereof, there are no outstanding Sub Stock Options entitling the holders thereof to purchase SUB Shares. At the Effective Time there will not be any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating SUB to issue, transfer or sell any shares of capital stock of SUB or any other securities convertible into or evidencing the right to subscribe for any such shares.

         (c) Except for the SUB, RMAG has no subsidiaries.

         Section 3.3 Authority. Each of RMAG and SUB has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the shareholders of RMAG, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of RMAG and SUB and by RMAG as the sole shareholder of SUB, and, except for the requisite approval by the shareholders of RMAG, no other corporate proceedings on the part of RMAG or SUB are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of RMAG and SUB and, assuming this Agreement constitutes a legal, valid and binding agreement of SIC and the SIC Shareholders, constitutes a legal, valid and binding agreement of RMAG and SUB, as the case may be, enforceable against each of them in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

         Section 3.4 No Violations: Consents and Approvals. Except as set forth on Schedule 3.4, (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by RMAG and SUB with any of the provisions hereof conflicts with, violates or results in any breach of (i) subject to obtaining the requisite approval of RMAG's shareholders, any provision of the Articles of Incorporation or Bylaws of either of RMAG or the Certificate of Incorporation or Bylaws of SUB, (ii) any contract, agreement, instrument or understanding to which RMAG or SUB is a party or by which RMAG, SUB or any of their respective assets or properties is bound, or (iii) subject to the requisite approval of RMAG's shareholders any law, judgment, decree, order, statute, rule or regulation of any jurisdiction or governmental authority (a "Law") applicable to RMAG or SUB or any of their respective assets or properties, excluding from the foregoing clauses (ii) and (iii) conflicts, violations or breaches which, either individually or in the aggregate, would not have an RMAG Material Adverse Effect or materially impair RMAG's or SUB's ability to consummate the transactions contemplated hereby or for which RMAG or SUB have received or, prior to the Merger, shall have received appropriate consents or waivers.

         (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by RMAG or SUB in connection with the execution and delivery of the Agreement or the consummation by RMAG or SUB of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the States of California and Delaware, (iii) filings with, and approval of, the NASDAQ in connection with obligations of RMAG hereunder, and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have an RMAG Material Adverse Effect, or materially impair the ability of RMAG or SUB to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 3.5 SEC Documents: RMAG Financial Statements. (a) RMAG has filed with the Securities and Exchange Commission ("SEC") all documents required to be filed under the Securities Act and the Exchange Act since the effective date of its initial public offering (the "RMAG SEC Documents"). As of their respective dates, the RMAG SEC Documents complied in all respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of the RMAG SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) As of their respective dates, the financial statements of RMAG included in the RMAG SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of RMAG as at the dates thereof and the consolidated results of its operations and statements of cash-flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). RMAG's balance sheet included in its Form 10-QSB for the quarter ended October 31, 1999, shall be referred to as the RMAG Interim Balance Sheet.


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


         (c) RMAG has no liability or obligation of any kind (whether contingent or otherwise and whether due or to become due) except (i) as set forth on
Schedule 3.5, (ii) as set forth on the RMAG Interim Balance Sheet, or (iii) as incurred in the ordinary course of business, consistent with past practice since the date of the RMAG Interim Balance Sheet.

         Section 3.6 Absence of Certain Changes. Since the date of the RMAG Interim Balance Sheet, RMAG has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have a RMAG Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on
Schedule 3.6, since October 1, 1999, there has not been with respect to RMAG any:

         (a) sale or disposition of any material asset other than inventory in the ordinary course;

         (b) payment of any dividend, distribution or other payment to any shareholder of RMAG or to any relative of any such shareholder other than payments of salary and expense reimbursements made in the ordinary course of business, consistent with past practice, for employment services actually rendered or expenses actually incurred;

         (c) incurrence or commitment to incur any liability individually or in the aggregate material to RMAG, except such liabilities under RMAG's existing credit facilities and liabilities incurred in connection with the Merger;

         (d) waiver, release, cancellation or compromise of any indebtedness owed to RMAG or claims or rights against others, exceeding $50,000 in the aggregate;

         (e) any change in any accounting method, principle or practice except as required or permitted by generally accepted accounting principles; or

         (f) unusual or novel method of transacting business engaged in by RMAG or any change in RMAG's accounting procedures or practices or its financial or equity structure.

         Section 3.7 Proxy Statement/Prospectus Registration Statement. None of the information regarding RMAG and SUB to be supplied by RMAG and SUB for inclusion or incorporation by reference in (i) the registration statement on Form S-4 (as it may be amended or supplemented from time to time, the "Registration Statement") relating to RMAG Common Stock to be issued in connection with the Merger and the shares of Common Stock to be issued upon conversion of the RMAG Preferred Shares or (ii) the proxy statement to be distributed in connection with the shareholders meeting of RMAG and SIC contemplated by Section 5.5 (as it may be amended or supplemented from time to time, the "Proxy Statement" and together with the prospectus to be included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, and, in the case of the Proxy Statement, at the time of its mailing to shareholders of RMAG and SIC and at the time of their respective shareholders' meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Time any event with respect to RMAG or SUB shall occur which is required to be described in the Proxy Statement or Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of RMAG and SIC. The Proxy Statement and the Registration Statement will (with respect to RMAG) comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

         Section 3.8 Broker's Fees. Except as set forth on Schedule 3.8, neither RMAG nor SUB nor any of RMAG's affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 3.9 Environmental Matters. RMAG has complied in all material respects with, and has not been cited for any violation of, federal, state and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state or local laws or regulations now in force relating to the protection of the environment. As used in this section, "hazardous material" means any hazardous or toxic substance, material or waste that is regulated by any federal authority or by any state or local authority where the substance, material or waste is located. There are no underground storage tanks located on the real property owned by RMAG, nor is RMAG aware of any underground storage tanks on the real property leased by RMAG in which any hazardous material has been or is being stored, nor has there been any spill, disposal, discharge or release of any hazardous material into, upon or over that real property or into or upon ground or surface water on that real property. There are no asbestos-containing materials incorporated into the buildings or interior improvements that are part of the real property or into other assets owned by RMAG, nor is there any electrical transformer, fluorescent light fixture with ballasts or other equipment containing polychlorinated biphenyls on the real property owned by RMAG. RMAG is not aware of any asbestos-containing materials incorporated into the buildings or interior improvements that are part of the real property or into other assets leased by RMAG, nor is RMAG aware of any electrical transformer, fluorescent light fixture with ballasts or other equipment containing polychlorinated biphenyls on the real property leased by RMAG.

         Section 3.10 Compliance With Laws. Except as set forth on Schedule 3.10, RMAG is not or has not conducted its business in violation of any Law, including without limitation, any Law pertaining to environmental protection, occupational health or safety, or employment practices except the violation of which would not have an RMAG Material Adverse Effect.

         Section 3.11 No Litigation. Except as set forth in the RMAG SEC Documents or on Schedule 3.11, there is no claim, litigation, investigation or proceeding by any person or governmental authority pending or, to RMAG's knowledge threatened, against RMAG. There are no pending or, to RMAG's knowledge, threatened controversies or disputes with, or grievances or claims by, any employees or former employees of RMAG or any of its respective predecessors of any nature whatsoever, including, without limitation, any controversies, disputes, grievances or claims with respect to their employment, compensation, benefits or working conditions, except for such litigation which would not have a RMAG Material Adverse Effect.

         Section 3.12 Absence of Certain Business Practices. Neither RMAG nor any director, officer, employee or agent of the foregoing, nor any other person acting on its behalf, directly or indirectly, has to RMAG's knowledge given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (i) might subject RMAG to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a RMAG Material Adverse Effect, or
(iii) if not continued in the future, might have a RMAG Material Adverse Effect or which might subject RMAG to suit or penalty in any private or governmental litigation or proceeding.

         Section 3.13 Knowledge. The term "to RMAG's knowledge" shall mean the actual knowledge of each director and officer of RMAG.

         Section 3.14 No Undisclosed Information. No provision of this Article IV or any Schedule or any document or agreement furnished by RMAG contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which such statements are made, not misleading.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF SIC AND SIC SHAREHOLDERS

         SIC represents and warrants to RMAG and SUB as follows, and for the limited purposes of Sections 4.2, 4.3, 4.4, 4.5, 4.10, 4.13, 4.15 and 4.17, each of the SIC Shareholders severally represent and warrant as follows:

         Section 4.1 Organization. (a) SIC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SIC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, as indicated on Schedule 4.1, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of SIC and would not delay or prevent the consummation of the transactions contemplated hereby (a "SIC Material Adverse Effect").

         (b) SIC previously has delivered to RMAG accurate and complete copies of SIC's Articles of Incorporation and Bylaws, each as currently in effect.

         Section 4.2 Capitalization. (a) The authorized capital stock of SIC consists of 1,500,000 SIC Shares. As of the date hereof, there are 779,750 SIC Shares issued and outstanding. As of the date hereof, there were outstanding under the SIC Stock Option Plans, all of which are listed on Schedule 4.2, SIC Stock Options entitling the holders thereof to purchase, in the aggregate, up to 144,417 SIC Shares. Except as set forth on Schedule 4.2, at the Effective Time, there will not be any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating SIC to issue, transfer or sell any shares of capital stock of SIC or any other securities convertible into or evidencing the right to subscribe for any such shares. All issued and outstanding SIC Shares are, and all SIC Shares issued and outstanding at the Effective Time shall be, duly authorized and validly issued, fully paid and non-assessable and subject to the terms of this Agreement free from all liens, charges, claims and encumbrances.

         (b)      SIC has no subsidiaries.

         Section 4.3 Authority. SIC has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the Merger and the adoption of this Agreement by SIC's shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by SIC's Board of Directors and, except for the requisite approval of the Merger and the adoption of this Agreement by SIC's shareholders, no other corporate proceedings on the part of SIC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. SIC's Board of Directors has determined that the transactions contemplated by this Agreement, including the Merger, are in the best interests of SIC and its shareholders and, except as provided in Section 5.2 below, have determined to recommend to such shareholders that they vote in favor of this Agreement and the consummation of the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by SIC and the SIC Shareholders, and assuming this Agreement constitutes a legal, valid and binding agreement of RMAG and SUB, constitutes a legal, valid and binding agreement of SIC and the SIC Shareholders, as the case may be, enforceable against each of them in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

         Section 4.4 No Violations; Consents and Approvals. Except as set forth on Schedule 4.4, (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by SIC and the SIC Shareholders with any of the provisions hereof conflicts with, violates or results in any breach of (i) subject to obtaining the requisite approval of SIC's shareholders, any provision of the Articles of Incorporation or Bylaws of SIC, (ii) any contract, agreement, instrument or understanding to which SIC, or any SIC Shareholder is a party, or by which SIC, any SIC Shareholder or any of their respective assets or properties is bound, or (iii) subject to the requisite approval of SIC's shareholders, any Law applicable to SIC, any SIC Shareholder or any of their respective assets or properties, excluding from the foregoing clauses (ii) and (iii) conflicts, violations or breaches which, either individually or in the aggregate, would not have a SIC Material Adverse Effect or materially impair SIC's or SIC Shareholder's ability to consummate the transactions contemplated hereby or for which SIC or SIC Shareholders have received or, prior to the Merger, shall have received appropriate consents or waivers.

         (b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by SIC in connection with the execution and delivery of the Agreement or the consummation by SIC of the transactions contemplated hereby, except (i) the filing of the appropriate merger documents with the Secretary of State of the States of California and Delaware and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a SIC Material Adverse Effect, or materially impair the ability of SIC to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

         Section 4.5 Financial Statements. (a) Set forth as Schedule 4.5 are
(a)(i) audited balance sheets, statements of income, changes in shareholders' equity and cash flows of SIC for the fiscal years ended December 31, 1998 and
(ii) unaudited balance sheet, statements of income, changes in shareholders' equity and cash flows of SIC for the twelve month period ended December 31, 1999. Schedule 4.5 is accurate and complete, was prepared in accordance with generally accepted accounting principals applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) presents fairly the consolidated financial position and results of operation of SIC as at the dates thereof and for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

The audited balance sheet as of December 31, 1998 is sometimes herein referred to as the "SIC Balance Sheet." The unaudited balance sheet at December 31, 1999 is sometimes herein referred to as the "SIC Interim Balance Sheet."

         (b) SIC has no liability or obligation of any kind (whether contingent or otherwise and whether due or to become due) except (i) as set forth on
Schedule 4.5, (ii) as set forth on the SIC Interim Balance sheet, or (iii) as incurred in the ordinary course of business, consistent with past practice since the date of the SIC Interim Balance Sheet.

         Section 4.6 Absence of Certain Changes. Since the date of the SIC Interim Balance Sheet, SIC has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have an SIC Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on
Schedule 4.6, since January 1, 2000, there has not been with respect to SIC any:

         (a) sale or disposition of any material asset other than inventory in the ordinary course;

         (b) payment of any dividend, distribution or other payment to any Shareholder of SIC or to any relative of any such Shareholder other than payments of salary and expense reimbursements made in the ordinary course of business, consistent with past practice, for employment services actually rendered or expenses actually incurred;

         (c) incurrence or commitment to incur any liability individually or in the aggregate material to SIC, except such liabilities under SIC's existing credit facilities and liabilities incurred in connection with the Merger;

         (d) waiver, release, cancellation or compromise of any indebtedness owed to SIC or claims or rights against others, exceeding $50,000 in the aggregate;

         (e) any change in any accounting method, principle or practice except as required or permitted by generally accepted accounting principles; or

         (f) unusual or novel method of transacting business engaged in by SIC or any change in SIC's accounting procedures or practices or its financial or equity structure.

         Section 4.7 Proxy Statement Prospectus; Registration Statement. None of the information regarding SIC to be supplied by SIC for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, in the case of the Registration Statement at the time it becomes effective and at the Effective Time, and in the case of the Proxy Statement, at the time it is first mailed to shareholders of RMAG or SIC and at the time of their respective shareholders meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Time any event with respect to SIC shall occur which is required to be described in the Proxy Statement or Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of RMAG and SIC. The Proxy Statement and the Registration Statement will (with respect to SIC) comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

         Section 4.8 State Antitakeover Statutes. The SIC Board of Directors has approved this Agreement and the transactions contemplated hereby and such approval constitutes approval of the Merger and the other transactions contemplated hereby, including approval of the voting agreement (as defined in Section 5.13 below) by the SIC Board of Directors as required by the CGCL. No "business combination," "moratorium," "control share," "fair price," "interested shareholder," affiliated transactions" or other state antitakeover statute or regulation (i) prohibits or restricts SIC's ability to perform its obligations under this Agreement (or any party's ability to perform their obligations under the voting agreement) or either party's ability to consummate the Merger or to the other transactions contemplated hereby or thereby, (ii) would have the effect of invalidating or voiding this Agreement or the voting agreement or any provision hereof, or (iii) would subject RMAG or SUB to any material impediment or condition in connection with the exercise of any of their respective rights under this Agreement.

         Section 4.9 Broker's Fees. Neither SIC nor any of its affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

         Section 4.10 Environmental Matters. SIC has complied in all material respects with, and has not been cited for any violation of, federal, state and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state or local laws or regulations now in force relating to the protection of the environment. As used in this section, "hazardous material" means any hazardous or toxic substance, material or waste that is regulated by any federal authority or by any state or local authority where the substance, material or waste is located. There are no underground storage tanks located on the real property owned by SIC nor is SIC aware of any underground storage tanks on the real property leased by SIC in which any hazardous material has been or is being stored, nor has there been any spill, disposal, discharge or release of any hazardous material into, upon or over that real property or into or upon ground or surface water on that real property. There are no asbestos-containing materials incorporated into the buildings or interior improvements that are part of the real property or into other assets owned by SIC, nor is there any electrical transformer, fluorescent light fixture with ballasts or other equipment containing polychlorinated biphenyls on the real property owned by SIC. SIC is not aware of any asbestos-containing materials incorporated into the buildings or interior improvements that are part of the real property or into other assets leased by SIC, nor is SIC aware of any electrical transformer, fluorescent light fixture with ballasts or other equipment containing polychlorinated biphenyls on the real property leased by SIC.

         Section 4.11 Contracts. Schedule 4.11 sets forth a complete and accurate list or description of:

         (a) All contracts to which SIC is a party or by which it is bound which
(i) involve amounts in excess of $100,000 or payments based on profits or sales,
(ii) are not cancelable by SIC upon 30 days' notice or less, or (iii) involve terms or quantities exceeding normal commitments in the ordinary course of business.

         (b) All contracts with wholesalers, distributors, dealers, sales representatives, or cooperative associations to which SIC is a party or by which it is bound and which involve amounts in excess of $100,000.

         (c) All contracts with any federal, state or local governmental authorities, agencies or subdivisions to which SIC is a party or by which it is bound and which involve amounts in excess of $100,000.

         (d) All contracts for the past or present disposal of hazardous or infectious waste or other materials to which SIC is (or to SIC's knowledge was) a party or by which it is (or to SIC's knowledge was) bound.

         (e) All employment, consulting, management, or agency contracts to which SIC is a party or by which it is bound.

         (f) All contracts containing an obligation of confidentiality with respect to information furnished by SIC to a third party, or received by either from a third party.

         (g) All contracts limiting the freedom of SIC to compete in any line of business, or with any person, or in any geographic area or market.

         (h) All contracts providing for the present or future lease (whether as lessee or lessor), purchase or sale of real property by SIC.

         With respect to each contract set forth on Schedule 4.11, except as set forth on Schedule 4.11: (i) each is legal, valid, binding and enforceable against SIC, and to SIC's knowledge, against each other party thereto, and is in full force and effect; (ii) each will continue to be legal, valid, binding and enforceable against SIC, and to SIC's knowledge, against each other party thereto, and will continue to be in full force and effect immediately following the Effective Date in accordance with the terms thereof as in effect prior to the Effective Date; and (iii) neither SIC nor to SIC's knowledge, any other party, is in breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration under any such contract. SIC has not been party to any discussions or received any correspondence concerning breach or termination of any of the foregoing and, to SIC's knowledge, there is no default under, or any violation of, any of the foregoing by any other party thereto. SIC has performed all obligations required to be performed by it to date and is not in default under any of the contracts, agreements, leases or other documents to which it is a party. SIC has delivered or caused to be delivered to, RMAG copies of each such contract listed on Schedule 4.11. Since the date of the SIC Interim Balance Sheet, there has been no material modification or termination of any such contract nor, to SIC's knowledge, is any such modification or termination contemplated.

         Section 4.12 Compliance With Laws. SIC is not or has not conducted its business in violation of any Law, including without limitation, any Law pertaining to environmental protection, occupational health or safety, or employment practices except the violation of which would not have an SIC Material Adverse Effect.

         Section 4.13 No Litigation. There is no claim, litigation, investigation or proceeding by any person or governmental authority pending or, to SIC's knowledge threatened, against SIC. There are no pending or, to SIC's knowledge, threatened controversies or disputes with, or grievances or claims by, any employees or former employees of SIC or any of its respective predecessors of any nature whatsoever, including, without limitation, any controversies, disputes, grievances or claims with respect to their employment, compensation, benefits or working conditions, except for such litigation which would not have an SIC Material Adverse Effect.

         Section 4.14 Inventories. Except as set forth on Schedule 4.14, the inventories reflected on the SIC Interim Balance Sheet are sufficient to cover the immediate needs of SIC in the ordinary course of business as conducted by SIC prior to the execution hereof.

         Section 4.15 Permits and Licenses. Schedule 4.15 lists all permits, licenses, approvals or authorizations of any government authority required to conduct the business of SIC as currently conducted (the "Permits"). Except as set forth on Schedule 4.15, all such Permits have been legally obtained and maintained by SIC and are in full force and effect.

         Section 4.16 Employee Benefits. All employee welfare benefit plans as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), employee pension benefit plans as defined in Section 3(2) of ERISA, and all other employee benefit programs or arrangements of any type, written or unwritten (collectively, the "Plans") maintained by SIC or to which SIC contributes are listed on Schedule 4.16. In addition, Schedule 4.16 separately sets forth any Plans which SIC, or any affiliate or predecessor of SIC, maintained or contributed to within the six years preceding the date hereof.

         (a) The Plans comply, with all applicable provisions of all Laws, including, without limitation, the Code and ERISA, and have so complied during all prior periods during which any such provisions were applicable. Without limiting the foregoing, all of the Plans, and any related trust, intended to meet the requirements for tax-favored treatment under the Code (including, without limitation, Sections 401 and 501 and Subchapter B of the Chapter 1 of the Code) meets and for all prior periods has met, such requirements in all material respects.

         (b) SIC and any other party involved in the administration of any of the Plans (i) has complied in all material respects with the provisions of ERISA, the Code or other Laws, applicable to such party, whether as an employer, plan sponsor, plan administrator, or fiduciary of any of the Plans or otherwise, (including without limitation the provisions of ERISA and the Code concerning prohibited transactions), and (ii) has administered the Plans in accordance with the terms. SIC has made all contributions required of it by any Law (including, without limitation, ERISA) or contract under any of the Plans and no unfunded liability exists with respect to any of the Plans.

         (c) SIC has no responsibility or liability, contingent or otherwise, with respect to any Plans or any employee benefits other than under the Plans listed on Schedule 4.16. SIC has the right to amend or terminate, without the consent of any other person, any of the Plans, except as prohibited by law and any applicable collective bargaining agreement. Neither SIC, nor any affiliate or predecessor of SIC, maintains or has ever maintained or been obligated to contribute to (i) any defined benefit pension plan (as such term is defined in Section 3(35) of ERISA), (ii) any multiemployer plan (as such term is defined in
Section 3(37) of ERISA), (iii) any severance plan or policy, or (iv) any arrangement providing medical or other welfare benefits to retirees or other former employees or their beneficiaries, except as required under part 6 of Subtitle B of Title I of ERISA or Section 4980B(f) of the Code (hereinafter collectively referred to as "COBRA").

         (d) There are no actions, suits or claims pending (other than routine claims for benefits) or, to SIC's knowledge, any actions, suits, or claims (other than routine claims for benefits) which could reasonably be expected to be asserted, against any of the Plans, or the assets thereof, or against SIC or any other party with respect to any of the Plans.

         Section 4.17 Taxes. (a) SIC has duly filed with the appropriate federal, state, local and foreign taxing authorities all Tax Returns (as defined below) required to be filed by or with respect to SIC on or before the date hereof. SIC has included its federal income Tax Returns for all periods ended on or before December 31, 1998. All such Tax Returns are true, correct and complete in all material respects as of the time of filing. SIC, with respect to the federal income Tax Returns, and, with respect to any other Tax Returns, has paid in full on a timely basis all Taxes (as defined below) due on such Tax Returns or such Taxes that are otherwise due, except to the extent such Tax is being contested in good faith through appropriate proceedings and for contested Taxes only which adequate reserves have been established on the SIC Interim Balance Sheet. Except as set forth on Schedule 4.17, the balance for accrued Taxes on the SIC Interim Balance Sheet for the payment of accrued but unpaid Taxes through the date thereof is correct and the amount of SIC's liability for unpaid Taxes shall not exceed such balance for accrued but unpaid Taxes of the Group and SIC, respectively. The balance of accrued Taxes have been determined in accordance with generally accepted accounting principles, applied on a consistent basis. All monies which SIC was required by Law to withhold from employees have been withheld and either timely paid to the proper governmental authority or set aside in accounts for such purposes and accrued on the books of SIC.

         (b) SIC has never been a member of an affiliated group filing consolidated returns.

         (c) (i) SIC has not received any notice of a deficiency or assessment with respect to Taxes of SIC from any taxing authority which has not been fully paid or finally settled, except to the extent any such deficiency or assessment is being contested in good faith through appropriate proceedings and for which adequate reserves have been established on the SIC Interim Balance Sheet; (ii) there are no ongoing audits or examinations of any Tax Return relating to SIC and no notice (oral or written) of audit or examination of any such Tax Return has been received by SIC; (iii) In the last three years, the federal income Tax Returns of SIC have not been audited by the Internal Revenue Service; and (iv) To SIC's knowledge, no issue has been raised (either in writing or verbally, formally or informally) on audit or in any other proceeding (and is currently pending) with respect to Taxes of SIC by any taxing authority which, if resolved against SIC, would have a SIC Material Adverse Effect. SIC has disclosed on its federal income tax returns all positions taken therein that, SIC believes could give rise to a substantial understatement penalty within the meaning of Code
Section 6662.

         (d) SIC is not (nor has it ever been) a party to any tax sharing agreement and has not assumed the liability for taxes of any other person under law or contract.

         (e) SIC (i) has not filed a consent pursuant to Code Section 341(f) nor agreed to have Code Section 341(f)(2) apply to any disposition of a subsection
(f) asset (as such term is defined in Code Section 341(f)) owned by SIC; (ii) has not agreed, or is not required, to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise initiated by SIC that will affect the liability of SIC for Taxes;
(iii) has not made an election, or is required, to treat any asset of SIC as owned by another person pursuant to the provisions of former Code Section 168(f)(8); (iv) is not now or has ever been a party to any agreement, contract, arrangement, or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G; (v) has not participated in an international boycott as defined in Code
Section 999; (vi) is not now or has ever been a "foreign person" within the meaning of Code Section 1445(b)(2); (vii) is not now or has ever been a United States real property holding corporation within the meaning of Code Section 897(c)(1)(A)(ii); or (viii) has not made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision.

         (f) SIC is not required to report or pay any additional Taxes from any joint venture, partnership or other arrangement or contract limited liability company that could be treated as a partnership for federal income tax purposes.

         (g) For purposes of this Section 4.17, the following terms shall have the meaning given to them below:

             (i) "Tax" means any of the Taxes, and "Taxes" means, with respect to SIC, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, estimated, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, environmental (including taxes under Code Section 59A), alternative, add-on minimum, custom duties, capital stock, social security (or similar), unemployment, disability, or other taxes, fees assessments, or charges of any kind whatsoever, together with any interest, penalty, or addition thereto, whether disputed or not, imposed by any taxing authority on the Group, and (ii) any liability for payment of any amount of the Tax described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Code Section 6901 or any other applicable law) of another person or successor, by contract, or otherwise, or a member of an affiliated, consolidated, or combined group.

             (ii) "Tax Return" means any return, declaration, report, claim or refund, or information return or statement or other document (including any related or supporting information) filed or required to be filed with any appropriate federal, state, local and foreign governmental entity or authority (individually or collectively, "taxing authority") or other authority in connection with the determination, assessment or collection of any Tax paid or payable by the Group or the administration of any Laws, regulations, or administrative requirements relating to any such Tax.

         Section 4.18 Customers. Except as set forth on Schedule 4.8, no material customer served by SIC has, since December 31, 2000, canceled or otherwise terminated, or to SIC's knowledge, made any threat to cancel or otherwise terminate, its relationship with SIC. SIC has no knowledge that any material customer is dissatisfied in any material respect with the performance of SIC, or any


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


of its employees or that any such customer intends to cancel or otherwise terminate its relationship or to materially decrease its purchase of products and/or services.

         Section 4.19 Absence of Certain Business Practices. Neither SIC nor any director, officer, employee or agent of the foregoing, nor any other person acting on its behalf, directly or indirectly, has to SIC's knowledge given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person which (i) might subject SIC to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a SIC Material Adverse Effect, or (iii) if not continued in the future, might have a SIC Material Adverse Effect or which might subject SIC to suit or penalty in any private or governmental litigation or proceeding.

         Section 4.20 Intellectual Property. (a) Schedule 4.20(a) sets forth a correct and complete list of (i) all U.S. and foreign trademarks, patents, service marks, trade names, copyrights, mask works and designs which are pending, applied for, granted, or registered in any country or jurisdiction of the world and are owned by SIC and used in connection with its business; (ii) all unregistered trademarks, patents, service marks, and trade names which are owned by SIC and used in connection with its business; and (iii) all licenses, contracts, permissions and other agreements relating to the business to which SIC is a party relating in any way to rights in any of the foregoing. Except as set forth on Schedule 4.20(a), title to all registered intellectual property is recorded on records in the name of SIC and, to the extent applicable, all affidavits of continued use and incontestability in respect of such registered intellectual property have been timely filed.

         (b) Except as disclosed and set forth on Schedule 4.20(b), (i) SIC owns or possesses licenses or other valid rights to use, and upon consummation of the transactions contemplated by this Agreement, the Surviving Corporation shall own or possess licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), all intellectual property necessary to the conduct of the business of SIC as currently conducted, including, without limitation, all releases required in connection with quotes, testimonials or likenesses utilized in editorial or promotional material; (ii) SIC's right title and interest in such intellectual property is not being opposed by any claim or demand or in any proceeding, action, litigation or order to which SIC or any person or entity who has granted a license or other right to use intellectual property to SIC or who has been granted a license or other right to use intellectual property by SIC, is a party or subject, nor to the knowledge of SIC is any such claim, demand, proceeding, action, litigation, or court order threatened; and (iii) the conduct of the business of SIC as currently conducted does not materially infringe or conflict with any intellectual property of others.

         Section 4.21 Insurance. SIC believes, on the basis of advice of insurance advisors, that SIC carries insurance covering its assets, business, equipment, properties, operations, employees, officers and directors of the type and in amounts customarily carried by persons conducting business similar to that of SIC. All such policies are in full force and effect and all premiums have been paid to the extent they are due. Schedule 4.21 set forth a schedule of each policy, the amount of coverage and the nature thereof.


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


         Section 4.22 Required Vote of SIC Shareholders. The affirmative vote of the holders of a majority of the outstanding SIC Shares is required to approve the Merger. No other vote of the shareholders of SIC is required by Law, the Articles of Incorporation or Bylaws of SIC or otherwise in order for SIC to consummate the Merger and the transactions contemplated hereby.

         Section 4.23 Knowledge. The term "to SIC's knowledge" shall mean the actual knowledge of each director and officer of SIC and, where applicable, each SIC Shareholder.

         Section 4.24 Labor. SIC has not experienced any strike, collective labor agreements, or the collective bargaining disputes or claims of unfair labor practices in the last five years. To SIC's knowledge, there is no organizational effort presently being made by or on behalf of any labor union with respect to the employees of SIC.

         Section 4.25 No Undisclosed Information. No provision of this Article IV or any Schedule or any document or agreement furnished by SIC or the SIC Shareholders contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which such statements are made, not misleading.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Conduct of Business of SIC and RMAG. Except as contemplated by this Agreement or as expressly agreed to in writing by the other party, during the period from the date of this Agreement to the Effective Time, SIC and RMAG will each conduct their operations substantially as presently operated and only in the ordinary course of business, in a normal manner consistent with past practices and will use commercially reasonable efforts to preserve intact their business organization, to keep available the services of their officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement, prior to the Effective Time neither SIC nor RMAG will, without the prior written consent of the other:

         (a) amend its Articles of Incorporation or Bylaws;

         (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any securities convertible into shares of its capital stock, other than pursuant to and in accordance with the terms of its stock option plans;

         (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any shares of its own capital stock;

         (d) (i) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing lines of credit, relating to purchase money security interests or obligations as a lessee under leases recorded as capital leases, each as incurred in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practices; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

         (e) (i) increase in any manner the rate of compensation of any of its directors, officers or other employees, except in the ordinary course of business and in accordance with its customary past practices or as otherwise may be contractually required; or (ii) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing employee benefit plans or in the RMAG SEC Documents;

         (f) except as set forth on Schedule 5.1, sell or otherwise dispose of, or encumber, or agree to sell or otherwise dispose of or encumber, any assets other than inventory in the ordinary course of business;

         (g) enter into any other agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business consistent with past practice;

         (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition of a material amount of assets or securities or (iv) material change in its capitalization, or enter into a material contract or any amendment or modification of any material contract or release or relinquish any material contract right;

         (i) SIC shall not cancel any insurance policy referred to in Section 4.22;

         (j) engage in any unusual or novel method of transacting business or change any accounting procedure or practice or its financial structure; or

         (k) take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all respects as of the date of such action or omission as though made at and as of the date of such action or omission.


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


         Section 5.2 No Solicitation. SIC and RMAG each agrees that, prior to the Effective Time, except as provided below it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action; provided, however, that nothing contained in this Agreement shall prohibit the SIC or RMAG Boards of Directors, respectively, from, (i) furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide Transaction Proposal which the SIC or RMAG Board of Directors, as the case may be, determines in good faith that such action is necessary for the SIC or RMAG Board of Directors to comply with its fiduciary duties to shareholders under applicable law or (ii) withdrawing, modifying or changing its recommendation referred to in Section 4.3 if there exists a Transaction Proposal and the SIC or RMAG Board of Directors, as the case may be, and based upon the advise of independent legal counsel, determines in good faith that such action is necessary for the SIC or RMAG Board of Directors to comply with its fiduciary duties to shareholders under applicable law in connection with such Transaction Proposal. SIC or RMAG, as the case may be, shall immediately advise the other parties to this Agreement, orally and in writing, of any inquiries or proposals relating to an Transaction Proposal known to it, the material terms and conditions of such inquiry or proposal, and the identity of the person or entity making such inquiry or proposal. SIC or RMAG, as the case may be, shall give the other parties to this Agreement at least two (2) business days advance notice of any information to be supplied to, and at least three (3) days' advance notice of any agreement to be entered into with any person or entity making such a proposal for a Transaction Proposal with respect to SIC or RMAG. For purposes of this Agreement, "Transaction Proposal" shall mean any of the following (other than the transactions between SIC, RMAG and SUB contemplated by this Agreement) involving SIC or RMAG: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of SIC or RMAG, in a single transaction or series of transactions; (iii) any offer for, or the acquisition (or right to acquire) of "beneficial ownership" by any person, "group" or entity (as such terms are defined under Section 13(d) of the Securities Exchange Act of 1934), of twenty percent (20%) or more of the outstanding shares of capital stock of SIC or RMAG or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement by SIC of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 5.3 Access to Information. (a) From the date of this Agreement until the Effective Time, SIC will provide RMAG and RMAG will provide SIC, and their respective lenders and authorized representatives (including counsel, environmental and other consultants, accountants and auditors) full access during normal business hours to all facilities, personnel and operations and to all books and records of SIC, RMAG and SUB, will permit the other party to make such inspections as it may reasonably require (including without limitation any air, water or soil testing or sampling deemed necessary) and will cause its officers to furnish the other party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request.

         (b) RMAG and SIC will hold and will cause their representatives to hold in confidence, all documents and information furnished in connection with this Agreement. Other than documents or information (i) available to the public, (ii) which are or become known by RMAG or SIC from a source other than SIC or RMAG, as the case may be, other than by a breach of a confidentiality obligation owed to SIC or RMAG, respectively, or (iii) required by law to be disclosed.

         Section 5.4 Registration Statement and Proxy Statement. RMAG shall file with the SEC as soon as is reasonably practicable after the date hereof the Proxy Statement/Prospectus and RMAG shall file the Registration Statement in which the Proxy Statement/Prospectus shall be included. SIC shall cooperate with RMAG with regard to such filings. RMAG and SIC shall use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. RMAG shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of the RMAG Common Stock. RMAG and SIC shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences.

         Section 5.5 Shareholders' Meetings. Unless the SIC Board of Directors shall have taken an action permitted by clause (ii) of Section 5.2 above, SIC and RMAG each shall call a meeting of its respective shareholders to be held as promptly as practicable (and in any event within 45 days after the Registration Statement is declared effective) for the purpose of voting, in the case of SIC, upon this Agreement and the Merger and, in the case of RMAG, upon the issuance of the RMAG Common Stock and RMAG Preferred Shares pursuant to the Merger. Each of SIC and RMAG shall, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings and shall use all commercially reasonable efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Unless the SIC Board of Directors shall have taken an action permitted by clause (ii) of Section 5.2 above, each party shall use all commercially reasonable efforts to solicit from shareholders of such party proxies in favor of such matters.

         Section 5.6 Reasonable Efforts; Other Actions. SIC, RMAG and SUB each shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the taking of any actions required to qualify the Merger treatment as a tax-free reorganization within the meaning of Code Section 368(a)(2)(D), and (ii) the obtaining of all necessary consents, approvals or waivers under its material contracts.


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


         Section 5.7 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the Merger, RMAG, SUB and SIC will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law (it being agreed that the parties hereto are entitled to disclose all requisite information concerning the transaction and any filings required with the SEC).

         Section 5.8 Notification of Certain Matters. Each of SIC and RMAG shall give prompt notice to the other party of (i) any notice of, or other communication relating to, a default or event which, with notice of lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of SIC or RMAG, as the case may be, to which it is a party or is subject, (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iii) any material adverse change in their respective financial condition, properties, businesses or results of operations or the occurrence of any event which is reasonably likely to result in any such change, or (iv) the occurrence or existence of any event which would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue; provided, however, that the delivery of notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each party shall use its best efforts to prevent or promptly remedy the same.

         Section 5.9 Expenses. Except as otherwise provided herein, RMAG and SUB, on the one hand, and SIC, on the other hand, shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its representatives, counsel and accountants, $25,000 of the expenses incurred in printing, mailing and filing (including without limitation, SEC filing fees) the Proxy Statement/Prospectus shall be paid by SIC.

         Section 5.10 Affiliates. SIC shall deliver to RMAG a letter identifying all persons who, as of the date hereof, may be deemed to be "affiliates" thereof for purposes of Rule 145 under the Securities Act (the "Affiliates") and shall advise RMAG in writing of any persons who become Affiliates prior to the Effective Time. SIC shall cause each person who is so identified as an Affiliate to deliver to RMAG, no later than the earlier of the thirtieth (30th) day prior to the Effective Time or the date such person becomes an Affiliate, a written agreement substantially in the form of Exhibit A hereto.

         Section 5.11 Stock Exchange Listing. RMAG shall file a listing application on or before the Closing and thereafter shall use its best efforts to effect approval to list on the NASDAQ SmallCap Stock Market, the RMAG Common Stock to be issued pursuant to the Merger and, in connection with any conversion by a former holder of SIC shares of his, her or its RMAG Preferred Shares issued pursuant to the Merger, the underlying shares of RMAG Common Stock.


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


         Section 5.12 State Antitakeover Laws. If any "fair price" or "control share acquisition" statute or other similar antitakeover regulation shall become applicable to the transactions contemplated hereby, RMAG and SIC and their respective Board of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

         Section 5.13 Voting Agreement; Election Agreement. Simultaneously, with execution and delivery of this Agreement, (a) The SIC Shareholders shall deliver to RMAG a voting agreement in the form attached hereto as Schedule 5.13(a) and
(b) the individuals listed on Schedule 5.13 shall deliver to RMAG the Election Agreement in the form attached hereto as Schedule 5.13(b).

         Section 5.14 Employment Agreement. At the Effective Time RMAG and the Surviving Corporation shall enter into an employment agreement with each of the persons listed on Schedule 5.14 in the forms set forth on Schedules 5.14(a) through 5.14(b) (the "Employment Agreements").

         Section 5.15 Post Merger Operations. (a) Throughout the three year period immediately following the Effective Time, RMAG will operate its business and the business of the Surviving Corporation headquartered in Gold River, California. At the Effective Time, the Board of Directors of RMAG ("RMAG Board") shall increase the size of the RMAG Board to consist of seven (7) members, two
(2) of which shall be initially designated by the SIC Shareholders and the remaining five (5) shall be designated by RMAG. Such board size and composition shall continue for a period of not less than three (3) years following the Effective Time.

         (b) For the first audited statements of the Surviving Corporation, such auditors shall be chosen by the SIC shareholders and shall be either (i) a "big five" accounting firm, (ii) BDO Seidman, or (iii) Grant Thornton.

         Section 5.16 Lockup Agreement. Promptly after the execution and delivery of this Agreement, but prior to the Effective Time, all SIC shareholders shall deliver to RMAG lockup agreements by each such SIC shareholder agreeing not to sell, transfer, encumber, pledge, hypothecate, or otherwise dispose any shares of RMAG Common Stock received by such shareholder pursuant to the Merger, in accordance with Section 2.1, for the following periods:

         (a) 25% of such RMAG Common Stock may be sold on or after the 90th day after the Effective Time;

         (b) an additional 25% of such RMAG Common Stock may be sold on or after the 180th day after the Effective Time;

         (c) an additional 25% of such RMAG Common Stock may be sold on or after the 270th day after the Effective Time; and

         (d) all remaining RMAG Common Stock received by such shareholder may be sold on or after the 360th day after the Effective Time. Such agreement shall be substantially in the form attached hereto as Schedule 5.16.

         Section 5.17 RMAG Stock Options. Upon execution of this Agreement, RMAG shall create a pool of 575,000 Vested Stock Options and 575,000 Vesting Stock Options (as defined below) (the "Merger Option Pool"), and at the Effective Time will grant options from such Merger Option Pool to Merger Optionees (as defined below) as follows:

         (a) At the Effective Time, RMAG will grant to the persons designated by SIC and mutually agreed to by SIC and RMAG, which agreement shall not be unreasonably withheld ("Merger Optionees"), an aggregate of 575,000 incentive stock options to purchase shares of RMAG's common stock (the "Vested Options"). The Vested Options shall be fully vested at the time of grant and shall be exercisable for a ten (10) year period following the Effective Time at an exercise price equal to the Fair Market Value of RMAG's Common Stock at the Effective Time. If, and to the extent, the Vested Options do not qualify for incentive stock options, such Vested Options, as to that portion only, will be issued as non-statutory stock options. Each grantee of the Vested Options will agree not to exercise the Vested Options prior to the first anniversary of the Effective Time. The terms and conditions of the Vested Option agreements shall be substantially in the form attached hereto as Schedule 5.17(a).

         (b) In addition to the Vested Options described in Section 5.17 above, RMAG will grant at the Effective Time to Merger Optionees designated by SIC and mutually agreed to by SIC and RMAG, which agreement shall not be unreasonably withheld, an additional 575,000 incentive stock options to purchase shares of RMAG's common stock ("Vesting Options"). The Vesting Options shall vest over a three (3) year period at the rate of 33.33% per year and shall be exercisable for a ten (10) year period at an exercise price equal to the Fair Market Value of RMAG's Common Stock at the Effective Time. In the event and to the extent, that any portion of the options are not qualified for incentive stock options, such Vesting Options, as to that portion only will be issued as non-statutory options. The form of the Vesting Options shall be substantially in the form attached hereto as Schedule 5.17(b). The performance criteria shall be determined by SIC and RMAG prior to the Effective Time.

         (c) RMAG shall cause the shares of RMAG's Common Stock issuable upon exercise of Vested and Vesting Options to be registered on a Registration Statement on Form S-8 or other appropriate form.

         Section 5.18 Satisfaction of Conditions. SIC agrees to use its best efforts to cause each of the conditions set forth in Article VII to RMAG and SUB proceeding with the Closing to be satisfied on or before the Closing Date. RMAG and SUB agree to use their respective best efforts to cause each of the conditions set forth in Article VIII to SIC proceeding with the Closing to be satisfied on or before the Closing Date.

         Section 5.19 First Bank of California Loans. SIC and the SIC Shareholders will use their best efforts to obtain the consent of First Bank of California ("First Bank"). In the event that SIC and the SIC Shareholders are not able to cause the release of the guaranty as a condition to First Bank's consent, the SIC Shareholders agree to remain as guarantors of the First Bank loans. In such event, RMAG will indemnify the SIC Shareholders under such guaranty, and furthermore, after the Effective Time, RMAG will use its reasonable best efforts to cause either the release of such parties as guarantor, or, alternatively, to cause a new bank to replace First Bank.

                                   ARTICLE VI

               CONDITIONS TO THE OBLIGATIONS OF RMAG, SUB AND SIC

         The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the closing of each of the following conditions:

         Section 6.1 Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or blue sky authorizations shall have been received.

         Section 6.2 Shareholder Approval. The requisite vote of the shareholders of SIC and RMAG and SUB necessary to consummate the transactions contemplated by this Agreement shall have been obtained.

         Section 6.3 Consents and Approvals. All necessary consents and approvals of any United States or any other governmental authority required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

         Section 6.4 Listing. The RMAG Common Stock issued in the Merger shall have been authorized for listing on the NASDAQ SmallCap Stock Market.

                                   ARTICLE VII

                  CONDITIONS TO THE OBLIGATIONS OF RMAG AND SUB

         The obligation of RMAG and SUB to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before to the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by RMAG and SUB:

         Section 7.1 Representations Accurate. The representations and warranties of SIC and the SIC Shareholders, as applicable, contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such date.

         Section 7.2 Performance. SIC shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

         Section 7.3 Officer's Certificate. RMAG and SUB shall have received a duly executed certificate signed by the President or Chairman of SIC certifying as to (i) compliance with the conditions set forth in Sections 7.1 and 7.2; (ii) the accuracy and completeness of the Bylaws of SIC and the director and shareholder resolutions of SIC approving this Agreement, the Merger and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of SIC. RMAG and SUB shall have received a duly executed certificate signed by an SIC Shareholder certifying as to the compliance with the condition set forth in Section 7.1.

         Section 7.4 Certified Articles of Incorporation. RMAG and SUB shall have received a certificate of the Secretary of State of the State of California certifying the Articles of Incorporation of SIC and all amendments thereof, dated not more than ten (10) days prior to the Closing Date.

         Section 7.5 Good Standing. RMAG shall have received a certificate of good standing, or its equivalent, dated no more than ten (10) days prior to the Closing Date, from the state of incorporation of SIC and each other state in which SIC is qualified to do business as set forth on Schedule 4.1.

         Section 7.6 Legal Action. There shall be no pending or threatened legal action or inquiry which challenges the validity or the legality of or seeks or could reasonably be expected to prevent, delay or impose conditions on the consummation of the Merger or would otherwise restrict RMAG's or the Surviving Corporation's exercise of full rights to own and operate the business of SIC subsequent to the Effective Time.

         Section 7.7 Consents. RMAG and SUB shall have received copies of consents of all third parties necessary for SIC to execute, deliver and perform this Agreement and consummate the Merger including, but not limited to, the consent of First Bank of California.

         Section 7.8 SIC Documents. RMAG and SUB shall have received executed copies of the (i) Voting Agreements; (ii) Election Agreements; (iii) Employment Agreements; (iv) legal opinion of SIC's outside legal counsel, which legal opinion will be in a form and substance reasonably acceptable to RMAG and its counsel; and (v) Lockup Agreements.

         Section 7.9 Dissenting Shares. On the Closing Date, the aggregate number of SIC Shares with respect to which the holders shall be dissenting shareholders entitled to relief under Sections 1301 and 1303 of the CGCL shall not exceed five percent (5%) of all outstanding SIC Shares.

         Section 7.10 Material Adverse Change. There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of SIC.

         Section 7.11 Agreements with Affiliates. RMAG and SUB shall have received from each person who is an Affiliate under Section 5.10 an executed copy of the written agreement referred to in Section 5.10 and such agreements shall be in full force and effect and there shall be no breach, or in existence any facts which with passage of time or otherwise could constitute a breach, thereof.

         Section 7.12 Certificate of Merger. SIC shall have delivered to RMAG the Certificate of Merger as executed by duly authorized officers of SIC.

                                  ARTICLE VIII

            CONDITIONS TO THE OBLIGATIONS OF SIC AND SIC SHAREHOLDERS

         The obligations of SIC and SIC Shareholders to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by SIC and SIC Shareholders:

         Section 8.1 Representations Accurate. The representations and warranties of RMAG and SUB contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such date.

         Section 8.2 Performance. RMAG and SUB shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by them on or prior to the Closing Date.

         Section 8.3 Compliance Certificate. SIC and the SIC Shareholders shall have received a certificate signed by the President or Chairman of each of RMAG and SUB certifying as to (i) compliance with the conditions set forth in Sections 8.1 and 8.2; (ii) the accuracy and completeness of the Bylaws of SUB and, as applicable, the director and shareholder resolutions of RMAG and SUB approving this Agreement, the Merger and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of RMAG and SUB.

         Section 8.4 Certified Articles of Incorporation. SIC shall have received a certificate of the Secretary of States of the State of Florida and Delaware certifying the Articles of Incorporation of RMAG and the Certificate of Incorporation of SUB and all amendments thereof, dated not more than ten (10) days prior to the Closing Date.

         Section 8.5 Good Standing. SIC shall have received a certificate of good standing, or its equivalent, dated no more than ten (10) days prior to the Closing Date, from the state of incorporation of RMAG and SUB and each other state in which RMAG and SUB are qualified to do business, which states are set forth on Schedule 8.5.

         Section 8.6 Legal Action. There shall be no pending or threatened legal action or inquiry which challenges the validity or legality of or seeks or could reasonably be expected to prevent, delay or impose conditions on the consummation of the Merger.

         Section 8.7 Consents. SIC shall have received copies of consents of all third parties necessary for RMAG to execute, deliver and perform this Agreement and consummate the Merger.

         Section 8.8 RMAG Documents. SIC shall have received executed copies of the (i) Election Agreements and (ii) legal opinion of RMAG's legal counsel, which legal opinion will be a form and substance reasonably acceptably to SIC and its counsel.

         Section 8.9 Material Adverse Change. There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of RMAG or SUB.

         Section 8.10 Certificate of Merger. SUB shall have delivered to SIC the Certificate of Merger, executed by duly authorized officers of SUB.

                                   ARTICLE IX

                                     CLOSING

         Section 9.1 Time and Place. Subject to the provisions of Articles VI, VII, VIII and X, the closing of the Merger (the "Closing") shall take place at the offices of Atlas, Pearlman, Trop & Borkson, P.A., as soon as practicable, but in no event later than the second business day after the date on which each of the conditions set forth in Articles VI, VII and VIII (other than those conditions that by their nature are to be satisfied at the Closing but subject to such conditions) have been satisfied or waived, in writing, by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as RMAG, SUB and SIC may, in writing, mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

         Section 9.2 Filings at the Closing. Subject to the provisions of Articles VI, VII, VIII and X hereof, SIC, RMAG and SUB shall cause to be executed and filed at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be recorded in accordance with the applicable provisions of the CGCL and the DGCL and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

         Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of SIC and RMAG:

         (a) by mutual consent of RMAG and SIC;

         (b) by either RMAG or SIC, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) by either RMAG or SIC, if the requisite shareholder approvals of the shareholders of either RMAG or SIC are not obtained at a meeting of shareholders duly called and held therefor; or

         (d) by either RMAG or SIC if a merger shall not have been consummated by September 30, 2000, provided that a party in material breach of this Agreement may not terminate this Agreement.

         Section 10.2 Termination by RMAG. This Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time, before or after the approval of the shareholders of RMAG or SIC, by RMAG if (a) SIC shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I, II and V of this Agreement to be complied with by SIC at or prior to such date of termination, (b) there exists a breach of any representation or warranty of SIC contained in this Agreement such that the closing conditions set forth in Article VII would not be satisfied, provided, however, that with respect to either (a) or (b), if such failure or breach is capable of being cured prior to the Effective Time, such failure or breach shall not have been cured within fifteen (15) days of delivery to SIC of written notice of such failure or breach, (c) the Board of Directors of SIC shall have failed to recommend, or shall have withdrawn, modified or changed its recommendation of this Agreement or the Merger in a manner adverse to RMAG or shall have recommended or issued a neutral recommendation with respect to any proposal in respect of a Transaction Proposal (as defined in Section 5.2 above) with a person or entity other than RMAG or any Affiliate of RMAG (or the SIC Board of Directors resolves to do any of the foregoing), or (d) the Board of Directors of SIC shall furnish or disclose nonpublic information or negotiate, explore or communicate in any way with a third party with respect to any Transaction Proposal, or shall have resolved to do any of the foregoing and publicly disclosed such resolution.

         Section 10.3 Termination by SIC. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of RMAG or SIC, by SIC, if (a) RMAG or SUB shall have failed to comply in any material respect with any of the covenants or agreements contained in Articles I, II and V of this Agreement to be complied with by RMAG or SUB at or prior to such date of termination, (b) there exists a breach of any representation or warranty of RMAG or SUB contained in this Agreement such that the closing conditions set forth in Article VIII would not be satisfied, provided, however, that, with respect to either (a) or
(b), if such failure or breach is capable of being cured prior to the

Effective Time, such failure or breach shall not have been cured within fifteen
(15) days of delivery to RMAG or SUB of written notice of such failure or breach, or (c) the Board of Directors of RMAG or SUB shall have failed to recommend or shall have withdrawn, modified or changed its recommendation of this Agreement in a manner adverse to SIC or shall have recommended or issued a neutral recommendation with respect to any proposal in respect of a Transaction Proposal with a person or entity other than SIC or any Affiliate of SIC (or the Board of Directors of RMAG or SUB, respectively, resolves to do any of the foregoing), in each case in accordance with and solely to the extent permitted by Section 5.2 above.

         Section 10.4 Procedure for Termination. In the event of termination and abandonment of the Merger by RMAG or SIC pursuant to this Article X, written notice thereof shall forthwith be given to the other.

         Section 10.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article X, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 10.5 and in Section 5.3(b) hereof. Nothing in this
Section 10.5 shall relieve any party from liability for willful breach of this Agreement.

                                   ARTICLE XI

                          SURVIVABILITY; INVESTIGATIONS

         Section 11.1 Survival of Representations and Warranties. The representations and warranties of SIC, the SIC Shareholders (as applicable), RMAG and SUB contained herein or in any certificate or other documents delivered prior to the Effective Time shall survive and remain in full force and effect for a period of forty-five (45) days after completion and delivery to RMAG of SIC's audited financial statements for the year ended December 31, 2000 ("the Survival Period"); provided, however, that representations set forth in Sections 3.2, 3.5, 3.9, 3.11, 4.2, 4.10, 4.13 and 4.17 shall survive until the expiration of the statute of limitations. To the extent that written notice of any indemnification claim for breach of any representation or warranty (indicating with reasonable specificity at the basis for such claim, shall be delivered to the other party within the Survival Period, such representation and warranty shall survive the termination of Survival Period with respect to the subject matter of such claim and shall continue until resolution of such claim. The covenants and agreements contained herein shall survive the Effective Time and continue in accordance with their respective terms.

         Section 11.2 Losses. For purposes of this Agreement, the term "Loss" or "Losses" shall mean each and all of the following items: claims, losses, liabilities, obligations, payments, damages, judgments, fines, penalties, amounts paid in settlement, and any related reasonable costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees and disbursements of counsel and other experts) incurred by the person or entity seeking indemnification (the "Indemnitee") (whether relating to claims asserted by or against third parties or to claims asserted against the party providing indemnification (the "Indemnitor")). In the event there is a determination by any court of competent jurisdiction, appropriate regulatory body or alternative dispute resolution entity so authorized to make such determination, which shall make a finding apportioning liability, each party shall accordingly be liable to the extent of such finding of apportionment.

         Section 11.3 Indemnification by SIC and the SIC Shareholders. Subject to the provisions of this Article XI, prior to the Effective Time, SIC and the SIC Shareholders shall indemnify and hold harmless RMAG and SUB and its Affiliates and their respective officers, directors, employees, agents, consultants, representatives and successors in accordance with the provisions of
Section 11.1, as to survival after the Effective Time, SIC and the SIC Shareholders shall indemnify and hold harmless RMAG and the Surviving Corporation and its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors from and against any and all Losses incurred by any of them arising out of or resulting from any of the following:

         (a) any misstatement by SIC or any SIC Shareholder or any inaccuracy in any of the representations or warranties made by them as applicable in this Agreement or in any ancillary document; or

         (b) any failure by SIC or any SIC Shareholder to perform any of its covenants or agreements contained in this Agreement or in any ancillary document;

         Section 11.4 Procedure for Indemnification. In the event that any Indemnitee shall incur or suffer any Losses in respect of which indemnification may be sought hereunder, the Indemnitee shall assert a claim for indemnification by written notice (the "Notice") to the Indemnitor stating the nature and basis of such claim. Promptly after receipt by an Indemnitee of written notice of the assertion of a claim or the commencement of any action, litigation or proceeding by any third party (a "Third-Party Claim") with respect to any matter for which indemnification is or may be owing pursuant to Section 11.3, the Indemnitee shall give notice to the Indemnitor and shall thereafter keep the Indemnitor informed of all other information it receives with respect thereto; provided, that failure of the Indemnitee to give the Indemnitor prompt notice and such other information as provided herein shall not relieve the Indemnitor of any of its obligations hereunder unless and then only to the extent that the Indemnitor shall have been actually prejudiced thereby. The parties each agree to cooperate and will cause the Indemnitor to cooperate with and render such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such Third-Party Claim or proceeding, which assistance shall include, without limitation, making appropriate personnel reasonably available for any discovery or trial. If the Indemnitor fails or refuses to undertake the defense of any such Third-Party Claim within thirty (30) days after delivery of the notice, the Indemnitee shall have the right to take exclusive control of the defense, negotiation and/or settlement of such Third-Party Claim at the Indemnitor's expense. Neither the Indemnitor nor the Indemnitee shall settle or compromise any Third-Party Claim without the consent of the other, which consent shall not be unreasonably withheld or delayed; provided, that any settlement or compromise includes an unconditional release of the Indemnitee from all liabilities or obligations relating to the Third-Party Claim.

         Section 11.5 Payment. With respect to Third-Party Claims for which indemnification is payable under this Agreement, such indemnification shall be paid by the Indemnitor promptly upon (i) the entry of a final judgment against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of a non-appealable judgment or final appellate decision against the Indemnitee; (iii) the entering into of any settlement agreement in accordance with the provisions of this Article XI; or (iv) the entry of any consent order or decree binding upon the Indemnitee. Notwithstanding the foregoing, reasonable expenses of the Indemnitee which constitute Losses hereunder shall be reimbursed on a current basis by the Indemnitor.

         Section 11.6 Limitation. Notwithstanding anything to the contrary contained in this Article 11, neither SIC or any SIC Shareholder shall have liability for any Losses, until such Losses have exceeded $150,000 and the maximum amount of any liability for Losses shall be limited to (a) $5.3 million in the case of the SIC Shareholders and (b) $10,000,000 in the case of SIC.

         Section 11.7 Investigation. The respective representations and warranties of RMAG, SUB, SIC and the SIC Shareholders contained herein or in any certificate or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

         Section 11.8 Satisfaction of Claims. Absent any claim for fraud or other similar claim, RMAG agrees that any claim for Losses shall be satisfied in the case of the SIC Shareholders from the RMAG Preferred Shares received by such Shareholders pursuant to this Agreement and shall be satisfied 87% of Lidster and 13% from Wong. For purposes of this Section 11.8, the RMAG Preferred Shares shall be valued at the value of the shares if such Preferred Shares were eligible for conversion at the date of any such claim for indemnification.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 Notices. All notices shall be in writing delivered as follows:

If to RMAG or SUB, to:

                  Registry Magic Incorporated
                  3998 FAU Boulevard, Suite 200-105
                  Boca Raton, FL 33431
                  Attention: Lawrence Cohen

                  With a copy to:

                  Atlas, Pearlman, Trop & Borkson, P.A.
                  350 East Las Olas Boulevard, Suite 1700
                  Fort Lauderdale, Florida 33301
                  Attention: Joel D. Mayersohn, Esq.

If to SIC, to:

                  Synergex International Corporation
                  2330 Gold Meadow Way
                  Gold River, CA 95670
                  Attention: General Counsel

                  With a copy to:

                  McDonough, Holland & Allen
                  555 Capital Mall, Ninth Floor
                  Sacramento, CA 95814
                  Attention: Nancy P. Lee, Esq.

If to SIC Shareholders, to:

                  Michele Wong
                  Kenneth Lidster
                  c/o Synergex International Corporation
                  2330 Gold Meadow Way
                  Gold River, CA 95670

or to such other address as may have been designated in a prior notice pursuant to this Section. Notices shall be deemed to be effectively served and delivered
(a) when delivered personally; (b) when given by telephone facsimile (with a copy mailed by first-class U.S. mail); (c) one (1) business day following deposit with a recognized national air courier service; or (d) three (3) business days after being deposited in the United States mail in a sealed envelope, postage prepaid, return receipt requested, to the appropriate party.

         Section 12.2 Binding Effect. Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the parties hereto any rights or benefits hereunder.

         Section 12.3 Headings. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

         Section 12.4 Exhibits and Schedules. The Exhibits and schedules referred to in this Agreement will be deemed to be a part of this Agreement.

         Section 12.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

         Section 12.6 Governing Law. This Agreement will be governed by the laws of the State of Florida without regard to conflict of laws principles thereof.

         Section 12.7 Waivers. Compliance with the provisions of this Agreement may be waived only a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

         Section 12.8 Pronouns. The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

         Section 12.9 Time Periods. Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

         Section 12.10 Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

         Section 12.11 Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the parties concerning the subject matter hereof. All negotiations among the parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

         Section 12.12 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                              REGISTRY MAGIC INCORPORATED


                              By:        /s/ Lawrence Cohen
                                 -----------------------------------------
                                 Lawrence Cohen, Its Chairman


                              SYNERGEX INTERNATIONAL CORPORATION


                              By:       /s/ Michele C. Wong
                                 -----------------------------------------
                                 Michele C. Wong
                                 Its President and Chief Executive Officer


                              RMAG ACQUISITION CORP.


                              By:       /s/ Lawrence Cohen
                                 -----------------------------------------
                                 Lawrence Cohen, Its Chairman


                              SIC SHAREHOLDERS


                                    /s/ Michele C. Wong
                              --------------------------------------------
                              Michele C. Wong


                                   /s/ Kenneth Lidster
                              --------------------------------------------
                              Kenneth Lidster

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER is dated May _____, 2000, by and among SYNERGEX INTERNATIONAL CORPORATION, certain shareholders of SYNERGEX INTERNATIONAL CORPORATION, RMAG ACQUISITION CORP. and REGISTRY MAGIC INCORPORATION.

                              PRELIMINARY STATEMENT

         The parties have entered into an Agreement and Plan of Merger dated as of February 11, 2000 (the "Merger Agreement") and have agreed to amend certain provisions of the Merger Agreement as set forth below.

         NOW, THEREFORE, in consideration of the agreements contemplated herein, and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties intend to be legally bound, agree as follows:

         1. The provisions of this Amendment shall govern and control over any conflicting or inconsistent provisions in the Merger Agreement, but except as modified hereby, all provisions of the Merger Agreement remain unmodified and in full force and effect and are hereby reaffirmed by each of the parties hereto. Unless otherwise defined herein, all capitalized terms have the same meaning as provided for therefore in the Merger Agreement.

         2. Section 1.1 of the Merger Agreement is amended inserting the words ", Delaware" after the word corporation on the sixth line of such section.

         3. Section 5.5 shall be amended by inserting the words "and amending its Articles of Incorporation to change its name to Synergex International Corporation" after the words merger in the sixth line of such section.

         4.       Each party represents and warrants the others as follows:

         (a) The execution, delivery and performance of this Agreement (i) has been duly authorized by all necessary or appropriate proceedings, corporate or otherwise; (ii) does not violate a conflict of any provisions of the respective Articles of Incorporation, Bylaws or standing resolutions, if applicable; and
(iii) does not violate or result in a breach or default (with the giving of notice, the passage of time or otherwise) under contract, understanding, judgment, order, writ, law or regulations applicable to the representing party or its assets.

         (b) This Amendment is the valid, legal and binding obligation and the Agreement of the representing party and is enforceable against it in accordance with its terms.

         5. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement and Plan of Merger on the date first written above.

                                     REGISTRY MAGIC INCORPORATED



                                     By:
                                         --------------------------------------
                                         Lawrence Cohen, Its Chairman



                                     SYNERGEX INTERNATIONAL CORPORATION



                                     By:
                                         --------------------------------------
                                         Michelle C. Wong, Its President
                                         and Chief Executive Officer

                                     RMAG ACQUISITION CORP.


                                     By:
                                         --------------------------------------
                                         Lawrence Cohen, Its Chairman



                                     SIC SHAREHOLDERS



                                     ------------------------------------------
                                     Michelle C. Wong



                                     ------------------------------------------
                                     Kenneth Lidster

                                                                      Appendix B



                                VOTING AGREEMENT


         VOTING AGREEMENT ("Agreement"), dated as of February 11, 2000, between Kenneth Lidster ("Lidster"), Michele Wong ("Wong") (individually the "Shareholder" and collectively the "Shareholders") and Registry Magic Incorporated, a Florida corporation ("RMAG"). RMAG is sometimes herein referred to as the "Company".

A. Each Shareholder is the record and beneficial owner of that number of issued and outstanding shares (together with any shares acquired after the date hereof, the "Shares") of Common Stock of Synergex International Corporation, a California corporation ("SIC"), as indicated on Exhibit A attached hereto and made a part hereof, which Shares represent approximately the percentages of the currently issued and outstanding shares of SIC's Common Stock as indicated on Exhibit A.

B. In order to induce RMAG to enter into the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and between SIC and RMAG, RMAG has requested that the Shareholders enter into this Agreement with respect to the Shares.

C. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings given to them in the Merger Agreement.

D. For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in order to induce RMAG to enter into the Merger Agreement, RMAG and the Shareholders hereby agree as follows:

1.       Covenants.

         (a) At any meeting of shareholders of SIC called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, each Shareholder shall, including by initiating a written consent solicitation if requested by RMAG, vote (or cause to be voted) such Shareholder's Shares in favor of the Merger, the adoption by SIC of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement.

         (b) At any meeting of shareholders of SIC or at any adjournment thereof or in any other circumstances upon which the Shareholders' vote, consent or other approval is sought, each Shareholder shall vote (or cause to be voted) such Shareholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SIC or its Subsidiaries or any other Transaction Proposal (as defined in the Merger Agreement) affecting SIC (collectively, "Alternative Transactions") or (ii) any amendment of SIC's Amended and Restated Articles of Incorporation or by-laws or other proposal or transaction involving SIC or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions").

         (c) During the Term of this Agreement, except pursuant to a certain Election Agreement dated February 11, 2000 between Lawrence Cohen, Lidster, Wong, RMAG and SIC, Lidster and Wong shall not, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares to any person other than RMAG or SIC, or their respective designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

2. Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

         (a) Each Shareholder hereby irrevocably grants to and appoints any individual who shall hereafter be designated by RMAG as such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote such Shareholder's Shares, or grant a consent or approval in respect of such Shares, at any meeting of shareholders of SIC or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by SIC of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and (ii) against any Alternative Transaction or Frustrating Transaction.

         (b) Each Shareholder represents that any proxies heretofore given in respect of such Shareholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

         (c) EACH SHAREHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS
SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The Shareholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of ________________ of the ________________________________.

3. Representations and Warranties of the Shareholder The Shareholder hereby represents and warrants to RMAG as follows:

         (a) Authorization. Each Shareholder has the legal capacity to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding obligation of the Shareholder enforceable against him or her in accordance with its terms. If the Shareholder is married and the Shares constitute community property under applicable law, the spouse of each Shareholder shall consent to be bound by the provisions of this Agreement by executing the Consent of Spouse attached hereto as Exhibit B and made a part hereof.

         (b) No Conflict. The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under term of any law or agreement or arrangement to which the Shareholder is a party or by which the Shareholder is bound, (ii) require any filing with or authorization by any governmental entity or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Shareholder is entitled under any provision of any agreement or other instrument binding on the Shareholder.

         (c) Ownership of Shares. Each Shareholder is the record and beneficial owner of the Shares free and clear of any and all liens, pledges, restrictions, charges or other adverse claims of any kind or nature. Each Shareholder has the sole voting power, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all the matters set forth in this Agreement, in each case with respect to all of the Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Except for the Election Agreement referred to above none of the Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. Each Shareholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder. The Shareholder owns of record or beneficially no shares of SIC Common Stock other than such Shareholder's Shares.

         (d) Merger Agreement. Each Shareholder understands and acknowledges that RMAG is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

4. Board Approval. The Board of Directors of RMAG have, to the extent required by applicable law, duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof no restrictive provision of any "fair price," "moratorium," "control-share acquisition," "interested shareholders" or other similar anti-takeover statute or regulation (including, without limitation, Sections 607.0901 and 607.0902 of the Florida Business Corporation Act) or restrictive provision of any applicable anti-takeover provision in the Articles of Incorporation or by-laws of RMAG is, or will be, applicable to RMAG, the Shares, the Merger or any other transaction contemplated by this Agreement.

5.       Miscellaneous.

         (a) Notices. All notices shall be in writing and shall be given as follows:


         if to Wong to:                               if to Lidster to:

         ---------------                              ---------------

         ---------------                              ---------------

         ---------------                              ---------------


---------------

         with a copy to:

         ---------------                              ---------------

         ---------------                              ---------------

         ---------------                              ---------------

         if to RMAG to:

         Registry Magic Incorporated
         3998 FAU Boulevard, Suite 200-105
         Boca Raton, FL 33431
         Attention: Lawrence Cohen

         with a copy to:

         Atlas, Pearlman, Trop & Borkson, P. A.
         350 East Las Olas Boulevard, Suite 1700
         Fort Lauderdale, Florida 33301
         Telecopy: 954-766-7800
         Attention: Joel D. Mayersohn, Esq.

or to such other address as may have been designated in a prior notice pursuant to this Section. Notices shall be deemed effectively served and delivered upon receipt.

         (b) Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by the Shareholder without the prior written consent of RMAG. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the parties hereto any rights or benefits hereunder.

         (c) Governing Law. This Agreement will be governed by and construed under California law, without regard to conflict of laws principles thereof.

         (d) Waivers. Compliance with the provisions. of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

         (e) Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all the parties hereto and that specifically refers to this Agreement.

         (f) Entire Agreement. This Agreement and the Merger Agreement are the exclusive statement of the agreement among the parties hereto concerning the subject matter hereof.

         (g) Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         (h) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         (i) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

         (j) Further Assurances. RMAG and the Shareholders will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement and to vest the power to vote each Shareholder's Shares as contemplated by Sections 1 and 2.

         (k) Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earliest to occur of (i) consummation of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, unless prior to such termination a person or entity shall have made a Transaction Proposal and (iii) twenty-four months from the date hereof. Sections 1(b) and 2(a)(ii) shall terminate on the earlier of (x) the date computed in accordance with the preceding sentence and (y) six months after the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 5(k) shall relieve the Shareholder from liability for breach of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             REGISTRY MAGIC INCORPORATED


                                             By:      /s/ Lawrence Cohen
                                                ------------------------------
                                                Name:  Lawrence Cohen
                                                Title: Chairman



                                                     /s/ Kenneth Lidster
                                                ------------------------------
                                                Kenneth Lidster, a Shareholder

                                                     /s/ Michele C. Wong
                                                ------------------------------
                                                Michele C. Wong, a Shareholder

                                                                     Appendix C


                                VOTING AGREEMENT


         VOTING AGREEMENT ("Agreement"), dated as of February 11, 2000, between Alliant Holding & Transfer Company ("Alliant" or "Shareholder") and Synergex International Corporation, a California corporation ("SIC"). SIC is sometimes herein referred to as the "Company".

A. The Shareholder is the record and beneficial owner of that number of issued and outstanding shares (together with any shares acquired after the date hereof, the "Shares") of Common Stock of Registry Magic Incorporated, a Florida corporation ("RMAG"), as indicated on Exhibit A attached hereto and made a part hereof, which Shares represent approximately the percentages of the currently issued and outstanding shares of RMAG's Common Stock as indicated on Exhibit A.

B. In order to induce SIC to enter into the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and between SIC and RMAG, SIC has requested that the Shareholders enter into this Agreement with respect to the Shares.

C. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings given to them in the Merger Agreement.

D. For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in order to induce SIC to enter into the Merger Agreement, SIC and the Shareholder hereby agree as follows:

1. COVENANTS.

         (a) At any meeting of shareholders of RMAG called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, Alliant shall, including by initiating a written consent solicitation if requested by SIC, vote (or cause to be voted) the Shares in favor of the Merger, the adoption by RMAG of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement.

         (b) At any meeting of shareholders of RMAG or at any adjournment thereof or in any other circumstances upon which Alliant's vote, consent or other approval is sought, Alliant shall vote (or cause to be voted) the Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by RMAG or its Subsidiaries or any other Transaction Proposal (as defined in the Merger Agreement) affecting RMAG (collectively, "Alternative Transactions") or
(ii) any amendment of RMAG's Amended and Restated Articles of Incorporation or by-laws or other proposal or transaction involving RMAG or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions").

2. GRANT OF IRREVOCABLE PROXY COUPLED WITH AN INTEREST; APPOINTMENT OF PROXY.

         (a) The Shareholder hereby irrevocably grants to and appoints any individual who shall hereafter be designated by SIC as such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote such Shareholder's Shares, or grant a consent or approval in respect of such Shares, at any meeting of shareholders of RMAG or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by RMAG of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and (ii) against any Alternative Transaction or Frustrating Transaction.

         (b) The Shareholder represents that any proxies heretofore given in respect of such Shareholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

         (c) THE SHAREHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS
SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The Shareholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 607.0722 of the Florida Business Corporation Act.

3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder hereby represents and warrants to SIC follows:

         (a) AUTHORIZATION. The Shareholder has the legal capacity to execute, deliver and perform this Agreement. This Agreement constitutes a valid and binding obligation of the Shareholder enforceable against it in accordance with its terms.

         (b) NO CONFLICT. The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under term of any law or agreement or arrangement to which the Shareholder is a party or by which the Shareholder is bound, (ii) require any filing with or authorization by any governmental entity or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Shareholder is entitled under any provision of any agreement or other instrument binding on the Shareholder.

         (c) OWNERSHIP OF SHARES. The Shareholder is the record and beneficial owner of the Shares free and clear of any and all liens, pledges, restrictions, charges or other adverse claims of any kind or nature. The Shareholder has the sole voting power, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all the matters set forth in this Agreement, in each case with respect to all of the Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Except for the Election Agreement referred to above none of the Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. The Shareholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of the Shareholder. The Shareholder owns of record or beneficially no shares of RMAG Common Stock other than such Shareholder's Shares.

         (d) MERGER AGREEMENT. The Shareholder understands and acknowledges that SIC is entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.

4. BOARD APPROVAL. The Board of Directors of SIC have, to the extent required by applicable law, duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof no restrictive provision of any "fair price," "moratorium," "control- share acquisition," "interested shareholders" or other similar anti-takeover statute or regulation or restrictive provision of any applicable anti-takeover provision in the Articles of Incorporation or by-laws of SIC is, or will be, applicable to SIC, the Shares, the Merger or any other transaction contemplated by this Agreement.

5. MISCELLANEOUS.

         (a) NOTICES. All notices shall be in writing and shall be given as follows:

         if to Alliant to:

         Alliant Holding & Transfer Company
         3311 Northeast 26th Avenue
         Lighthouse Point, FL 33064
         Attention: Lawrence Cohen

         with a copy to:

         Atlas Pearlman, P.A.
         350 East Las Olas Blvd., Suite 1700
         Fort Lauderdale, Florida  33301
         Attention: Joel D. Mayersohn, Esq.

         if to SIC to:

         Synergex International Corporation
         2330 Gold Meadow Way
         Gold River, CA 95670
         Attention: President and General Counsel

         with a copy to:

         McDonough, Holland & Allen
         555 Capital Mall, Ninth Floor
         Sacramento, CA 95814
         Attention: Nancy P. Lee, Esq.

or to such other address as may have been designated in a prior notice pursuant to this Section. Notices shall be deemed effectively served and delivered upon receipt.

         (b) BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by the Shareholder without the prior written consent of SIC. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the parties hereto any rights or benefits hereunder.

         (c) GOVERNING LAW. This Agreement will be governed by and construed under Florida law, without regard to conflict of laws principles thereof.

         (d) WAIVERS. Compliance with the provisions. of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

         (e) MODIFICATION. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all the parties hereto and that specifically refers to this Agreement.

         (f) ENTIRE AGREEMENT. This Agreement and the Merger Agreement are the exclusive statement of the agreement among the parties hereto concerning the subject matter hereof.

         (g) SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         (i) ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

         (j) FURTHER ASSURANCES. SIC and the Shareholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement and to vest the power to vote each Shareholder's Shares as contemplated by Sections 1 and 2.

         (k) TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earliest to occur of (i) consummation of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, unless prior to such termination a person or entity shall have made a Transaction Proposal and (iii) twenty-four months from the date hereof. Sections 1(b) and 2(a)(ii) shall terminate on the earlier of (x) the date computed in accordance with the preceding sentence and (y) six months after the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 5(k) shall relieve the Shareholder from liability for breach of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            SYNERGEX INTERNATIONAL
                                            CORPORATION



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                   ----------------------------



                                            ALLIANT HOLDING & TRANSFER
                                            COMPANY, a Shareholder



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                   ----------------------------

                                    EXHIBIT A

                    SHAREHOLDERS' OWNERSHIP OF SHARES OF RMAG

                                                                      Appendix D


CALIFORNIA CORPORATIONS CODE
TITLE 1. CORPORATIONS
DIVISION 1. GENERAL CORPORATION LAW
CHAPTER 13. DISSENTERS' RIGHTS

SS. 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE
          PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

         (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

         (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

         (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

         (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SS. 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR
          PURCHASE; TIME; CONTENTS

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SS. 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED
          SECURITIES

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.


SS. 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET
          VALUE; FILING; TIME OF PAYMENT

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SS. 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR
          MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SS. 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT;
          PAYMENT; APPEAL; COSTS

         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SS. 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SS. 1307. DIVIDENDS ON DISSENTING SHARES

         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SS. 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF
          DEMAND FOR PAYMENT

         Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SS. 1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

         (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SS. 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS;
          LITIGATION OF SHAREHOLDERS' APPROVAL

         If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SS. 1311. EXEMPT SHARES

         This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SS. 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER
          OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Item 21. Exhibits and Financial Statement Schedules.

         (a) Exhibits. The following is a complete list of exhibits filed as part of this registration statement and which are incorporated in this document.


Exhibit No.       Document
-----------       --------
 2.1              Agreement and Plan of Merger, as amended*
 3.1              Articles of Incorporation, as amended(1)
 3.2              Form of Certificate of Amendment to Registry Magic's Articles of Incorporation*
 3.3              By-Laws(1)
 4.1              Voting Agreement between Michele Wong, Kenneth Lidster and Registry Magic*
 4.2              Voting Agreement between Alliant Holding Corp. and Synergex International Corporation*
 4.3              Election Agreement between Michele Wong, Kenneth Lidster, Lawrence Cohen, Registry Magic
                  Incorporated and RMAG Acquisition Corp.*
 5.1              Opinion of Atlas Pearlman, P.A.
10.1              1999 Stock Option Plan(1)
10.2              Employment Agreement with Lawrence Cohen(1)
10.3              Line of Credit Agreement between Synergex International Corporation and Registry Magic
                  Incorporated*
10.4              Form of Employment Agreement with Michele Wong
10.5              Management Services Agreement between Synergex International Corporation and Registry Magic
                  Incorporated*
21.               Subsidiaries of the Registrant*
23.1              Consent of BDO Seidman, LLP*
23.2              Consent of PricewaterhouseCoopers LLP*
23.3              Consent of Atlas Pearlman, P.A. (contained in such firm's opinion filed as Exhibit 5.1)
27.1              Financial Data Schedule - Registry Magic Incorporated*
27.2              Financial Data Schedule - Synergex International Corporation*

--------
* Filed herewith

(1) Filed as an exhibit to Registry's Registration Statement on Form SB-2 (File No. 333-47715) as filed with and declared effective by the Commission on May 28, 1998.

Item 22.  Undertakings.

(A) The undersigned Registrant undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for the other Items of the applicable form.

         The Registrant undertakes that every prospectus (i) that is filed under the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant by the indicated provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus under Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned Registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 15, 2000.

                                      REGISTRY MAGIC INCORPORATED

                                      By: /s/ Lawrence Cohen
                                      --------------------------------------
                                      Lawrence Cohen, Acting Chief Executive
                                      Officer and Chairman

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

Signature                                    Title                               Date
---------                                    -----                               ----
/s/ Lawrence Cohen                           Acting Chief Executive              May 15, 2000
------------------------------------         Officer and Chairman
Lawrence Cohen                               (Principal Executive
                                             Officer)

/s/ Cornelia Eldridge                        Director                            May 15, 2000
------------------------------------
Cornelia Eldridge

                                             Director                            May 15, 2000
------------------------------------
Renney Senn

/s/ David Kaye                               Director                            May 15, 2000
------------------------------------
David Kaye

/s/ Martin Scott                             Treasurer and Secretary             May 15, 2000
------------------------------------         (Principal Financial
Martin Scott                                 and Accounting Officer)


                                  EXHIBIT INDEX

Exhibit No.       Document
-----------       --------
 2.1              Agreement and Plan of Merger, as amended*
 3.1              Articles of Incorporation, as amended(1)
 3.2              Form of Certificate of Amendment to Registry Magic's Articles of Incorporation*
 3.3              By-Laws(1)
 4.1              Voting Agreement between Michele Wong, Kenneth Lidster and Registry Magic*
 4.2              Voting Agreement between Alliant Holding Corp. and Synergex International Corporation*
 4.3              Election Agreement between Michele Wong, Kenneth Lidster, Lawrence Cohen, Registry Magic
                  Incorporated and RMAG Acquisition Corp.*
 5.1              Opinion of Atlas Pearlman, P.A.
10.1              1999 Stock Option Plan(1)
10.2              Employment Agreement with Lawrence Cohen(1)
10.3              Line of Credit Agreement between Synergex International Corporation and Registry Magic
                  Incorporated*
10.4              Form of Employment Agreement with Michele Wong
10.5              Management Services Agreement between Synergex International Corporation and Registry Magic
                  Incorporated*
21.               Subsidiaries of the Registrant
23.1              Consent of BDO Seidman, LLP*
23.2              Consent of PricewaterhouseCoopers LLP*
23.3              Consent of Atlas Pearlman, P.A. (contained in such firm's opinion filed as Exhibit 5.1)
27.1              Financial Data Schedule - Registry Magic Incorporated*
27.2              Financial Data Schedule - Synergex International Corporation*

-------------
* Filed herewith

(1) Filed as an exhibit to Registry's Registration Statement on Form SB-2 (File No. 333-47715) as filed with and declared effective by the Commission on May 28, 1998.